EXHIBIT 10.48

AMENDED AND RESTATED INDENTURE AND CREDIT AGREEMENT

by and among

PEAKS TRUST 2009-1,

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Indenture Trustee and Collateral Agent

and

DEUTSCHE BANK NATIONAL TRUST COMPANY

as Lender Trustee

Dated as of December 31, 2010

EXHIBIT B-2	FORM OF SUBORDINATED NOTE	B-2-1
EXHIBIT B-3	FORM OF LOAN NOTE	B-2-1
EXHIBIT C	FORM OF ADMINISTRATOR’S PAYMENT DATE CERTIFICATE	C-1
EXHIBIT D-1	FORM OF INVESTMENT LETTER FOR SENIOR NOTES	D-1-1
EXHIBIT D-2	FORM OF INVESTMENT LETTER FOR SUBORDINATED NOTE	D-2-1
EXHIBIT E	FORM OF MONTHLY REPORTS	E-1
EXHIBIT F	FORM OF OFFICER’S CERTIFICATE OF THE SECURED PARTY PURSUANT TO SECTION 2.11(N)	F-1

AMENDED AND RESTATED INDENTURE AND CREDIT AGREEMENT

THIS AMENDED AND RESTATED INDENTURE AND CREDIT AGREEMENT, dated as of December 31, 2010 (as amended, supplemented, restated or otherwise modified from time to time pursuant to the terms hereof, this “Agreement”), is by and among PEAKS TRUST 2009-1, a statutory trust duly organized and existing under the laws of the State of Delaware (the “Issuer”), DEUTSCHE BANK TRUST COMPANY AMERICAS, a banking corporation duly organized and operating under the laws of the State of New York, as indenture trustee (in such capacity, the “Indenture Trustee”) and as collateral agent (in such capacity, the “Collateral Agent” and in its capacities as Indenture Trustee and Collateral Agent, the “Secured Party”), and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as lender trustee (the “Lender Trustee”). All capitalized terms used in these preambles and granting clauses shall have the same meanings assigned thereto in Article I hereof.

W I T N E S S E T H :

WHEREAS, the Issuer has been formed as a statutory trust under the laws of the State of Delaware pursuant to the Trust Agreement, dated as of December 23, 2009 (as amended and restated on the Closing Date, the “Trust Agreement”), between Access Group, Inc., as depositor (the “Depositor”) and Deutsche Bank Trust Company Delaware, as owner trustee (the “Owner Trustee”) and that by proper action has duly authorized the execution and delivery of this Agreement, which Agreement (i) provides for the issuance and payment of student loan asset-backed senior notes (the “Senior Notes”) which Senior Notes will be purchased by certain of the Senior Creditors pursuant to the Senior Notes Note Purchase Agreement and a subordinate variable funding note (the “Subordinated Note,” and together with the Senior Notes, the “Notes”) (ii) sets forth the terms and conditions and provides for the repayment of a loan (the “Loan” and together with the Notes, the “Credit”, and together with the Senior Notes, the “Senior Credit”) to be evidenced by a promissory note or notes (the “Loan Notes”) and to be made by the Lender that is party to that certain loan agreement (the “Loan Agreement”) dated as of the Closing Date among the Issuer, the Secured Party and the Lender; and

WHEREAS, pursuant to the Loan Agreement, the Lender has appointed and authorized Deutsche Bank Trust Company Americas to act as Collateral Agent hereunder and to enter into this Agreement on behalf of the Lender and to take all action required or authorized to be taken by the Secured Party under this Agreement on behalf of the Lender; and

WHEREAS, the Secured Party has agreed to accept the trusts herein created upon the terms herein set forth; and

WHEREAS, it is hereby agreed among the Issuer, the Secured Party, the Lender Trustee and the Creditors (each Registered Owner of Notes evidencing its consent by its execution of the related Note Purchase Agreement and the Lender evidencing its consent by its execution of the Loan Agreement) that in the performance of any of the agreements of the Issuer herein contained, any obligation it may thereby incur for the payment of money shall not be general debt on its part, but shall be secured by and payable solely from the Trust Estate, payable in such order of preference and priority as provided herein;

WHEREAS, the Issuer, the Secured Party and the Lender Trustee entered into the original Indenture and Credit Agreement dated January 20, 2010 (the “Original Agreement”);

WHEREAS, the Issuer, the Secured Party and the Lender Trustee, with the consent of the Guarantor and the Majority Priority Class Creditors, wish to amend and restate the Original Agreement; and

NOW, THEREFORE, each of the Issuer and the Lender Trustee, in consideration of the premises and acceptance by the Secured Party of the trusts herein created, of the purchase and acceptance of the Notes by the Registered Owners thereof, of the making of the Loan by the Lender, of the acknowledgement by the Secured Party of the Granting Clauses set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby GRANT, CONVEY, PLEDGE, TRANSFER, ASSIGN AND DELIVER to the Secured Party, for the benefit of the Creditors, all of the moneys, rights and properties described in the Granting Clauses A through E below (collectively, the “Trust Estate”), as follows:

GRANTING CLAUSE A

The Available Funds (other than moneys paid out or released from the lien of the Trust Estate as provided herein);

GRANTING CLAUSE B

All moneys and investments held in the Accounts created under Section 5.01 hereof, including all proceeds thereof and all income thereon;

GRANTING CLAUSE C

The Financed Loans (other than Financed Loans released from the lien of the Trust Estate as provided herein), the related Promissory Notes, and all obligations of the obligors and any co-obligors thereunder including all moneys accrued and paid thereunder;

GRANTING CLAUSE D

The rights of the Issuer in and to the Servicing Agreement, the Loan Purchase Agreement, and the Administration Agreement, as the same relate to the Financed Loans; and

GRANTING CLAUSE E

All proceeds from any property described in these Granting Clauses and any and all other property, rights and interests of every kind or description that from time to time hereafter is granted, conveyed, pledged, transferred, assigned or delivered to the Secured Party as additional security hereunder.

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, it is understood and agreed that the rights of the Registered Owners of the Subordinated Note with respect to the Trust Estate and the proceeds thereof shall be subordinate in all respects to the rights of the Senior Creditors with respect to the Trust Estate and the proceeds thereof. The Registered Owner of the Subordinated Note, by entering into the Subordinated Note Note Purchase Agreement, agrees that the Subordinated Note will be subordinate in all respects to the Senior Credit.

TO HAVE AND TO HOLD the Trust Estate, whether now owned or held or hereafter acquired, unto the Secured Party and its successors or assigns;

IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the equal and proportionate benefit and security of all present and future Senior Creditors, without preference of any Senior Credit over any other, and for enforcement of the payment of the Senior Credit in accordance with their terms, and all other sums payable hereunder or on the Senior Credit, and for the performance of and compliance with the obligations, covenants and conditions of this Agreement, as if all the Senior Credit at any time Outstanding had been executed and delivered simultaneously with the execution and delivery of this Agreement;

PROVIDED, HOWEVER, that if the Issuer, its successors or assigns, shall well and truly pay, or cause to be paid, the principal of the Credit and the interest, Ordinary Administrative Expenses and all other amounts payable pursuant to Section 5.03(b) hereof with respect thereto due and to become due thereon, or provide fully for payment thereof as herein provided, at the times and in the manner mentioned in this Agreement according to the true intent and meaning hereof, and shall make all required payments into the related Account as required under Article V hereof, or shall provide, as permitted hereby, for the payment thereof by depositing with the Secured Party sums sufficient to pay or to provide for payment of the entire amount due and to become so due as herein provided, then this Agreement (other than Section 7.05 hereof) and the rights hereby granted shall cease, terminate and be void and the Trust Estate shall be released to the Issuer; otherwise, this Agreement shall be and remain in full force and effect;

NOW, THEREFORE, it is mutually covenanted and agreed as follows:

ARTICLE I

DEFINITIONS AND USE OF PHRASES

Capitalized terms used herein and not otherwise defined shall have the meanings set forth below, unless the context clearly requires otherwise:

“Access Group” shall mean Access Group, Inc., a Delaware nonstock corporation

“Account” shall mean each of the accounts created pursuant to Section 5.01 hereof.

“Acquisition Account” shall mean the Account by that name created pursuant to Section 5.01 hereof and further described in Section 5.02 hereof, including any Subaccounts created therein.

“Administration Agreement” shall mean the Administration Agreement, dated as of January 20, 2010, among the Issuer, the Administrator, the Guarantor, the Owner Trustee and the Secured Party, as amended, supplemented, restated or otherwise modified from time to time pursuant to the terms thereof.

“Administration Fee” shall mean a fee payable to the Administrator on each Payment Date in an amount equal to the product of (i) 1/12, (ii) 0.20% and (iii) the Senior Credit Balance prior to the application of any payments on such Payment Date (or, after the Senior Credit Balance has been reduced to zero, the Outstanding Amount of the Subordinated Note prior to the application of any payments on such Payment Date).

“Administrator” shall mean Access Group, in its capacity as administrator of the Issuer, or any successor thereto in accordance with the Administration Agreement.

“Affiliate” shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” shall have the meaning set forth in the preambles hereto.

“Amendment” shall mean an amendment hereto executed pursuant to Article VIII hereof.

“Amendment Consent Fee” shall mean 0.50% of the Outstanding Amount of the Senior Credit as of December 31, 2010.

“Arranging Agent” shall mean Deutsche Bank AG, London Branch as arranging agent hereunder, and any successor thereto.

“Arranging Agent Fee” shall mean, with respect to any Payment Date, an amount equal to the product of (i) 1/12 and (ii) the Arranging Agent Fee Rate and (iii) 95.43% of the Senior Credit Balance prior to the application of payments on such Payment Date.

“Arranging Agent Fee Carryover Amount” shall mean, with respect to any Payment Date, an amount equal to all accrued and unpaid Arranging Agent Fees for all prior Payment Dates.

“Arranging Agent Fee Rate” means 1.00% per annum.

“Asset/Liability Ratio” shall mean a fraction determined on each Monthly Measurement Date and expressed as a percentage, the numerator of which is the sum of (a) the aggregate Outstanding Amount of the Financed Loans (other than Defaulted Loans) plus accrued and unpaid interest on such Financed Loans as of the end of the related Collection Period and (b) the amounts on deposit in the Collection Account and the Reserve Account as of the end of the related Collection Period, and the denominator of which is the aggregate Outstanding Amount of the Senior Credit plus accrued and unpaid interest thereon as of the end of the related Collection

Period less amounts on deposit in the Acquisition Account as of the end of the related Collection Period. For the purpose of calculating the Asset/Liability Ratio, amounts described in clause (a) of the definition of “Available Funds” and Net Refunded Amounts shall be treated as received during a Collection Period, and included in the balance of the Collection Account or the Acquisition Account, as applicable, if they are received by the Servicer during such Collection Period and thereafter transmitted to the Secured Party prior to the Monthly Measurement Date.

“Asset/Liability Test” shall mean a test which will be satisfied (i) on each Monthly Measurement Date on which no Trigger is in effect, if the Asset/Liability Ratio is greater than or equal to 105% and (ii) on each Monthly Measurement Date on which a Trigger is in effect, if the Asset/Liability Ratio is greater than or equal to 140%.

“Authorized Representative” shall mean the Owner Trustee, the Administrator or any Person duly authorized by the Trust Agreement to act on the Issuer’s behalf.

“Available Funds” shall mean, with respect to a Payment Date, the following amounts received to the extent not previously distributed: (a) all collections received with respect to the Financed Loans, other than Net Refunded Amounts; (b) all interest earned or gain realized from the investment of amounts in the Collection Account, the Reserve Account and the Acquisition Account; (c) on each Payment Date on and after the earlier of (i) the Payment Date in July 2011 or (ii) the first Payment Date immediately following the end of the Transfer Period, any amounts remaining on deposit in the Acquisition Account in excess of the sum of (1) those amounts required for the purchase of additional Participation Interests with respect to Partially Disbursed Student Loans and (2) amounts required for the purchase of Eligible Loans that are scheduled to be disbursed, or Participation Interests for which the first scheduled disbursement is, prior to July 31, 2011, including with respect to the amounts described in clauses (1) and (2), all associated Syndication Agent Fees and Originating Lender Premiums; (d) all amounts received from the Originating Lender pursuant to a repurchase of Financed Loans pursuant to Section 15 of the Loan Purchase Agreement, and (e) on the Payment Date in January 2013, amounts transferred from the Reserve Account.

“Base Financed Loan Balance” shall mean the amount of the proceeds of a Financed Loan (or with respect to a Participation Interest, the related Eligible Loan) disbursed to or for the account of the Guarantor to be credited to the account of a student in payment of a portion of such student’s cost of education, less any payments, refunds, credits or cancellations in respect thereof.

“Basic Documents” shall mean this Agreement, the Trust Agreement, the Servicing Agreement, the Administration Agreement, the Loan Purchase Agreement, the Guarantee Agreement, the Senior Notes Note Purchase Agreement, the Subordinated Note Note Purchase Agreement, the Loan Agreement, the Purchase Obligation Agreement, the Lender Trustee Agreement, the Senior Notes, the Subordinated Note and the Loan Notes.

“Business Day” shall mean any day other than a Saturday, a Sunday, a holiday or any other day on which banks located in New York, New York or the cities in which the Principal Offices of the Secured Party or Administrator are located, are authorized or permitted by law, regulation or executive order to close.

“Call Premium” shall mean (i) on any Payment Date on or prior to the Payment Date in January 2011, 3.00% of the Principal Payment Amount for such Payment Date, (ii) on any Payment Date on and after the Payment Date in February 2011 and on or prior to the Payment Date in January 2012, 2.00% of the Principal Payment Amount for such Payment Date and (iii) on any Payment Date on and after the Payment Date in February 2012 and on or prior to the Payment Date in January 2013, 1.00% of the Principal Payment Amount for such Payment Date.

“Certificateholder” shall mean Access Group or any transferee as provided in the Trust Agreement.

“Certificate of Trust” shall mean the certificate filed with the Secretary of State of the State of Delaware establishing the Issuer under Delaware law.

“Closing Date” shall mean January 20, 2010.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Each reference to a section of the Code herein shall be deemed to include the United States Treasury Regulations, including applicable temporary and proposed regulations, relating to such section which are applicable to the Notes or the use of the proceeds thereof. A reference to any specific section of the Code shall be deemed also to be a reference to the comparable provisions of any enactment which supersedes or replaces the Code thereunder from time to time.

“Collateral Agent” shall mean Deutsche Bank Trust Company Americas, a banking corporation duly organized and operating under the laws of the State of New York, acting in its capacity as collateral agent under this Agreement and the Loan Agreement, or any successor collateral agent designated pursuant to this Agreement.

“Collection Account” shall mean the Account by that name created pursuant to Section 5.01 hereof and further described in Section 5.03 hereof.

“Collection Period” shall mean, (i) with respect to any Payment Date other than the first Payment Date, the calendar month preceding the month in which such Payment Date occurs (unless any Payment Date falls in the calendar month after the month in which such Payment Date would have occurred if the 27th day of the month in which the Payment Date was scheduled to occur was a Business Day, in which case the Collection Period with respect to such Payment Date will be the second calendar month preceding the month of such Payment Date) and (ii) with respect to the first Payment Date, the period beginning on the Closing Date and ending on the last day of the second calendar month preceding the month in which such Payment Date occurs.

“Credit” shall have the meaning set forth in the preambles hereto.

“Creditors” shall mean the Registered Owners of Notes and the Lender.

“Debt” shall mean (a) all indebtedness or other obligations of ITT ESI for borrowed money or for the deferred purchase price of property or services (excluding current accounts payable in the ordinary course of business); (b) all indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services, to the extent the payment or collection of which ITT ESI has guaranteed or in respect of which ITT ESI is liable, contingently or otherwise, including, without limitation, liability by way of agreement to purchase, to provide funds for payment, to supply funds to or otherwise to invest in such other Person, or otherwise to assure a creditor against loss, excluding however, (i) endorsements on instruments for collection in the ordinary course of business, and (ii) the amount of any potential liability for guarantees or other payment obligations that under GAAP are not required to be, and have not been, recorded as a liability in ITT ESI financial statements; (c) all indebtedness or other obligations of ITT ESI for borrowed money or for the deferred purchase price of property or services to the extent the same are secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts) owned by ITT ESI, whether or not ITT ESI has assumed or become liable for the payment of such indebtedness or obligations, and (d) capitalized lease obligations of ITT ESI; provided, however, that “Debt” shall not include amounts in respect of tuition that is shown as deferred revenue on ITT ESI’s financial statements.

“Defaulted Loan” shall mean a Financed Loan with respect to which (a) any required payment has become more than 180 days delinquent (without regard to whether such payment was later made) or (b) the Servicer has received notice that the borrower is deceased.

“Depositor” shall mean Access Group, and its successors and assigns pursuant to the terms of the Trust Agreement.

“EBITDA” shall mean, for ITT ESI for any period, net income for such period plus (a) without duplication and to the extent deducted in determining net income for such period, the sum of (i) interest expense for such period, (ii) income tax expense for such period, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any extraordinary charges for such period and (v) any other non cash charges for such period (but excluding any non-cash charge in respect of an item that was included in net income in a prior period), minus (b) without duplication and to the extent included in net income, any extraordinary gains and any non-cash items of income for such period, all calculated for ITT ESI on a consolidated basis in accordance with GAAP.

“Eligible Institution” shall mean an institution of higher education operated by ITT ESI.

“Eligible Loan” shall mean a student loan that is originated in accordance with the Program Guidelines.

“Eligible Loans Acquisition Certificate” shall mean a certificate of the Administrator in substantially the form attached as Exhibit A hereto.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Event of Bankruptcy” shall mean (a) the Issuer or the Guarantor shall have commenced a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall have made a general assignment for the benefit of creditors, or shall have declared a moratorium with respect to its debts or shall have failed generally to pay its debts as they become due, or shall have taken any action to authorize any of the foregoing; or (b) an involuntary case or other proceeding shall have been commenced against the Issuer or the Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property provided such action or proceeding is not dismissed within 60 days.

“Event of Default” shall have the meaning specified in Article VI hereof.

“Final Maturity Date” shall mean (i) with respect to the Senior Credit, the Payment Date in January 2020 and (ii) with respect to the Subordinated Note, the Payment Date in March 2026.

“Financed Loan” shall mean an Eligible Loan or Participation Interest sold to the Issuer pursuant to the Loan Purchase Agreement.

“Fiscal Year” shall mean the fiscal year of the Issuer, which shall be the same as the fiscal year of the Depositor (initially April 1 to March 31) as established from time to time.

“GAAP” shall mean generally accepted accounting principles as in effect from time to time in the United States.

“Gross Refunded Amount” shall mean, with respect to any Refunded Financed Loan, the portion of the Base Financed Loan Balance of such Refunded Financed Loan that is being refunded or credited to the borrower’s account in accordance with the Program Guidelines.

“Guarantee” shall mean any obligation, contingent or otherwise, of the Guarantor guaranteeing or having the economic effect of guaranteeing any indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the Guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such indebtedness or other obligation of the payment thereof or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such indebtedness or other obligation; provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee Agreement” shall mean the Guarantee Agreement dated as of January 20, 2010 between the Guarantor and the Secured Party, as amended, supplemented, restated or otherwise modified from time to time pursuant to the terms thereof.

“Guaranteed Payments” shall have the meaning ascribed to such term in the Guarantee Agreement.

“Guarantor” shall mean ITT ESI.

“Higher Education Act” shall mean the Higher Education Act of 1965, as amended.

“Indenture Trustee” shall mean Deutsche Bank Trust Company Americas, a banking corporation duly organized and operating under the laws of the State of New York, acting in its capacity as indenture trustee under this Agreement, or any successor trustee designated pursuant to this Agreement.

“Initial Loan Balance” means $75,000,000.

“Initial Senior Credit Balance” means the sum of the Initial Senior Notes Balance and the Initial Loan Balance.

“Initial Senior Notes Balance” means $225,000,000.

“Initial Subordinated Note Balance” means $0.

“Interest Accrual Period” shall mean, with respect to the Senior Credit, (i) with respect to the first Payment Date, the period commencing on and including the Closing Date and ending on and including the day immediately preceding such Payment Date and (ii) with respect to each Payment Date thereafter, the period beginning on and including the Payment Date immediately preceding such Payment Date and ending on and including the day immediately preceding such Payment Date.

“Interest Rate” shall mean, with respect to the Senior Credit and any Interest Accrual Period, a per annum rate equal to the LIBOR Rate plus 5.50%.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

“Investment Securities” shall mean:

(a) direct obligations of, or obligations on which the timely payment of the principal of and interest on which are unconditionally and fully guaranteed by, the United States of America;

(b) interest-bearing time or demand deposits, certificates of deposit or other similar banking arrangements with a maturity of one month or less with any bank, trust company, national banking association or other depository institution, including those of the Secured Party, provided that, at the time of deposit or purchase such depository institution has commercial paper which is rated “A-1+” by S&P and “P-1” by Moody’s; and

(c) shares of a money market fund rated at least “AAAm” or “AAAm-G” by S&P and “Aaa” by Moody’s, including funds for which the Secured Party or an Affiliate thereof acts as investment advisor or provides other similar services for a fee.

“Issuer” shall mean PEAKS Trust 2009-1, a statutory trust organized and existing under the laws of the State of Delaware, and any successor thereto.

“Issuer Order” shall mean a written order signed in the name of the Issuer by an Authorized Representative and delivered to the Secured Party.

“ITT ESI” shall mean ITT Educational Services, Inc., a Delaware corporation.

“Lender” shall mean Wells Fargo Bank, N.A together with its successors and permitted assigns.

“Lender Trustee Agreement” shall mean the lender trustee agreement dated as of the Closing Date between the Issuer and the Lender Trustee.

“Lender Trustee” shall have the meaning set forth in the preambles hereto.

“LIBOR Business Day” shall mean any day on which banks in London and New York City are open for the transaction of international business.

“LIBOR Rate” shall mean, for any Interest Accrual Period, a rate per annum equal to the rate per annum at which United States dollar deposits having a maturity of one month are offered to prime banks in the London interbank market which appears on Reuters Page LIBOR01 as of approximately 11:00 a.m., London time, on the second LIBOR Business Day preceding the first day of such Interest Accrual Period. If such rate does not appear on Reuters Page LIBOR01, the rate shall be determined on the basis of the rate at which deposits in United States dollars having a maturity of one month are offered to prime banks in the London interbank market by four major banks in the interbank market selected by the Secured Party and in a principal amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time. The Secured Party shall request the principal London office of each of such banks to provide a quotation of its rate. If at least two quotations are provided, the “LIBOR Rate” shall be the arithmetic mean (rounded upwards, if necessary, to the nearest one-hundredth of one percent) of such offered rates. If fewer than two quotations are provided, the “LIBOR Rate” shall be the arithmetic mean (rounded upwards, if necessary, to the nearest one-hundredth of one percent) of the rates quoted at approximately 11:00 a.m., New York City time, on such date by three major banks in New York, New York selected by the Secured Party for loans in United States dollars to leading European banks having a maturity of one month, and in a principal amount of not less than U.S. $1,000,000; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, the “LIBOR Rate” in effect for such Interest Accrual Period shall be the LIBOR Rate in effect for the immediately preceding Interest Accrual Period. Notwithstanding the foregoing, in no event shall the LIBOR Rate be less than 2. 00%. For the avoidance of doubt, with respect to the Interest Accrual Period preceding the January 2011 Payment Date, the LIBOR Rate shall be 2.00% beginning on December 31, 2010.

“Lien” shall mean a security interest, lien, charge, pledge, equity, mortgage or encumbrance of any kind.

“Loan” shall have the meaning set forth in the preambles hereto.

“Loan Agreement” shall have the meaning set forth in the preambles hereto.

“Loan Notes” shall have the meaning given to such term in Section 2.01(c) hereof.

“Loan Purchase Agreement” shall mean the Private Education Loan Origination and Sale Agreement dated as of the Closing Date among Access Group, as originating agent, the Originating Lender, the Issuer, the Lender Trustee, the Secured Party and the Guarantor, as amended, supplemented, restated or otherwise modified from time to time pursuant to the terms thereof.

“Majority Priority Class Creditors” shall mean, on any date of determination, Priority Class Creditors that (i) represent more than 50% of the aggregate Outstanding Amount of the Priority Class Credit and (ii) include each Priority Class Creditor that holds 25% or more of the aggregate Outstanding Amount of the Priority Class Credit.

“Maturity” when used with respect to any Note or the Loan, shall mean the date on which the principal thereof becomes due and payable as therein or herein provided, whether at its Final Maturity Date, by earlier prepayment or purchase, or by declaration of acceleration.

“Maximum Subordinated Note Balance” shall mean, with respect to the Subordinated Note, $95,937,703.

“Monthly Interest Amount” shall mean, with respect to the Senior Credit and any Payment Date, the sum of (i) interest accrued on the Outstanding Amount of the Senior Credit as of the first day of the related Interest Accrual Period (after giving effect to payments made on such date) during the related Interest Accrual Period at the Interest Rate and (ii) any Monthly Interest Amount unpaid on the immediately preceding Payment Date, with interest thereon at the Interest Rate for the current Payment Date. Interest on the Senior Credit in respect of any Payment Date will accrue during the related Interest Accrual Period on the basis of a year consisting of 360 days and the actual number of days in such Interest Accrual Period.

“Monthly Measurement Date” shall mean, with respect to a Payment Date, the fifth Business Day preceding such Payment Date.

“Monthly Report” shall have the meaning ascribed to such term in Section 4.13(b) hereof.

“Moody’s” shall mean Moody’s Investors Service, Inc., its successors and assigns.

“Net Refunded Amount” shall mean, with respect to any Refunded Financed Loan, the product of (i) 72% and (ii) the related Gross Refunded Amount.

“Note Purchase Agreement” shall mean the Senior Notes Note Purchase Agreement or the Subordinated Note Note Purchase Agreement, as applicable.

“Notes” shall mean the Senior Notes and the Subordinated Note.

“Officer’s Certificate” shall mean (i) in the case of the Issuer, a certificate signed by any Authorized Representative of the Issuer and delivered to the Secured Party, and (ii) in the case of the Depositor, the Administrator or the Servicer, a certificate signed by any authorized officer of the Depositor, the Administrator or the Servicer, as applicable.

“Opinion of Counsel” shall mean one or more written opinions of counsel who may, except as otherwise expressly provided in this Agreement, be employees of or counsel to the Owner Trustee, the Issuer, the Administrator, the Servicer, the Lender Trustee, the Guarantor or an Affiliate of any of the foregoing and who shall be reasonably satisfactory to the Secured Party, and which opinion or opinions shall be addressed to the Secured Party and shall be in form and substance satisfactory to the Secured Party.

“Ordinary Administrative Expenses” shall mean, in respect of each Interest Accrual Period, (i) the Secured Party Fee, (ii) the Owner Trustee Fee, (iii) the Administration Fee, and (iv) the Servicing Fee.

“Originating Lender” shall mean Liberty Bank, N.A.

“Originating Lender Premium” shall mean a premium payable by the Issuer to the Originating Lender for its sale of the Financed Loans in the amount of 1.05% of the Base Financed Loan Balance of each Financed Loan.

“Outstanding” shall mean, (i) when used in connection with the Senior Credit, (a) a Senior Note that has been executed and delivered pursuant to this Agreement and which, at such date of determination, remains unpaid as to principal or interest and (b) the Loan under the Loan Agreement if, at such date of determination, the Loan remains unpaid as to principal or interest and (ii) when used in connection with the Subordinated Note, the Subordinated Note that has been executed and delivered pursuant to this Agreement to the extent the Subordinated Note, at such date of determination, remains unpaid as to principal, in each case excluding any Notes that have been replaced by a new Note pursuant to Sections 2.03 or 2.04 hereof or any Credit with respect to which provision has been made for payment as described in the Basic Documents.

“Outstanding Amount” shall mean (i) with respect to the Financed Loans and any date of determination, the aggregate principal amount of the Financed Loans outstanding at such date of determination, (ii) with respect to the Senior Credit and any Payment Date and on each day during an Interest Accrual Period, the excess of (a) the Initial Senior Credit Balance over (b) the aggregate of amounts actually paid as principal to the holders of the Senior Credit and (iii) ) with respect to the Subordinated Note, the excess of (a) the aggregate amount of Subordinated Note Advances over (b) the sum of (i) the aggregate of amounts actually paid as principal to the holder of the Subordinated Note pursuant to Section 5.03(b) or pursuant to the second to last paragraph of Section 5.02 and (ii) 28% of the Gross Refunded Amount with respect to any Refunded Financed Loan.

“Owner Trustee” shall mean Deutsche Bank Trust Company Delaware, a Delaware banking corporation, solely in its capacity as the owner trustee of the Issuer under the Trust Agreement.

“Owner Trustee Fee” shall mean a fee payable to the Owner Trustee on each Payment Date in an amount equal to the product of (i) 1/12, (ii) 0.01% and (iii) the Senior Credit Balance prior to the application of any payments on such Payment Date (or, after the Senior Credit Balance has been reduced to zero, the Outstanding Amount of the Subordinated Note prior to the application of any payments on such Payment Date).

“Partially Disbursed Student Loan” shall have the meaning ascribed to such term in the Loan Purchase Agreement.

“Participation Interests” shall have the meaning ascribed to such term in the Loan Purchase Agreement.

“Payment Date” shall mean the 27th day of each calendar month (or, in the event such 27th day is not a Business Day, the next succeeding Business Day). The initial Payment Date shall be March 1, 2010.

“Payment Date Certificate” shall mean a certificate of the Administrator, substantially in the form of Exhibit C hereto, delivered to the Secured Party pursuant to Section 4.13 hereof.

“Person” shall mean an individual, corporation, partnership, joint venture, association, joint stock company, trust, estate, limited liability company, unincorporated organization or government or agency or political subdivision thereof.

“Plan” shall have the meaning set forth in Section 2.03 hereto.

“Principal Payment Amount” shall mean, (i) on any Payment Date on or prior to the Payment Date in January 2011, the product of (a) 97.08737864% and (b) all Available Funds remaining after payment of amounts in clauses (i) through (iv) of Section 5.03(b), (ii) on any Payment Date on and after the Payment Date in February 2011 and on or prior to the Payment Date in January 2012, the product of (a) 98.03921569% and (b) all Available Funds remaining after payment of amounts in clauses (i) through (iv) of Section 5.03(b), (iii) on any Payment Date on and after the Payment Date in February 2012 and on or prior to the Payment Date in January 2013, the product of (a) 99.00990099% and (b) all Available Funds remaining after payment of amounts in clauses (i) through (iv) of Section 5.03(b), and (iv) on any Payment Date on and after the Payment Date in February 2013, all Available Funds remaining after payment of amounts in clauses (i) through (iv) of Section 5.03(b), in each case, until the Outstanding Amount of the Senior Credit has been reduced to zero.

“Principal Office” shall mean the designated office of the party indicated, as set forth in Section 9.01 hereof or elsewhere in this Agreement.

“Priority Class Credit” shall mean, (i) on any date on which the Outstanding Amount of the Senior Credit is greater than zero, the Senior Credit, and (ii) after the date on which the aggregate Outstanding Amount of the Senior Credit is reduced to zero, the Subordinated Note.

“Priority Class Creditors” shall mean, (i) on any date on which the Outstanding Amount of the Senior Credit is greater than zero, the Senior Creditors, acting as a single class, pro rata, with identical rights and remedies, and (ii) after the date on which the aggregate Outstanding Amount of the Senior Credit is reduced to zero, the Registered Owner of the Subordinated Note.

“Program Guidelines” shall mean the Program Guidelines attached to the Loan Purchase Agreement setting forth the requirements, documents and other information relating to the Financed Loans purchased thereunder, as amended as provided in the Loan Purchase Agreement.

“Promissory Note” shall mean the electronic record of the application and loan agreement evidencing a Financed Loan.

“PTCE” shall have the meaning set forth in Section 2.03 hereto.

“Purchase Amount” shall mean with respect to any Financed Loan an amount equal to the Outstanding Amount of such Financed Loan, plus accrued interest thereon to the date of payment.

“Purchase Obligation Agreement” shall mean the purchase obligation agreement dated as of January 20, 2010 among the Guarantor, the Secured Party and the initial Senior Creditors.

“Purchase Price” shall mean, with respect to any Financed Loan, an amount equal to 101.05% of the Base Financed Loan Balance of such Financed Loan, plus accrued and unpaid interest thereon since its origination.

“Quarterly Measurement Date” shall mean the last day of each fiscal quarter of the Guarantor.

“Quarterly Report” shall mean a quarterly report of the Guarantor in substantially the form attached as Exhibit B to the Guarantee Agreement.

“Record Date” shall mean, with respect to any Payment Date, the last Business Day of the month immediately preceding the calendar month in which the Payment Date occurs.

“Refunded Financed Loan” shall mean any Financed Loan for which all or a portion of the Base Financed Loan Balance has been refunded or cancelled in accordance with the Program Guidelines.

“Register” shall have the meaning set forth in Section 2.03.

“Registered Owner” shall mean, with respect to any Note, the Person in whose name such Note is registered in the registration books of the Registrar.

“Registrar” shall have the meaning set forth in Section 2.03 and shall initially be Deutsche Bank Trust Company Americas, as Secured Party.

“Reserve Account” shall mean the Account by that name created pursuant to Section 5.01 hereof and further described in Section 5.04 hereof.

“Reserve Account Deposit” shall mean $36,000,000.

“Responsible Officer” shall mean when used with respect to the Secured Party any officer within the corporate trust department of the Secured Party (including any vice president, assistant vice president, treasurer, assistant treasurer, trust officer or any other officer of the Secured Party) (a) who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and (b) who shall have direct responsibility for the administration of this Agreement.

“Reuters Page LIBOR01” shall mean the display page so designated on the Reuters Money 3000 Service (or such other page as may replace that page on that service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

“S&P” shall mean Standard & Poor’s Ratings Group, a Division of The McGraw-Hill Companies, Inc., and its successors and assigns.

“Secured Party” shall have the meaning set forth in the preambles hereto.

“Secured Party Fee” shall mean a fee payable to the Secured Party on each Payment Date in an amount equal to the product of (i) 1/12, (ii) 0.04% and (iii) the Senior Credit Balance prior to the application of any payments on such Payment Date (or, after the Senior Credit Balance has been reduced to zero, the Outstanding Amount of the Subordinated Note prior to the application of any payments on such Payment Date).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Legend” shall mean the following legend: “THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE IN ACCORDANCE WITH THE NOTE PURCHASE AGREEMENT, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY PURSUANT TO AN EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS. BY ITS PURCHASE OF THIS NOTE IN ACCORDANCE WITH THE NOTE PURCHASE AGREEMENT, THE PURCHASER SHALL REPRESENT THAT IT IS (I) AN “ACCREDITED INVESTOR” AS THAT TERM IS DEFINED UNDER RULE 501(a)(1), (2), (3) or (7) OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT OR (II) A “QUALIFIED INSTITUTIONAL BUYER” AS THAT TERM IS DEFINED IN RULE 144A PROMULGATED UNDER THE SECURITIES ACT.”

“Senior Credit” shall have the meaning set forth in the preambles hereto.

“Senior Credit Balance” shall mean, with respect to any date of determination, the sum of the Outstanding Amount of the Senior Notes and the Outstanding Amount of the Loan with respect to such date of determination.

“Senior Creditors” shall mean the Registered Owners of Senior Notes and the Lender.

“Senior Notes” shall have the meaning set forth in the preambles hereto.

“Senior Notes Note Purchase Agreement” shall mean the note purchase agreement, dated as of January 20, 2010, between the Issuer and each initial Registered Owner of Senior Notes and acknowledged by the Secured Party, pursuant to which such Registered Owner purchased its Senior Notes, as amended, supplemented, restated or otherwise modified from time to time pursuant to the terms thereof.

“Senior Purchase Price” shall mean, with respect to any Financed Loan, an amount equal to the sum of (i) 72.00% of the Base Financed Loan Balance, (ii) the related Originating Lender Premium and (iii) all accrued and unpaid interest on such Financed Loan since origination.

“Servicer” shall mean Access Group and any other additional servicer or successor servicer selected by the Issuer.

“Servicing and Collections Advisor” shall mean Moehn Management Inc. and any successor thereto selected by the Issuer.

“Servicing Agreement” shall mean the Agreement for Servicing Private Student Loans, dated as of January 20, 2010, among the Issuer, the Secured Party, the Guarantor and Access Group, as Servicer.

“Servicing Fee” shall mean the “Basic Servicing Fee” set forth in the Servicing Agreement.

“Short Term Investments” shall mean:

(a) direct obligations of, or obligations on which the timely payment of the principal of and interest on which are unconditionally and fully guaranteed by, the United States of America with a maturity of one year or less;

(b) interest-bearing time or demand deposits, certificates of deposit or other similar banking arrangements with a maturity of one year or less with any bank, trust company, national banking association or other depository institution, including those of the Secured Party, provided that, at the time of deposit or purchase such depository institution has commercial paper which is rated “A-1+” by S&P and “P-1” by Moody’s; and

(c) shares of a money market fund rated at least “AAAm” or “AAAm-G” by S&P and “Aaa” by Moody’s, including funds for which the Secured Party or an Affiliate thereof acts as investment advisor or provides other similar services for a fee.

“Similar Law” shall have the meaning set forth in Section 2.03 hereto.

“Subaccount” shall mean any subaccount which may be created and established within any Account established pursuant to this Agreement.

“Subordinated Note” shall have the meaning set forth in the preambles hereto.

“Subordinated Note Advance” shall mean an advance of moneys by the Registered Owner of the Subordinated Note pursuant to Section 2.01 hereof and evidenced by the Subordinated Note.

“Subordinated Note Funding Date” shall mean each date on which a Subordinated Note Advance is made under the Subordinated Note Note Purchase Agreement.

“Subordinated Note Note Purchase Agreement” shall mean the note purchase agreement, dated as of January 20, 2010, between the Issuer and ITT ESI and acknowledged by the Secured Party, pursuant to which ITT ESI agrees to make Subordinated Note Advances, as amended, supplemented, restated or otherwise modified from time to time pursuant to the terms thereof.

“Subordinated Purchase Price” shall mean, with respect to any Financed Loan, an amount equal to the excess of the Purchase Price for such Financed Loan over the Senior Purchase Price for such Financed Loan.

“Supplement” shall mean an agreement supplemental hereto executed pursuant to Article VIII hereof.

“Syndication Agent” shall mean Deutsche Bank Securities Inc., a Delaware corporation, as syndication agent hereunder, and any successor thereto.

“Syndication Agent Agreement” shall mean the Syndication Agent Agreement dated as of January 20, 2010 among the Syndication Agent, the Issuer and the Guarantor.

“Syndication Agent Fee” shall mean an amount equal to 4.00% of the Base Financed Loan Balance of each Student Loan (or Partially Disbursed Student Loan) purchased (or Participation Interest purchased) by the Issuer.

“Transfer Period” shall mean the period beginning on the Closing Date and ending on the date on which all Eligible Loans originated or approved by the Originating Lender in accordance with the Program Guidelines, prior to its receipt of notice of the occurrence of an Event of Default under this Agreement, have been purchased by the Issuer.

“Trigger” shall mean, with respect to any Payment Date, the occurrence of any of the following as of any prior Quarterly Measurement Date (which has not been cured as of a subsequent Quarterly Measurement Date), in each case as reported by the Guarantor in the related Quarterly Report delivered pursuant to the Guarantee Agreement and calculated for the Guarantor and its majority owned subsidiaries on a consolidated basis (except, with respect to the third and fourth bulleted clauses below, to the extent any such majority owned subsidiary is subject to any restriction that limits such subsidiary’s ability to dividend or distribute to the Guarantor any (i) funds contained in the entries “cash,” “cash equivalents,” “restricted cash” and “short-term investments” (or any such substantially similar category that is a successor to any such category as noted on the financial statements of the Guarantor) on the balance sheet of the Guarantor or (ii) Short Term Investments of the Guarantor):

•	the ratio of the Guarantor’s Debt on such date (exclusive of the amount of Guarantees that under GAAP are not required to be recorded as a liability on the Guarantor’s financial statements) to its EBITDA for the period of the four consecutive fiscal quarters ended on such date is greater than 2.50:1.00; or

•	the ratio of the Guarantor’s Debt on such date (inclusive of the amount of Guarantees that under GAAP are not required to be recorded as a liability on the Guarantor’s financial statements) to its EBITDA for the period of the four consecutive fiscal quarters ended on such date is greater than 3.50:1.00; or

•	the sum of the entries “cash,” “cash equivalents” and “restricted cash” (or any such substantially similar category that is a successor to any such category as noted on the financial statements of the Guarantor) on the balance sheet of the Guarantor, determined in accordance with GAAP, plus Short Term Investments of the Guarantor, is less than $100,000,000; or

•	the sum of the entries “cash,” “cash equivalents,” “restricted cash” and “short-term investments” (or any such substantially similar category that is a successor to any such category as noted on the financial statements of the Guarantor) on the balance sheet of the Guarantor, determined in accordance with GAAP, plus the amount available to be drawn under a revolving credit facility available to the Guarantor is less than $200,000,000.

•	schools owned and operated by the Guarantor representing more than 25% of the Guarantor’s revenues for the four consecutive fiscal quarters ended on such date are ineligible to receive funds provided pursuant to Title IV of the Higher Education Act.

“Trust Agreement” shall have the meaning set forth in the preambles hereto.

“Trust Estate” shall mean the property described as such in the Granting Clauses hereto.

“Voting Party” shall mean, (i) for so long as (a) no Trigger has occurred and is continuing and (b) no default has occurred and is continuing under the Guarantee Agreement, the Guarantor, and (ii) in all other cases, the Majority Priority Class Creditors.

Words importing the masculine gender include the feminine and neuter genders, and words importing the feminine gender include the masculine and neuter genders. Words importing persons include firms, associations and corporations. Words importing the singular number include the plural number and vice versa. Additional terms are defined in the body of this Agreement.

Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if ITT ESI notifies the Secured Party that ITT ESI requests an amendment to any provision hereof that relates to computation of a Trigger to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II

CREDIT DETAILS AND FORM OF NOTES; SUBORDINATED NOTE ADVANCES

Section 2.01. Credit Details. No Credit may be issued under this Agreement except in accordance with the provisions of this Article. The Senior Notes, together with the Secured Party’s certificate of authentication, shall be issued on the Closing Date in substantially the form set forth in Exhibit B-1 hereto with an aggregate initial principal amount equal to the Initial Senior Notes Balance and the Subordinated Note shall be issued on the Closing Date in substantially the form set forth in Exhibit B-2 hereto. The Loan Notes shall be issued on the Closing Date in substantially the form set forth in Exhibit B-3 hereto with an aggregate initial principal amount equal to the Initial Loan Balance. The Notes and the Loan Notes shall be issued in definitive form, typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Authorized Representatives executing the Notes and the Loan Notes, as evidenced by their execution of the Notes and the Loan Notes.

(a) Senior Notes. Each Senior Note issued pursuant to this Agreement shall bear interest during each Interest Accrual Period at a per annum rate equal to the Interest Rate. The Outstanding Amount of each Senior Note shall be reflected by a notation on the Register, and such notation shall be adjusted from time to time by the Registrar to reflect decreases in the Outstanding Amount thereof resulting from any principal payments thereon made pursuant to Section 5.03. On each Payment Date, each Senior Note shall be entitled to payment of Call Premium, if any, payable on such Payment Date. No Senior Note may be transferred in a denomination of less than $100,000.

(b) Subordinated Note. The Subordinated Note issued pursuant to this Agreement shall not bear interest. The Outstanding Amount of the Subordinated Note on each Subordinated Note Funding Date shall be reflected by a notation on the Register, and such notation shall be adjusted from time to time by the Registrar to reflect (i) increases in the Outstanding Amount thereof resulting from Subordinated Note Advances being made to the Issuer and (ii) decreases resulting from any principal payments thereon made pursuant to Section 5.03(b) and the second to last paragraph of Section 5.02 and from reductions in the Outstanding Amount of the Subordinated Note equal to 28% of the Gross Refunded Amount of each Refunded Financed Loan. The Subordinated Note shall be issued as a single note representing the entire Outstanding Amount and Maximum Subordinated Note Balance of the Subordinated Note. Subordinated Note Advances shall be made as set forth in Section 2.3 of the Subordinated Note Note Purchase Agreement. Notwithstanding anything to the contrary contained herein, in no event may the Subordinated Note or any portion of the Outstanding Amount thereof or any obligation to make Subordinated Note Advances thereunder be transferred prior to the expiration of the Transfer Period. No Subordinated Note may be transferred in a denomination of less than $5,000,000.

(c) Loan. Pursuant to the Loan Agreement, the Lender will make the Loan to the Issuer on the terms and conditions of this Agreement in an amount equal to the Initial Loan Amount. The Loan shall bear interest during each Interest Accrual Period at a per annum rate equal to the Interest Rate. The Outstanding Amount of the Loan shall be reflected by a notation on the Register, and such notation shall be adjusted from time to time by the Registrar to reflect decreases in the Outstanding Amount thereof resulting from any principal payments thereon made pursuant to Section 5.03. On each Payment Date, the Lender shall be entitled to payment of Call Premium, if any, payable on such Payment Date. The Loan shall be evidenced by one or more Loan Notes of the Issuer to the Lender substantially in the form of Exhibit B-3 hereto, dated the Closing Date and otherwise duly completed.

Section 2.02. Execution, Authentication and Delivery of the Notes. The Notes shall be executed in the name and on behalf of the Issuer by the manual signature of an Authorized Representative. The Notes may be manually signed or attested on behalf of the Issuer by any person who, at the date of such act, shall hold the proper office or position, notwithstanding that at the date of authentication, issuance or delivery, such person may have ceased to hold such office or position.

Each Note shall be dated the date of its authentication. A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for in Section 2.05 hereof.

Section 2.03. Register; Registration and Transfer of the Credit; Persons Treated as Registered Owners. The Registrar shall keep a register (the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Credit, the registration of transfers of Credit and the notation of changes in the Outstanding Amount of Credit. The Secured Party shall be the initial “Registrar”, which Registrar shall act solely for purposes of this Section 2.03 as the agent of the Issuer. Upon any resignation of any Registrar, the Issuer shall promptly appoint a successor. Notwithstanding such appointment and with the prior written consent of the Issuer, the Secured Party is hereby authorized to make any arrangements with other institutions which it deems necessary or desirable in order that such institutions may perform the duties of transfer agent or Registrar for the Credit.

Subject to the restrictions set forth herein and in the Loan Agreement, the Lender may at any time sell or assign all or any portion of its interest in the Loan and its rights and the obligations due to it as a Lender pursuant to the terms and conditions of this Agreement and the Loan Agreement. In connection with any such sale or assignment, the Lender shall assign and convey all or a portion of the Loan in accordance with the terms and conditions of this Agreement and the Loan Agreement; provided that the Lender may not sell or assign all or any portion of its interest in the Loan in increments of less than $1,000,000. Upon such a sale or assignment and the recordation of such transfer in the Register, the purchaser shall be treated as a Lender for purposes of this Agreement. The Lender may at any time grant participations in all or part of its interest in the Loan and its rights and the obligations due to it under this Agreement and the Loan Agreement in accordance with the terms of this Agreement and the Loan Agreement.

Upon surrender for transfer of a Note or a Loan Note at the Principal Office of the Registrar, duly endorsed for transfer or accompanied by an assignment duly executed by the Registered Owner or the Lender, as applicable, or its attorney duly authorized in writing, and subject to the transfer restrictions of Section 2.09 hereof, within ten Business Days thereafter, (i) the Issuer shall execute and the Secured Party shall authenticate and deliver in the name of the transferee or transferees, one or more new and fully registered Notes or Loan Notes with the same interest rate, Outstanding Amount and Final Maturity Date, as applicable and (ii) the Registrar shall register such transfer in the Register. Each such new Note or Loan Notes shall be payable to such transferee as such transferee may request and shall be substantially in the form of the Note or Loan Note attached as Exhibit B-1, Exhibit B-2 or Exhibit B-3, as applicable. Each such new Senior Note and Loan Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Senior Note or Loan Note or dated the date of the surrendered Senior Note or Loan Note if no interest shall have been paid thereon.

The person in whose name a Note or Loan Note shall be registered in the Register shall be deemed and regarded as the absolute owner thereof or Lender with respect thereto, as applicable, for all purposes, and payment of either principal of or interest on such Note or with respect to the applicable portion of the Loan shall be made only to or upon the written order of the Registered Owner or Lender thereof or its legal representative but such registration may be changed as hereinabove provided. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Note or the Loan to the extent of the sum or sums paid.

By execution of the related Note Purchase Agreement, whether upon original issuance or subsequent transfer, each holder of a Note acknowledges the restrictions on the transfer of a Note set forth in the Securities Legend and agrees that it will transfer the Note only as provided herein. By execution of the Loan Agreement or an assignment and assumption executed in connection therewith, each Lender acknowledges the restrictions on the transfer or assignment of the Loan set forth in the Loan Agreement and agrees that it will transfer or assign the Loan only as provided in the Loan Agreement.

No transfer of a Note shall be made unless such transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws. None of the Issuer, the Secured Party, the Guarantor or the Depositor intends or is obligated to register or qualify any of the Notes or the Loan under the Securities Act or any state securities laws.

The Secured Party shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Agreement or the Loan Agreement or under applicable law with respect to any transfer of any interest in a Note or the Loan other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Agreement or the Loan Agreement, as applicable.

Each initial Registered Owner of a Note and each transferee of a Note shall represent and warrant that such Note may not be acquired by an employee benefit plan or other retirement arrangement subject Section 406 of ERISA or Section 4975 of the Code or by any federal, state, local, non-U.S. or other plan which is subject to substantially similar law (“Similar Law”), (collectively, a “Plan”) or a Person acting on behalf of any such Plan or a Person using the assets of any such Plan, unless the acquisition, holding and disposition of the Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code because it will satisfy the requirements for exemptive relief under Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or the statutory exemption for nonfiduciary service providers under Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code or another applicable administrative or statutory exemption and in the case of a Plan subject to Similar Law, will not result in a non-exempt violation of such substantially similar law.

Each Registered Owner of a Subordinated Note and each transferee of a Subordinated Note shall represent and warrant that it is either (i) a United States Person within the meaning of Section 7701(a)(30) of the Code and is not a partnership or grantor trust under Section 7701(a)(30) of the Code or that it is an S Corporation within the meaning of Section 1361 of the Code or (ii) a nominee for another holder that satisfies the requirements of clause (i).

The Secured Party shall require the payment by any Creditor requesting the exchange or transfer of a Note of any tax or other governmental charge required to be paid with respect to such exchange or transfer. The applicant for any such transfer or exchange may be required to pay all taxes and governmental charges in connection with such transfer or exchange, other than exchanges pursuant to Section 2.04 hereof.

Section 2.04. Lost, Stolen, Destroyed and Mutilated Notes. Upon receipt by the Secured Party of evidence satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of a Note or Loan Note and, in the case of a lost, stolen or destroyed Note or Loan Note, of indemnity satisfactory to it, and upon surrender and cancellation of the Note or Loan Note, if mutilated, (a) within ten Business Days thereafter, the Issuer shall execute, and the Secured Party shall authenticate and deliver, a replacement Note or Loan Note of the same interest rate, Outstanding Amount, Maximum Outstanding Amount and Final Maturity Date, as applicable, in lieu of such lost, stolen, destroyed or mutilated Note or Loan Note or (b) with respect to the Senior Notes and Loan Notes, if such lost, stolen, destroyed or mutilated Senior Note or Loan Note shall have matured or within 15 days shall be due and payable, in lieu of executing and delivering a new Senior Note or Loan Note as aforesaid, the Issuer may pay the Senior Note or related Lender when so due or payable. Any such new Note or Loan Note shall bear a number not contemporaneously outstanding. The applicant for any such new Note or Loan Note may be required to pay all taxes and governmental charges and all expenses and charges of the Issuer and of the Secured Party in connection with the issuance of the Note or Loan Note. The Notes and the Loan shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing conditions are exclusive with respect to the replacement and payment of mutilated, destroyed, lost or stolen Notes and Loan Notes, negotiable instruments or other securities.

Section 2.05. Secured Party’s Certificate of Authentication. The Secured Party’s certificate of authentication upon the Notes and the Loan Notes shall be substantially in the form attached to the form of the Notes and the Loan Notes attached as Exhibit B-1, Exhibit B-2 and Exhibit B-3 hereto. No Note or Loan Note shall be secured hereby or entitled to the benefit hereof, or shall be valid or obligatory for any purpose, unless a certificate of authentication, substantially in such form, has been duly executed by the Secured Party; and such certificate of the Secured Party upon a Note or Loan Note shall be conclusive evidence and the only competent evidence that such Note or Loan Note has been authenticated and delivered hereunder. The Secured Party’s certificate of authentication shall be deemed to have been duly executed by it if manually signed by a Responsible Officer or signatory of the Secured Party, but it shall not be necessary that the same person sign the certificate of authentication on each Note or Loan Note issued hereunder.

Section 2.06. Cancellation and Destruction of Notes and Loan Notes by the Secured Party. Whenever a Note or Loan Note shall be delivered to the Secured Party for the cancellation thereof pursuant to this Agreement, upon payment of the principal amount and interest represented thereby, or for transfer pursuant to Section 2.03 hereof or replacement pursuant to Section 2.04 hereof, such Note or Loan Note shall be promptly cancelled and shall be disposed of in a manner determined by the Secured Party or shall be returned to the Issuer upon the Issuer’s request.

Section 2.07. Payment of Principal and Interest on Senior Credit; Mandatory Prepayment.

(a) Interest on the Senior Credit shall be payable on each Payment Date as specified in Section 5.03(b)(iii)(a) hereof, subject to Section 4.01 hereof. Amounts paid or duly provided for by the Issuer on each Payment Date shall be paid to the Persons in whose name the Senior Notes and the Loan Notes are registered on the related Record Date by wire transfer in immediately available funds to the account designated by the Registered Owner of such Senior Note or by the Lender with respect to such Loan Notes, as applicable, except for the final installment of principal payable with respect to a Senior Note or the Loan on a Payment Date or at Maturity which shall be payable as provided below. The amount of interest distributable to the Senior Creditors will be calculated by applying the Interest Rate for the Interest Accrual Period to the Outstanding Amount of the Senior Credit as of the first day of the related Interest Accrual Period (after giving effect to payments made on such date) and multiplying that product by the actual number of days in the Interest Accrual Period divided by 360.

(b) The principal of each Senior Note and the Loan shall be payable on each Payment Date as provided in Section 5.03(b)(v)(i) hereof. The entire unpaid principal amount of each such Senior Note and the Loan shall be due and payable, if not previously paid, on its Final Maturity Date or on the date on which an Event of Default shall have occurred and be continuing if the Secured Party or the Majority Priority Class Creditors shall have declared the Senior Credit to be immediately due and payable in the manner provided in Section 6.08 hereof. The Secured Party shall notify the Person in whose name a Senior Note is registered or the Lender with respect to a Loan Note at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and interest on the Senior Credit will be paid. Such notice shall be delivered pursuant to Section 9.01 hereof prior to such final Payment Date and shall specify the place where the Senior Notes and the Loan Notes shall be surrendered for cancellation; provided, however, Senior Creditors are not required to surrender their Senior Notes or Loan Notes in order to receive such final payment at Maturity but shall not be entitled to any further payments on their Senior Credit once such Senior Credit has been paid in full.

(c) If the Asset/Liability Ratio computed by the Administrator on any Monthly Measurement Date (i) on which no Trigger is in effect, is less than 105%, the Senior Credit shall be subject to mandatory prepayment on the related Payment Date to the extent necessary to cause the Asset/Liability Ratio to be equal to 105% (computed on such Monthly Measurement Date but after giving effect to such prepayment as if such prepayment had occurred during the related Collection Period) and (ii) on which a Trigger is in effect, is less than 140%, the Senior Credit shall be subject to mandatory prepayment on the related Payment Date to the extent necessary to cause the Asset/Liability Ratio to be equal to 140% (computed on such Monthly Measurement Date but after giving effect to such prepayment as if such prepayment had occurred during the related Collection Period).

(d) In the circumstances described in Section 5.03(c), amounts received from the Guarantor with respect to payments of principal of and interest on the Senior Credit shall be applied as provided in Section 5.03(c).

(e) All payments and prepayments of principal of and interest on the Senior Credit shall be made in lawful money of the United States of America.

Section 2.08. Payment of the Subordinated Note.

(a) The Subordinated Note shall not be entitled to any payments in respect of interest. Amounts paid or duly provided for by the Issuer on the Subordinated Note on a Payment Date on which a payment of principal on the Subordinated Note is due shall be paid to the Person in whose name the Subordinated Note is registered on the related Record Date by wire transfer in immediately available funds to the account designated by the Registered Owner of the Subordinated Note, except for the final installment of principal payable with respect to the Subordinated Note on a Payment Date or at Maturity which shall be payable as provided below.

(b) The principal of the Subordinated Note shall be payable on each Payment Date (i) as provided in Section 5.03(b)(ix) hereof from Available Funds, if any, remaining after Available Funds are applied as provided in Section 5.03(b)(i)-(viii) and (ii) pursuant to the second to last paragraph of Section 5.02. The entire unpaid principal amount of the Subordinated Note shall be due and payable, if not previously paid, at Maturity. The Secured Party shall notify the Person in whose name the Subordinated Note is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of the Subordinated Note will be paid. Such notice shall be delivered pursuant to Section 9.01 hereof prior to such final Payment Date and shall specify the place where the Subordinated Note shall be surrendered for cancellation; provided, however, the Registered Owner of the Subordinated Note is not required to surrender the Subordinated Note in order to receive such final payment at Maturity.

(c) All payments of principal of the Subordinated Note shall be made in lawful money of the United States of America.

Section 2.09. Transfer Restrictions. Each person who is or who becomes a Registered Owner of a Note shall be deemed by the acceptance or acquisition of its Note to have agreed to be bound by the provisions of this Section. The Registered Owner of each Note (other than the Guarantor as Registered Owner of the Subordinated Note) shall qualify as (i) an institutional “accredited investor” as that term is defined under Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act, or (ii) a “qualified institutional buyer” as that term is defined in Rule 144A promulgated under the Securities Act. No Note may be transferred, unless the proposed purchaser or transferee shall have delivered to the Issuer an express agreement substantially in the form of the Investment Letter attached as Exhibit D-1 or Exhibit D-2 hereto, as applicable. Each person who is or who becomes a Lender pursuant to the execution of an assignment and assumption agreement under the Loan Agreement and the registration of transfer of a Loan Note evidencing an interest in the Loan to such Person in accordance with the provisions of this Agreement and the Loan Agreement shall be an “Eligible Assignee” as set forth in the Loan Agreement and have agreed to the restrictions on transfer with respect to its interest in the Loan set forth in the Loan Agreement and this Agreement.

Section 2.10. Subordinated Note Advances. On the terms and conditions set forth in the Subordinated Note Note Purchase Agreement, the Registered Owner of the Subordinated Note shall make Subordinated Note Advances to the Issuer for the purpose of acquiring Eligible Loans pursuant to the terms and provisions of the Loan Purchase Agreement. All such Subordinated Note Advances shall be evidenced by the Subordinated Note and by notations in the Register as provided in Section 2.01(b).

The Secured Party shall deposit the proceeds of each Subordinated Note Advance into the Acquisition Fund on the Business Day of receipt. The Outstanding Amount of the Subordinated Note shall be automatically increased by the amount of Subordinated Note Advances in respect of the Subordinated Note as set forth in Section 2.01(b).

Section 2.11. Conditions to the Loan and Senior Note Purchase. The Registered Owners of Senior Notes will purchase the Senior Notes and the Lender will make the Loan only upon satisfaction or waiver (the purchase of the Senior Notes or the making of the Loan to constitute conclusive evidence of such satisfaction or waiver) of all of the following conditions:

(a) each of the Basic Documents shall have become effective in accordance with its respective terms and shall remain in force and effect and all consents, waivers and approvals necessary for the consummation of the transactions contemplated by such Basic Documents shall have been obtained and shall be in full force and effect , and all other legal matters relating to such Basic Documents and the transactions contemplated thereby, shall be reasonably satisfactory in all respects to the Senior Creditors, and each of the parties to such agreements shall have furnished to the Senior Creditors all documents and information that any of them or their counsel may reasonably request to enable them to pass on such matters;

(b) all of the terms, covenants, agreements and conditions of such Basic Documents required to be complied with and performed by the respective parties to such agreements on or prior to the Closing Date shall have been complied with and performed;

(c) each of the representations and warranties contained in this Agreement and such other Basic Documents made by each of the parties to such agreements shall be true and correct in all material respects as of the Closing Date as though made as of such time (except to the extent that they expressly relate to an earlier time, then such representations and warranties shall be true and correct as of such earlier time);

(d) the Syndication Agent, the Secured Party and the Creditors shall have received the opinions addressed to them of Bingham McCutchen LLP, special counsel for the Issuer, dated the Closing Date as to such matters reasonably requested by the Syndication Agent, including that the Senior Credit will be characterized as indebtedness for federal income tax purposes;

(e) the Syndication Agent, the Secured Party and the Creditors shall have received the opinions addressed to them of Dorsey & Whitney (Delaware) LLP, in its capacity as counsel to the Owner Trustee and Delaware counsel to the Issuer, dated the Closing Date and in form and substance satisfactory to the Syndication Agent, the Secured Party and the Creditors;

(f) the Syndication Agent, the Secured Party and the Creditors shall have received an opinion of Dorsey & Whitney LLP, in its capacity as counsel to the Secured Party, dated the Closing Date and in form and substance satisfactory to the Syndication Agent, the Secured Party and the Creditors;

(g) the Syndication Agent, the Secured Party and the Creditors shall have received an opinion of Dorsey & Whitney LLP, in its capacity as counsel to the Lender Trustee, dated the Closing Date and in form and substance satisfactory to the Syndication Agent, the Secured Party and the Creditors;

(h) the Syndication Agent, the Secured Party and the Creditors shall have received an opinion of Foley & Lardner LLP, in its capacity as counsel to the Administrator, dated the Closing Date and in form and substance satisfactory to the Syndication Agent, the Secured Party and the Creditors;

(i) the Syndication Agent, the Secured Party and the Creditors shall have received an opinion of Foley & Lardner LLP, in its capacity as counsel to the Servicer, dated the Closing Date and in form and substance satisfactory to the Syndication Agent, the Secured Party and the Creditors;

(j) the Syndication Agent, the Secured Party and the Creditors shall have received an opinion of counsel to the Guarantor with respect to the Guarantee Agreement in form and substance satisfactory to the Syndication Agent, the Secured Party and the Creditors;

(k) the Syndication Agent, the Secured Party and the Creditors shall have received evidence satisfactory to each of them that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the office of the Secretary of State of the State of Delaware with respect to the Issuer and the office of the Secretary of the State of New York with respect to the Lender Trustee reflecting the grant of the security interest by the Issuer and the Lender Trustee in the Trust Estate and the proceeds thereof to the Secured Party;

(l) the Syndication Agent, the Secured Party and the Creditors shall have received evidence satisfactory to each of them that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the appropriate filing office reflecting the grant of the security interest pursuant to Section 48 of the Loan Purchase Agreement;

(m) the Syndication Agent, the Secured Party and the Creditors shall have received an Officer’s Certificate of the Issuer dated the Closing Date in form and substance satisfactory to the Syndication Agent, the Secured Party and the Creditors;

(n) the Syndication Agent, the Secured Party and the Creditors shall have received an Officer’s Certificate of the Secured Party (substantially in the form of Exhibit F hereto) dated the Closing Date in form and substance satisfactory to the Syndication Agent, the Secured Party and the Creditors;

(o) the Syndication Agent, the Secured Party and the Creditors shall have received an Officer’s Certificate of the Administrator dated the Closing Date in form and substance satisfactory to the Syndication Agent, the Secured Party and the Creditors; and

(p) the Syndication Agent, the Secured Party and the Creditors shall have received an Officer’s Certificate of the Servicer dated the Closing Date in form and substance satisfactory to the Syndication Agent, the Secured Party and the Creditors.

Section 2.12. Conditions to Subordinated Note Advances. Subordinated Note Advances under the Subordinated Note shall be made by the Registered Owner of the Subordinated Note upon satisfaction or waiver (the purchase of the Subordinated Note to constitute conclusive evidence of such satisfaction or waiver) of the conditions set forth in the Subordinated Note Note Purchase Agreement.

ARTICLE III

PARITY AND PRIORITY OF LIEN; OTHER OBLIGATIONS

Section 3.01. Parity and Priority of Lien. The provisions, covenants and agreements herein set forth to be performed by or on behalf of the Issuer shall be for the equal benefit, protection and security of the Creditors, all of which shall be of equal rank without preference, priority or distinction, except that the Senior Credit shall be senior in preference and priority in all respects to the Subordinated Note and as expressly provided in this Agreement with respect to payments and other priorities.

Section 3.02. Other Obligations. The Available Funds and other moneys, Financed Loans, securities, evidences of indebtedness, interests, rights and properties pledged under this Agreement are and will be owned by the Issuer (except that legal title to the Financed Loans will be held by the Lender Trustee, or, with respect to any Financed Loans that are Participation Interests, by the Originating Lender) free and clear of any Lien thereon or with respect thereto prior to, of equal rank with or subordinate to the respective pledges created by this Agreement, except as otherwise expressly provided herein, and all action on the part of the Issuer to that end has been duly and validly taken. If any Financed Loan is found to have been subject to a Lien at the time such Financed Loan was acquired, the Issuer shall cause such Lien to be released. Except as otherwise provided herein, the Issuer shall not create or voluntarily permit to be created any Lien on the Financed Loans which would be on a parity with, subordinate to, or prior to the lien of this Agreement; shall not do or omit to do or suffer to be done or omitted to be done any matter or things whatsoever whereby the lien of this Agreement or the priority of such lien for the Credit hereby secured might or could be lost or impaired; and will pay or cause to be paid or will make adequate provisions for the satisfaction and discharge of all lawful claims and demands which if unpaid might by law be given precedence to or any equality with this Agreement as a Lien upon the Financed Loans; provided, however, that nothing in this Section shall require the Issuer to pay, discharge or make provision for any such Lien so long as the validity thereof shall be contested by it in good faith, unless the Secured Party has been advised the same will endanger the security for the Credit; and provided further that any subordinate Lien on the Trust Estate (i.e., subordinate to the lien securing the Senior Credit and the Subordinated Note) shall be entitled to no payment from the Trust Estate or any portion thereof, nor may any remedy be exercised with respect to such subordinate Lien against any portion of the Trust Estate until all Senior Credit and the Subordinated Note have been paid or deemed paid hereunder.

ARTICLE IV

PROVISIONS APPLICABLE TO THE CREDIT;

DUTIES OF THE ISSUER; REPRESENTATIONS AND WARRANTIES

Section 4.01. Payment of Principal and Interest. The Issuer covenants that it will promptly pay, but solely from the Trust Estate and payments received under the Guarantee Agreement, the principal of and interest and Call Premium, if any, on each and every Note and the Loan at the places, on the dates and in the manner specified herein and in said Notes and the Loan Notes according to the true intent and meaning thereof. The Credit shall be and is hereby declared to be payable from and equally and ratably secured, except that the Senior Credit shall be senior in preference and priority in all respects to the Subordinated Note, by an irrevocable first lien on and pledge of the properties constituting the Trust Estate, subject to the application thereof as permitted by this Agreement, but in no event shall the Creditors have any right (i) to possession or control of the Promissory Notes or any other part of the Trust Estate, which shall be held only by the Servicer as custodian for the Secured Party, or another agent, bailee or custodian approved by the Majority Priority Class Creditors or (ii) to make claims for payment under the Guarantee Agreement except as provided in Section 6.12.

Section 4.02. Covenants as to Additional Conveyances. At any and all times, the Issuer will promptly duly execute, acknowledge and deliver, or will promptly cause to be done, executed and delivered, all and every such further acts, conveyances, transfers and assurances in law as is necessary or otherwise as the Secured Party shall reasonably require for the better conveying, transferring and pledging and confirming unto the Secured Party, all and singular, the properties constituting the Trust Estate hereby transferred and pledged, or intended so to be transferred and pledged.

Section 4.03. Further Covenants of the Issuer.

(a) The Issuer will cause financing statements and continuation statements with respect thereto at all times to be filed in the offices of the Secretary of State of the States of Delaware and New York, as necessary to perfect and maintain the security interest granted by the Issuer and the Lender Trustee hereunder.

(b) The Issuer will duly and punctually keep, observe and perform each and every term, covenant and condition on its part to be kept, observed and performed, contained in this Agreement and the other agreements to which the Issuer is a party pursuant to the transactions contemplated herein, including but not limited to the Basic Documents to which it is a party, and will punctually perform all duties required by the Trust Agreement and the laws of the State of Delaware.

(c) The Issuer shall operate on the basis of its Fiscal Year.

(d) The Issuer shall cause to be kept full and proper books of records and accounts, in which full, true and proper entries will be made of all dealings, business and affairs of the Issuer which relate to the Notes and the Loan.

(e) The Issuer, upon written request of the Secured Party, a Creditor or the Guarantor, will permit at all reasonable times the Secured Party, each Creditor and the Guarantor, or their agents, accountants and attorneys, to examine and inspect the property, books of account, records, reports and other data relating to the Financed Loans, and will furnish the Secured Party, each Creditor and the Guarantor such other information as each may reasonably request; provided, however, that the Issuer is not required to provide, or cause to be provided, to any Creditor information which is specific to any Eligible Institution or the Financed Loans that is not otherwise provided in the Monthly Report. The Secured Party shall be under no duty to make any such examination unless requested in writing to do so by the Creditors of at least 66 2⁄3% in aggregate Outstanding Amount of the Priority Class Creditors and unless such Creditors shall have offered the Secured Party security and indemnity satisfactory to it against any costs, expenses and liabilities which might be incurred thereby.

(f) The Issuer covenants that electronic copies of all electronic Promissory Notes shall be held and maintained pursuant to the Servicing Agreement.

(g) Notwithstanding anything to the contrary contained herein, except upon the occurrence and during the continuance of an Event of Default hereunder, the Issuer hereby expressly reserves and retains the privilege to receive and, subject to the terms and provisions of this Agreement, to keep or dispose of, claim, bring suits upon or otherwise exercise, enforce or realize upon its rights and interest in and to the Financed

Loans and the proceeds and collections therefrom, and neither the Secured Party nor any Creditors shall in any manner be or be deemed to be an indispensable party to the exercise of any such privilege, claims or suit and the Secured Party shall be under no obligation whatsoever to exercise any such privilege, claim or suit.

(h) Other than indebtedness incurred under the Subordinated Note as a result of Subordinated Note Advances in an amount not to exceed the Maximum Subordinated Note Balance, the Issuer shall not incur any indebtedness for borrowed money other than the indebtedness of the Senior Credit issued on the Closing Date.

Section 4.04. Enforcement of Servicing Agreement and Administration Agreement. The Issuer shall:

(a) cause to be diligently enforced, and take all reasonable steps, actions and proceedings necessary for the enforcement of, all terms, covenants and conditions of the Servicing Agreement and the Administration Agreement, including the prompt collection and payment of all amounts due the Issuer under the Servicing Agreement, including, without limitation, all principal and interest payments that relate to any Financed Loans (and in so doing, the Issuer will comply with the Program Guidelines to the extent that they apply to the Financed Loans);

(b) not permit the release of the obligations of the Servicer or the Administrator under the Servicing Agreement or the Administration Agreement, as applicable, except in conjunction with waivers, amendments or modifications permitted by subsections (f) or (g) of this Section;

(c) at all times, to the extent permitted by law, cause to be defended, enforced, preserved and protected the rights and privileges of the Issuer, the Secured Party and the Creditors under or with respect to the Servicing Agreement and the Administration Agreement;

(d) at its own expense, duly and punctually perform and observe each of its obligations to the Servicer under the Servicing Agreement and the Administrator under the Administration Agreement in accordance with the terms thereof;

(e) give the Secured Party prompt written notice of each material default on the part of the Servicer of its obligations under the Servicing Agreement and on the part of the Administrator of its obligations under the Administration Agreement coming to the Issuer’s attention;

(f) not waive any material default by the Servicer under the Servicing Agreement or the Administrator under the Administration Agreement unless (i) the Voting Party consents thereto and (ii) such waiver will not have a material adverse effect on the Senior Creditors;

(g) not consent or agree to or permit any amendment or modification of the “Basic Servicing Fee” under the Servicing Agreement or the Administration Fee unless (i) the Voting Party consents thereto and (ii) such amendment or modification will not have a material adverse effect on the Senior Creditors;

(h) if the Servicing Agreement or the Administration Agreement is terminated, secure a replacement Servicer for the Financed Loans or Administrator for the Issuer, as applicable, on substantially similar terms as the Servicing Agreement or the Administration Agreement, respectively. The Issuer must obtain the prior consent of the Voting Party to any such replacement Servicer or Administrator and the terms of the replacement servicing agreement or administration agreement;

(i) through the Servicing and Collections Advisor, direct further collection activities on any Financed Loan that is no longer serviced under the Servicing Agreement, other than due to being paid in full, including the selection of a collection agency and the activities to be undertaken; and

(j) if the existing agreement with the Servicing and Collections Advisor is terminated, secure a replacement servicing and collections advisor for the Financed Loans on substantially similar terms as the existing letter agreement. The Issuer must obtain the prior consent of the Voting Party to any such replacement Servicing and Collections Advisor and the terms of the replacement agreement.

Section 4.05. Enforcement of Guarantee Agreement; Actions under Basic Documents. The Secured Party shall:

(a) cause to be diligently enforced, and take all reasonable steps, actions and proceedings necessary for the enforcement of, all terms, covenants and conditions of the Guarantee Agreement, including making demands thereunder for the prompt payment of all amounts due thereunder, as provided in Sections 5.03(c) hereof;

(b) not permit the release of the obligations of the Guarantor under the Guarantee Agreement except as provided in Sections 4.09 or 6.15;

(c) at all times, to the extent permitted by law, cause to be defended, enforced, preserved and protected the rights and privileges of the Secured Party under or with respect to the Guarantee Agreement;

(d) not agree to waive any material default by the Guarantor under the Guarantee Agreement except as provided in Section 6.15;

(e) not consent or agree to or permit any amendment or modification of the Guarantee Agreement except as provided in Section 4.09; and

(f) not give the notice under Section 1.01(HH)(1)(a) of the Servicing Agreement unless the Guarantor has defaulted under the Guarantee Agreement and will thereafter give notice that the Guarantor is again the Voting Party if such default is cured or waived.

Section 4.06. Procedures for Transfer of Funds. In any instance where this Agreement requires a transfer of funds or money from one Account to another, a transfer of ownership in investments or an undivided interest therein may be made in any manner agreeable to the Issuer and the Secured Party, and in the calculation of the amount transferred, interest on the investment which has or will accrue before the date the money is needed in the fund to which the transfer is made shall not be taken into account or considered as money on hand at the time of such transfer.

Section 4.07. Appointment of Agents. The Issuer shall employ and appoint all employees, agents, consultants and attorneys which it may consider necessary.

Section 4.08. Continued Existence. The Issuer agrees that it will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises as a Delaware statutory trust, except as otherwise permitted by this Section. The Issuer further agrees that it will not (a) sell, transfer or otherwise dispose of all or substantially all of its assets (except with respect to sales of Financed Loans as specifically provided herein); (b) consolidate with or merge into another entity; or (c) permit one or more other entities to consolidate with or merge into it. The preceding restrictions in clauses (a), (b) and (c) above shall not apply to a transaction if the transferee or the surviving or resulting entity, if other than the Issuer, by proper written instrument for the benefit of the Secured Party, irrevocably and unconditionally assumes the obligation to perform and observe the agreements and obligations of the Issuer under this Agreement and the other Basic Documents to which the Issuer is a party and the written consent of each of the Creditors and the Guarantor is obtained.

If a transfer, consolidation or merger is made as provided in this Section, the provisions of this Section shall continue in full force and effect and no further transfer shall be made except in compliance with the provisions of this Section.

Section 4.09. Amendment of Guarantee Agreement; Loan Purchase Agreement and Program Guidelines. The Issuer shall notify the Secured Party and each Creditor in writing of any proposed amendment to the Loan Purchase Agreement. The Secured Party shall notify the Issuer and each Creditor in writing of any proposed amendment to the Guarantee Agreement. Neither the Issuer nor the Secured Party shall consent to, nor shall any such amendment become effective unless and until the Secured Party receives the written consent to such amendment from the Majority Priority Class Creditors. The Secured Party shall not consent to any amendment to the Program Guidelines that relates to (i) a change in the terms of the Financed Loans that would be required to be included in the promissory note evidencing the Financed Loans and the Program Guidelines or (ii) the underwriting criteria applicable to the student loans originated in accordance with the Program Guidelines, in each case, without the consent of the Majority Priority Class Creditors.

Section 4.10. Representations; Negative Covenants.

(a) The Issuer hereby makes the following representations and warranties to the Secured Party, the Guarantor and the Creditors on which the Secured Party relies in accepting the Trust Estate and authenticating the Notes and the Loan Notes and on which the Creditors have relied in entering into the related Note Purchase Agreement or the Loan Agreement, as applicable. Such representations and warranties shall survive the transfer and assignment of the Trust Estate to the Secured Party.

(i) Organization and Good Standing. The Issuer is duly organized and validly existing under the laws of the State of Delaware, and has the power to own its assets and to transact the business in which it presently engages.

(ii) Due Qualification. The Issuer is duly qualified to do business and is in good standing, and has obtained all material necessary licenses and approvals, in all jurisdictions where the failure to be so qualified, have such good standing or have such licenses or approvals would have a material adverse effect on the Issuer’s business and operations or in which the actions as required by this Agreement require or will require such qualification.

(iii) Authorization. The Issuer has the power, authority and legal right to create and issue the Notes, to execute, deliver and perform this Agreement and to grant (together with the Lender Trustee) the Trust Estate to the Secured Party and the creation and issuance of the Notes and the Loan, execution, delivery and performance of this Agreement and grant of the Trust Estate to the Secured Party have been duly authorized by the Issuer by all necessary statutory trust action.

(iv) Binding Obligation. This Agreement, assuming due authorization, execution and delivery by the Issuer and Secured Party, the Notes in the hands of the Registered Owners thereof and the Loan constitute legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors’ rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether a proceeding at law or in equity.

(v) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the organizational documents of the Issuer, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Issuer is a party or by which it is bound, or result in the creation or imposition of any lien upon any of its material properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, nor violate any law or any order, rule or regulation applicable to the Issuer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Issuer or any of its properties.

(vi) No Proceedings. There are no proceedings, injunctions, writs, restraining orders or investigations to which the Issuer or any of its Affiliates is a party pending, or, to the best of its knowledge, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of this Agreement, (B) seeking to prevent the issuance of any Notes or the Loan or the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Issuer of its obligations under, or the validity or enforceability of this Agreement.

(vii) Approvals. All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required on the part of the Issuer in connection with the execution and delivery of this Agreement have been taken or obtained on or prior to the Closing Date.

(viii) Tax and Accounting Treatment. The Issuer shall treat the transactions contemplated by the Loan Purchase Agreement as an absolute transfer rather than as a pledge of the Financed Loans (including the Participation Interests) from the Originating Lender for federal income tax and financial accounting purposes and the Issuer will be treated as the beneficial owner of the Financed Loans and the owner of the Participation Interests for all purposes. The Issuer intends to treat the Credit as its indebtedness or the indebtedness of the Certificateholder for federal, state, county, local and foreign income, franchise and other tax purposes and financial accounting purposes.

(ix) Taxes. The Issuer has filed (or caused to be filed) all federal, state, county, local and foreign income, franchise and other tax returns required to be filed by it through the Closing Date, and has paid all taxes reflected as due thereon. There is no pending dispute with any taxing authority that, if determined adversely to the Issuer, would result in the assertion by any taxing authority of any material tax deficiency, and the Issuer has no knowledge of a proposed liability for any tax year to be imposed upon such entity’s properties or assets for which there is not an adequate reserve reflected in such entity’s current financial statements.

(x) Legal Name. The legal name of the Issuer is “PEAKS Trust 2009-1” and has not changed since its inception. The Issuer has no trade names, fictitious names, assumed names or “doing business as” names under which it conducts its business and has made no filing in respect of any such name.

(xi) Business Purpose. The Issuer will acquire the Financed Loans conveyed to it under the Loan Purchase Agreement for a bona fide business purpose and has undertaken the transactions contemplated herein as principal rather than as an agent of any other Person. The Issuer has no subsidiaries, has operated consistently with all requirements for statutory trusts under the laws of the State of Delaware with respect to its operations and has engaged in no other business or activities other than those specified in this Agreement and the other Basic Documents and in accordance with the transactions contemplated herein and therein.

(xii) Compliance with Laws. The Issuer is in compliance in all material respects with all applicable laws and regulations with respect to the conduct of its business and has obtained and maintains all permits, licenses and other approvals as are necessary for the conduct of its operations, including, without limitation, the purchase, holding and collection of the Financed Loans.

(xiii) Valid Business Reasons; No Fraudulent Transfers. The transactions contemplated by this Agreement are in the ordinary course of the Issuer’s business and the Issuer has valid business reasons for granting the Trust Estate pursuant to this Agreement. At the time of each such grant: (A) the Issuer granted the Trust Estate to the Secured Party without any intent to hinder, delay or defraud any current or future creditor of the Issuer; (B) the Issuer was not insolvent and did not become insolvent as a result of any such grant; (C) the Issuer was not engaged and was not about to engage in any business or transaction for which any property remaining with such entity was an unreasonably small capital or for which the remaining assets of such entity are unreasonably small in relation to the business of such entity or the transaction; (D) the Issuer did not intend to incur, and did not believe and should not have reasonably believed that it would incur, debts beyond its ability to pay as they become due; and (E) the consideration received by the Issuer for the grant of the Trust Estate was reasonably equivalent to the value of the grant.

(xiv) No Management of Affairs. The Issuer is not and will not be involved in the day-to-day management of ITT ESI, the Administrator, the Depositor, or any affiliate of the foregoing.

(xv) Ability to Perform. There has been no material impairment in the ability of the Issuer to perform its obligations under this Agreement.

(xvi) Financial Condition. No material adverse change has occurred in the Issuer’s financial status since the date of its formation.

(xvii) Event of Default. No Event of Default has occurred and no event has occurred that, with the giving of notice, the passage of time, or both, would become an Event of Default.

(xviii) No Material Misstatements or Omissions. No information, certificate of an officer, statement furnished in writing or report delivered to the Secured Party, the Administrator, the Servicer, the Guarantor or any Creditor by the Issuer contains any untrue statement of a material fact or omits a material fact necessary to make such information, certificate, statement or report not misleading.

(xix) Grant. It is the intention of the Issuer that the pledge herein contemplated constitutes a grant of a security interest in the Trust Estate to the Secured Party.

(xx) Liens. The Issuer has not caused, suffered or permitted any Lien with respect to the Trust Estate (other than the security interest created in favor of the Secured Party) to be created.

(xxi) Transfer Not Subject to Bulk Transfer Act. No grant of a security interest in the Financed Loans by the Issuer pursuant to this Agreement is subject to any bulk transfer act or any similar statutory provisions in effect in any applicable jurisdiction.

(xxii) No Transfer Taxes Due. No grant of a security interest in the Financed Loans (including all payments due or to become due thereunder) by the Issuer pursuant to this Agreement is subject to or will result in any tax, fee or governmental charge payable by the Issuer to any federal, state or local government.

(b) The Issuer will not:

(i) sell, transfer, exchange or otherwise dispose of any portion of the Trust Estate or any interest therein except as expressly permitted by this Agreement;

(ii) claim any credit on, or make any deduction from, the principal amount of any of the Credit by reason of the payment of any taxes levied or assessed upon any portion of the Trust Estate;

(iii) except as otherwise provided herein, dissolve or liquidate in whole or in part, except with the prior written consent of the Secured Party and, to the extent Credit remains Outstanding, approval of each Creditor;

(iv) permit the validity or effectiveness of this Agreement or any grant hereunder to be impaired, or permit the lien of this Agreement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under this Agreement, except as may be expressly permitted hereby;

(v) except as otherwise provided herein, permit any Lien (other than the Lien of this Agreement) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof;

(vi) permit the Lien of this Agreement on behalf of the Creditors not to constitute a valid, first-priority, perfected security interest in the Trust Estate;

(vii) incur or assume any indebtedness or guarantee any indebtedness of any Person whether secured by the Financed Loans under this Agreement or otherwise, except for such obligations as may be incurred by the Issuer in connection with the issuance of the Notes and the Loan pursuant to this Agreement and unsecured trade payables that arise in the ordinary course of its business;

(viii) operate such that it would be consolidated with the Depositor or any other Affiliate and its separate existence disregarded in any federal or state bankruptcy, insolvency or other similar proceeding;

(ix) act as agent of the Guarantor or allow the Guarantor to act as its agent;

(x) except as provided in the Basic Documents, allow the Depositor or any other Affiliate to pay its expenses, guarantee its obligations, or advance funds to it for payment of expenses; or

(xi) consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Issuer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Issuer; or the Issuer shall not consent to the appointment of a receiver, conservator or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Issuer or of or relating to all or substantially all of its property; or admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

Section 4.11. Additional Covenants. So long as any Credit is Outstanding:

(a) The Issuer shall not engage in any business or activity other than in connection with the activities contemplated hereby and in the other Basic Documents.

(b) [Reserved].

(c) The funds and other assets of the Issuer shall not be commingled with those of any other Person.

(d) The Issuer shall not be, become or hold itself out as being liable for the debts of any other Person.

(e) The Issuer shall not form, or cause to be formed, any subsidiaries.

(f) The Issuer shall act solely in its own name and through its duly authorized officers or agents in the conduct of its business, and shall conduct its business so as not to mislead others as to the identity of the Person with which they are concerned.

(g) The Issuer shall maintain its records and books of account and shall not commingle its records and books of account with the records and books of account of any other Person. The books of the Issuer may be kept (subject to any provision contained in the statutes) inside or outside the State of Delaware at such place or places as may be designated from time to time by the Issuer.

(h) All actions of the Issuer shall be taken by an Authorized Representative.

(i) The Issuer shall not amend, alter, change or repeal any provision contained in this Section without the written consent of each Creditor and the Guarantor with respect to such amendment, alteration, change or repeal.

(j) The Issuer shall not amend its Certificate of Trust or its Trust Agreement without first obtaining the prior written consent of the Majority Priority Class Creditors and the Guarantor.

(k) All audited financial statements of the Issuer that are consolidated with those of any Affiliate thereof will contain detailed notes clearly stating that (i) all of the Issuer’s assets are owned by the Issuer, and (ii) the Issuer is a separate entity from creditors who have received ownership and/or security interests in the Issuer’s assets.

(l) The Issuer will strictly observe legal formalities in its dealings with the Depositor or any Affiliate thereof, and funds or other assets of the Issuer will not be commingled with those of the Depositor or any other Affiliate thereof. The Issuer shall not maintain joint bank accounts or other depository accounts to which the Depositor or any other Affiliate has independent access. None of the Issuer’s funds will at any time be pooled with any funds of the Depositor or any other Affiliate.

(m) Any Person that renders or otherwise furnishes services to the Issuer will be compensated by the Issuer at market rates for such services it renders or otherwise furnishes to the Issuer except as otherwise provided in this Agreement. The Issuer will not hold itself out to be responsible for the debts of the Depositor or the decisions or actions respecting the daily business and affairs of the Depositor.

(n) The Issuer will comply in all material respects with all applicable federal, state and local laws and regulations in connection with its acquisition of the Financed Loans.

(o) Each student loan acquired by the Issuer shall constitute an Eligible Loan and shall have the characteristics described in the Loan Purchase Agreement.

(p) All filings (including, without limitation, Uniform Commercial Code filings) necessary in any jurisdiction to give the Secured Party a first priority perfected security interest in the Trust Estate, including the transfer of Financed Loans from the

Originating Lender to the Lender Trustee and the Issuer pursuant to the Loan Purchase Agreement, will be made on the Closing Date and copies of the file stamped financing statements will be delivered to the Secured Party promptly upon such filing.

Section 4.12. Providing of Notices. The Issuer, upon learning of any failure on its part to observe or perform in any material respect any covenant, representation or warranty of the Issuer set forth in this Agreement or the Basic Documents, shall promptly notify the Secured Party upon learning of such failure, which shall in turn promptly notify each Creditor and the Guarantor. In addition, other than routine periodic notices or notices containing information summarized in the reports set forth in Exhibit E hereto, any notices provided pursuant to this Agreement or any other Basic Document, any waivers provided with respect to the Basic Documents, copies of any amendments to the Basic Documents and copies of any opinions delivered in connection with such amendments received by the Secured Party from the Issuer, or provided to the Issuer by the Secured Party shall be delivered by the Secured Party to each Creditor and the Guarantor not more than five Business Days following its receipt or issuance thereof. The Secured Party shall deliver to each Senior Creditor the Quarterly Report of the Guarantor delivered pursuant to the Guarantee Agreement within five (5) Business Days following receipt threreof.

Section 4.13. Certain Reports.

(a) Not later than the Monthly Measurement Date preceding each Payment Date, the Issuer will cause the Administrator to prepare and provide to the Secured Party (and the Secured Party shall provide each Creditor with a copy not later than one Business Day prior to the Payment Date, which delivery may be by e-mail followed by, upon request of a Creditor, a confirming copy by regular mail (postage prepaid)), a direction in the form of Exhibit C hereto (the “Payment Date Certificate”).

(b) The Secured Party shall provide the Creditors with the reports set forth in Exhibit E hereto (each, a “Monthly Report”) within 15 days after each Payment Date, which delivery may be by e-mail followed by, upon request of a Creditor, a confirming copy by regular mail (postage prepaid), subject to the third sentence of this Section 4.13(b). Prior to its delivery of such Monthly Report to the Creditors in accordance with the immediately preceding sentence, the Secured Party shall confirm with the Guarantor that the Guarantor received such Monthly Report at least three Business Days prior to such date. If the Guarantor does not confirm that it received such Monthly Report at least three Business Days prior to such proposed delivery date, the Secured Party shall not distribute such Monthly Report to Creditors until the date that is three Business Days following the date on which the Guarantor received such Monthly Report. The Secured Party will rely solely upon information furnished to it by the Servicer and the Administrator in connection with information contained within the report (other than information relating to the Secured Party’s fees and expenses, the balances of the Accounts and payments made by the Secured Party with respect to principal and interest on the Senior Credit) and the Secured Party shall not be responsible for the veracity of the information contained within such report.

(c) On the Business Day prior to each Monthly Measurement Date, the Secured Party shall provide the Administrator with the Outstanding Amount of the Senior Credit as of the first day of the related Interest Accrual Period (after giving effect to payments on such date), the Interest Rate for the related Interest Accrual Period and the balances on deposit within the Collection Account, the Acquisition Account and the Reserve Account, each as of such reporting date and as of the last day of the related Collection Period.

(d) The Secured Party may conclusively rely and accept such reports from the Issuer as fulfilling the requirements of this Section.

Section 4.14. Statement as to Compliance. The Issuer will deliver to the Secured Party, within 120 days after the end of each Fiscal Year, a brief certificate from an Authorized Representative including (a) a current list of the Authorized Representatives, and (b) a statement indicating whether or not to the knowledge of the signers thereof the Issuer is in compliance with all conditions and covenants under this Agreement (including, without limitation, the Issuer’s covenant to maintain and file all financing statements and continuation statements referred to in Section 4.03(a) hereof) and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof. A copy of the certificate provided pursuant to this Section shall be delivered by the Secured Party to each Creditor not more than five Business Days following its receipt thereof.

ARTICLE V

ACCOUNTS

Section 5.01. Creation and Continuation of Accounts. There are hereby created and established the following Accounts to be held and maintained by the Secured Party for the benefit of the Creditors:

(a) Acquisition Account;

(b) Collection Account; and

(c) Reserve Account.

The Secured Party is hereby authorized for the purpose of facilitating the administration of the Trust Estate and for the administration of the Credit to create further Accounts, or Subaccounts in any of the various Accounts established hereunder, which are deemed necessary or desirable. Notwithstanding the creation of such Subaccounts, moneys therein shall be available for any purpose for which other moneys in the Account of which such Subaccount is a part are authorized to be applied or used.

Moneys on deposit in such Accounts shall be invested in accordance with Section 5.05 hereof.

Section 5.02. Acquisition Account. On the Closing Date, $264,000,000 of the proceeds of the Loan and the proceeds of the sale of the Senior Notes shall be deposited into the Acquisition Account. The proceeds of each Subordinated Note Advance under the Subordinated Note shall be deposited into the Acquisition Account on each Subordinated Note Funding Date. All Net Refunded Amounts received by the Secured Party or returned Syndication Agent Fees and Originating Lender Premiums with respect to Refunded Financed Loans, as indicated in the Monthly Report, shall be deposited into the Acquisition Account. The Financed Loans shall be held by the Secured Party or an agent, bailee or custodian approved by the Creditors (which may be the Servicer) and shall be pledged as part of the Trust Estate and held as a part of the Acquisition Account.

Moneys on deposit in the Acquisition Account shall be used, (i) upon receipt by the Secured Party of an Eligible Loans Acquisition Certificate, to acquire Financed Loans pursuant to the Loan Purchase Agreement and to pay the Syndication Agent Fee to the Syndication Agent on each day Financed Loans are purchased by the Issuer, and (ii) on January 6, 2011, to pay to the Senior Creditors the Amendment Consent Fee. As indicated in the related Eligible Loan Acquisition Certificate, (a) the portion of the Purchase Price for each Financed Loan acquired pursuant to the Loan Purchase Agreement equal to the related Senior Purchase Price shall be funded from amounts on deposit in the Acquisition Account in respect of the proceeds of the Loan and the proceeds of the sale of the Senior Notes and (b) the portion of the Purchase Price for each Financed Loan acquired pursuant to the Loan Purchase Agreement equal to the related Subordinated Purchase Price shall be funded from amounts on deposit in the Acquisition Account in respect of the proceeds of Subordinated Note Advances.

Except in connection with the exercise of remedies pursuant to Article VI hereof, or as specifically set forth in the Loan Purchase Agreement, Financed Loans shall not be sold, transferred or otherwise disposed of by the Issuer while any Credit is Outstanding.

As indicated in the related Payment Date Certificate, on each Payment Date on and after the earlier of (i) the Payment Date in July 2011 or (ii) the first Payment Date immediately following the end of the Transfer Period, the Secured Party shall transfer to the Collection Account any amounts remaining on deposit in the Acquisition Account in excess of the sum of (1) those amounts required for the purchase of additional Participation Interests with respect to Partially Disbursed Student Loans and (2) amounts required for the purchase of Eligible Loans that are scheduled to be disbursed, or Participation Interests for which the first scheduled disbursement is, prior to July 31, 2011 (including with respect to the amounts described in clauses (1) and (2), all associated Syndication Agent Fees and Originating Lender Premiums) and such amounts shall become part of Available Funds on such Payment Date. On January 6, 2011, the Secured Party shall withdraw the Amendment Consent Fee from amounts on deposit in the Acquisition Account and pay such amount to the Senior Creditors, pro rata, based on the Outstanding Amount of the Senior Credit.

If any proceeds of a Subordinated Note Advance on deposit in the Acquisition Account were intended for the purchase of an Eligible Loan with respect to which all or a portion of such Eligible Loan has been refunded or cancelled in accordance with the Program Guidelines prior to purchase of such Eligible Loan by the Issuer, the Secured Party shall pay the applicable portion of such Subordinated Note Advance to the Servicer for the account of Registered Owner of the Subordinated Note and the Outstanding Amount of the Subordinated Note shall be reduced by the amount so paid.

As indicated in the related Eligible Loan Acquisition Certificate, (i) the Secured Party shall be permitted to reduce any Syndication Agent Fees payable to the Syndication Agent by the amount of Syndication Agent Fees previously paid to the Syndication Agent in respect of any Financed Loan that became a Refunded Financed Loan for which the Syndication Agent has not returned such Syndication Agent Fees to the Issuer and (ii) the Secured Party shall be permitted to reduce the Purchase Price for any Eligible Loan by the amount of Originating Lender Premiums previously paid to the Originating Lender as part of the Purchase Price for any Financed Loan that became a Refunded Financed Loan for which the Originating Lender has not returned such Originating Lender Premiums to the Issuer.

Section 5.03. Collection Account.

(a) Deposits to Collection Account. There shall be deposited to the Collection Account (i) all Available Funds and (ii) any other amounts deposited thereto upon receipt of an Issuer Order. Available Funds on deposit in the Collection Account shall be used to make the payments described in subsection (b) of this Section. The Secured Party may conclusively rely on all written instructions of the Administrator described in this Agreement with no further duty to examine or determine the accuracy of the information contained in any Payment Date Certificate or Issuer Order; provided, however, the Secured Party shall verify the receipt of sufficient Available Funds on the Payment Date to make the payments provided for in the Payment Date Certificate.

(b) Payments on Payment Dates. The Administrator shall instruct the Secured Party in writing no later than the Monthly Measurement Date preceding each Payment Date (pursuant to the Payment Date Certificate and subject to the receipt of sufficient Available Funds) to make the following deposits and distributions from Available Funds on deposit in the Collection Account received on or prior to such Payment Date (including any amounts required to be transferred from the Reserve Account pursuant to Section 5.04 hereof as set forth in the Payment Date Certificate) to the Persons or to the Account specified below on such Payment Date, in the following order of priority, and the Secured Party shall comply with such instructions to the extent of Available Funds:

(i) to pay to the Secured Party, the Owner Trustee, the Administrator and the Servicer, pro rata, based on amounts owed to each such party, without preference or priority of any kind, the Secured Party Fee, the Owner Trustee Fee, the Administration Fee and the Servicing Fee, respectively, due on such Payment Date, in each case, together with such fees remaining unpaid from prior Payment Dates;

(ii)

(A) on any Payment Date prior to the occurrence of an Event of Default, to pay to the Secured Party, the Owner Trustee, the Lender Trustee, the Administrator, the Servicer and the Originating Lender, pro rata, based on amounts owed to each such party, without preference or priority of any kind, extraordinary fees and expenses or indemnification amounts owed to such party by the Issuer pursuant to the Basic Documents or any costs and expenses of replacing the Secured Party, the Owner Trustee, the Lender Trustee, the Servicer or the Administrator (but only to the extent required under the terms of the Basic Documents), up to an annual cap equal to $200,000, due on such Payment Date; and

(B) on any Payment Date on or after the occurrence of an Event of Default, sequentially, as follows:

(1) first, to pay to the Secured Party, extraordinary fees and expenses or indemnification amounts owed to the Secured Party by the Issuer pursuant to the Basic Documents or any costs and expenses of replacing the Secured Party (but only to the extent required under the terms of the Basic Documents) due on such Payment Date, up to an aggregate maximum amount (including all such payments on prior Payment Dates) of $350,000; and

(2) to pay to the Owner Trustee, the Lender Trustee, the Administrator, the Servicer and the Originating Lender, pro rata, based on amounts owed to each such party, without preference or priority of any kind, extraordinary fees and expenses or indemnification amounts owed to such party by the Issuer pursuant to the Basic Documents or any costs and expenses of replacing the Owner Trustee, the Lender Trustee, the Servicer or the Administrator (but only to the extent required under the terms of the Basic Documents), up to an annual cap equal to $200,000, due on such Payment Date.

(iii) pro rata, based on amounts owed to each such party, without preference or priority of any kind, (a) to pay to the Senior Creditors, with each Senior Creditor receiving a pro rata amount based upon the amount owed to such Senior Creditor, without preference or priority of any kind, the Monthly Interest Amount due on such Payment Date and (b) to pay to the Arranging Agent, the Arranging Agent Fee due on such Payment Date;

(iv) to pay to the Arranging Agent any Arranging Agent Fee Carryover Amount for such Payment Date;

(v) concurrently, to the Senior Creditors (i) the Principal Payment Amount, in repayment of principal until the Outstanding Amount of the Senior Credit is reduced to zero and (ii) on or prior to the Payment Date in January 2013, the Call Premium for such Payment Date;

(vi) to pay to the Senior Creditors, any amounts due to the Senior Creditors pursuant to Section 15 of the Senior Notes Note Purchase Agreement or the Loan Agreement, as applicable;

(vii) to pay to the Secured Party, the Owner Trustee, the Lender Trustee, the Administrator, the Servicer and the Originating Lender, pro rata, based on amounts owed to each such party, without preference or priority of any kind, any extraordinary fees and expenses or indemnification amounts due and owing to such party by the Issuer pursuant to the Basic Documents as of such Payment Date and not previously paid pursuant to clause (ii) above;

(viii) to the Guarantor, the amount of any payments made by the Guarantor under the Guarantee Agreement until the Guarantor has been reimbursed in full for all such payments;

(ix) to the Registered Owner of the Subordinated Note until the Outstanding Amount of the Subordinated Note has been reduced to zero; and

(x) transfer any remaining amount to the Issuer for distribution in accordance with the terms of the Trust Agreement.

(c) Payments Under the Guarantee Agreement. On any Monthly Measurement Date, if there are insufficient Available Funds and amounts on deposit in the Reserve Account as of the end of the related Collection Period to pay the amount of a Guaranteed Payment on such Payment Date, the Administrator shall notify the Secured Party in the Payment Date Certificate and the Secured Party shall make a demand upon the Guarantor for a payment under the Guarantee Agreement of the amount of the Guaranteed Payment due under the Guarantee Agreement on such Payment Date. The Secured Party shall deposit any amounts received in respect of a Guaranteed Payment under the terms of the Guarantee Agreement into the Collection Account and apply such amounts to the payment of Guaranteed Payments in the amount and order of priority provided in clause (b) above. Amounts paid by the Guarantor pursuant to the Guarantee Agreement shall not be considered part of Available Funds on any Payment Date.

Section 5.04. Reserve Account. On the Closing Date there shall be deposited to the Reserve Account an amount equal to the Reserve Account Deposit.

On each Payment Date, as specified in the Payment Date Certificate, the Secured Party shall withdraw amounts on deposit in the Reserve Account, and make the following payments from such amounts in the following order of priority, to the extent unpaid from Available Funds pursuant to Section 5.03(b):

(i) to pay to the Secured Party, the Owner Trustee, the Administrator and the Servicer, pro rata, based on amounts owed to each such party, without preference or priority of any kind, the Secured Party Fee, the Owner Trustee Fee, the Administration Fee and the Servicing Fee, respectively, due on such Payment Date, in each case, together with such fees remaining unpaid from prior Payment Dates; and

(ii) to pay to the Senior Creditors, with each Senior Creditor receiving a pro rata amount based upon the amount owed to such Senior Creditor, without preference or priority of any kind, the Monthly Interest Amount due on such Payment Date.

To the extent amounts are on deposit in the Reserve Account on the Monthly Measurement Date in January 2013 or on any Monthly Measurement Date thereafter, all amounts remaining on deposit therein shall be withdrawn and transferred to the Collection Account and become part of Available Funds on the related Payment Date.

Section 5.05. Investment of Funds Held by Secured Party. The Secured Party shall invest money held for the credit of the Collection Account, the Reserve Account and the Acquisition Account, including any Subaccount of such Accounts, held by the Secured Party hereunder as directed in writing by an Authorized Representative of the Issuer, to the fullest extent practicable and reasonable, in Investment Securities which shall mature or be redeemed at par value at the option of the holder prior to the respective dates when the money held for the credit of such Account will be required for the purposes intended, but no later than the next Payment Date. In the absence of any such direction and to the extent practicable, the Secured Party shall invest amounts held hereunder in those Investment Securities described in clause (c) of the definition of Investment Securities. All such investments shall be held by (or by any custodian on behalf of) the Secured Party and, if in registered form shall be registered in the name of the Secured Party and all interest and other investment income collected (net of losses and investment expenses) on funds on deposit in the Collection Account, the Reserve Account and the Acquisition Account shall be deposited into the Collection Account when received. The Secured Party and the Issuer hereby agree that unless an Event of Default shall have occurred and be continuing hereunder, the Issuer acting by and through an Authorized Representative shall be entitled to, and shall, provide written direction to the Secured Party with respect to any discretionary acts required or permitted of the Secured Party under any Investment Securities and the Secured Party shall not take such discretionary acts without such written direction.

The Investment Securities purchased shall be held by the Secured Party and shall be deemed at all times to be held for the credit of such Account or Subaccounts or combination thereof, and the Secured Party shall inform the Issuer of the details of all such investments. The Secured Party shall present for redemption any Investment Securities purchased by it as an investment whenever it shall be necessary to provide money to meet any payment from the applicable Account. The Secured Party shall, on or before the fifteenth day of each calendar month (or such later date as reasonably consented to by the Issuer), provide the Issuer with a monthly statement which shall list all investments held for the credit of each applicable Account in its custody under the provisions of this Agreement as of the end of the preceding month and the balance thereof, and shall list any investments which were sold or liquidated during such preceding calendar month.

Money in any Account constituting a part of the Trust Estate may be pooled for the purpose of making investments and may be used to pay accrued interest on Investment Securities purchased. The Secured Party and its affiliates may act as principal or agent in the acquisition or disposition of any Investment Securities.

Notwithstanding the foregoing, the Secured Party shall not be responsible or liable for any losses on investments made by it hereunder or for keeping all funds held by it, fully invested at all times, its only responsibility being to comply with the written investment instructions of the Issuer or its designee in a non-negligent manner.

The Issuer acknowledges that to the extent the regulations of the Comptroller of the Currency or other applicable regulatory agency grant the Issuer the right to receive brokerage confirmations of security transactions, the Issuer waives receipt of such confirmations.

Section 5.06. Release.

(a) The Secured Party shall, upon Issuer Order and subject to the provisions of this Agreement, take all actions reasonably requested by the Issuer to effect the release of a Financed Loan from the lien of this Agreement to the extent the terms hereof expressly permit the sale, disposition or transfer of the Financed Loan.

(b) Subject to the payment of its fees and expenses pursuant to Sections 7.05 and 7.07 hereof, the Secured Party may, and when required by the provisions of this Agreement shall, execute instruments to release property from the lien of this Agreement, or convey the Secured Party’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Agreement. No party relying upon an instrument executed by the Secured Party as provided in this Article shall be bound to ascertain the Secured Party’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

(c) The Secured Party shall, at such time as no Credit is Outstanding and all sums due the Secured Party pursuant to Sections 7.05 and 7.07 hereof and all amounts payable to the Secured Party, the Owner Trustee, the Lender Trustee, the Administrator, the Servicer, the Originating Lender and the Guarantor have been paid, release any remaining portion of the Trust Estate that secured the Credit from the lien of this Agreement and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Accounts.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.01. Events of Default Defined. For the purpose of this Agreement, the following events are hereby defined as, and are declared to be, “Events of Default”:

(a) default in the due and punctual payment of any interest on any Senior Credit when the same becomes due and payable, and such default shall continue for a period of five (5) Business Days;

(b) default in the due and punctual payment of the principal of any Note or the Loan when the same becomes due and payable;

(c) default in the performance or observance of any of the covenants, agreements or conditions on the part of the Issuer contained in Sections 4.02, 4.03(a), (d) and (f), 4.04(a), 4.05, 4.07, 4.08, 4.09, 4.10(b)(i), 4.10(b)(iii)-(vii) and 4.11;

(d) default in the performance or observance of any of the other covenants, agreements or conditions on the part of the Issuer to be kept, observed and performed contained in this Agreement or in the Notes or the Loan Notes (other than those referred to in Sections 6.01(a), (b) and (c)) and such default is not remedied within 30 days after the earlier of (i) an Authorized Representative of the Issuer obtaining actual knowledge of such default and (ii) the Issuer receiving written notice of such default from any Creditor or the Secured Party (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 6.01(d)); provided, that if the default is such that it can be corrected but not within 30 days, it shall not constitute an Event of Default if corrective action is undertaken by the Issuer within such 30 day period and such default is cured within 90 days;

(e) the breach of any representation or warranty of the Issuer in this Agreement, the Senior Notes Note Purchase Agreement or the Loan Agreement, and such breach is not remedied within 30 days after the earlier of (i) an Authorized Representative of the Issuer obtaining actual knowledge of such breach and (ii) the Issuer receiving written notice of such breach from any Creditor or the Secured Party (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 6.01(e));

(f) (i) the Guarantee Agreement shall cease to be in full force and effect as an enforceable instrument or the Guarantor (or any other Person at its authorized direction or on its behalf) shall assert in writing that the Guarantee Agreement is unenforceable, (ii) any default in making a required payment when due under the Guarantee Agreement shall occur and be continuing or (iii) there is a waiver of a default in making a required payment when due under the Guarantee Agreement by the Secured Party other than in accordance with Section 6.15 hereof;

(g) other than as set forth in clause (f) above, (i) any breach of the representations, warranties and covenants contained in Section 8(i) or Section 9 of the Guarantee Agreement or (ii) the breach of any representation, warranty or covenant of the Guarantor in the Guarantee Agreement other than as set forth in clause (i) above, and such breach is not remedied within 30 days after the earlier of (a) an authorized representative of the Guarantor obtaining actual knowledge of such breach and (b) the Guarantor receiving written notice of such breach from the Secured Party (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 6.01(g)); and

(h) the occurrence of an Event of Bankruptcy;

(i) the Issuer defaults in the performance of or compliance with any term contained in Section 7.1(d) or Section 10 of the Senior Notes Note Purchase Agreement or the Loan Agreement;

(j) the Issuer defaults in the performance of or compliance with any term contained in the Senior Notes Note Purchase Agreement or the Loan Agreement and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Issuer receiving written notice of such default from any Creditor; and

(k) a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 are rendered against the Issuer and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, and are not discharged within 60 days after the expiration of such stay.

Any notice herein provided to be given to the Issuer or the Guarantor with respect to any default shall be deemed sufficiently given if delivered by hand or sent by overnight courier or registered mail with postage prepaid to its Principal Office and to the Administrator at its Principal Office. The Secured Party may, and shall if requested to do so in writing by a Creditor, give such notice.

Section 6.02. Remedy on Default; Possession of Trust Estate. Subject to Sections 6.08, 7.05 and 7.07 hereof, upon the happening and continuance of any Event of Default, the Secured Party may, or at the direction of the Majority Priority Class Creditors, shall, take possession of such portion of the Trust Estate as shall be in the custody of others, and all property comprising the Trust Estate, and each and every part thereof, and exclude the Issuer and its agents, servants and employees wholly therefrom, and have, hold, use, operate, manage, and control the same and each and every part thereof, and in the name of the Issuer or otherwise, as it shall deem best, conduct the business thereof and exercise the privileges pertaining thereto and all the rights and powers of the Issuer and use all of the then existing Trust Estate for that purpose, and collect and receive all charges, income and Available Funds of the same and of every part thereof, and after deducting therefrom all expenses incurred hereunder in the collection of such amounts, the Secured Party shall apply the rest and residue of the money received by the Secured Party in accordance with the priority of payments set forth in Section 5.03(b).

Upon the occurrence of an Event of Default described in Sections 6.01(a) or (b) hereof and prior to an acceleration of maturity of the Credit pursuant to Section 6.08 hereof, any Available Funds received by the Secured Party shall be immediately distributed pursuant to this Section. Upon the occurrence of an Event of Default and an acceleration of the maturity of the Credit pursuant to Section 6.08 hereof, the Secured Party may fix a record date and payment date for any payment to Creditors pursuant to this Section. At least 15 days before such record date, the Secured Party shall deliver in accordance with the provisions of Section 9.01 hereof to each Creditor and the Issuer a notice that states the record date, the payment date and the amount to be paid.

Section 6.03. Remedies on Default. Upon the happening of any Event of Default, the Secured Party shall proceed to protect and enforce its rights and those of the Creditors as directed pursuant to the provisions of Section 6.11 hereof and, in the event no direction is received from the Majority Priority Class Creditors, in such manner as counsel for the Secured Party may advise, whether for the specific performance of any covenant, condition, agreement or undertaking herein contained, or in aid of the execution of any power herein granted, or for the enforcement of such other appropriate legal or equitable remedies as may be more effectual to protect and enforce the rights aforesaid.

Section 6.04. Remedies on Default; Sale of Trust Estate. Upon the happening of any Event of Default and if the principal of all of the Outstanding Credit shall have been declared due and payable, then and in every such case, and irrespective of whether other remedies authorized shall have been pursued in whole or in part, the Secured Party may, or at the direction of the Majority Priority Class Creditors, shall, sell, with or without entry, to the highest bidder all or any portion of the Trust Estate, and all right, title, interest, claim and demand thereto and the right of redemption thereof, at any such place or places, and at such time or times and upon such notice and terms as may be required by law. Upon such sale the Secured Party may make and deliver to the purchaser or purchasers a good and sufficient assignment or conveyance for the same, which sale shall be a perpetual bar both at law and in equity against the Issuer and all Persons claiming such properties. No purchaser at any sale shall be bound to see to the application of the purchase money or to inquire as to the authorization, necessity, expediency or regularity of any such sale. The Secured Party is hereby irrevocably appointed the true and lawful attorney-in-fact of the Issuer, in its name and stead, to make and execute all bills of sale, instruments of assignment and transfer and such other documents of transfer as may be necessary or advisable in connection with a sale of all or part of the Trust Estate, but the Issuer, if so requested by the Secured Party, shall ratify and confirm any sale or sales by executing and delivering to the Secured Party or to such purchaser or purchasers all such instruments as may be necessary, or in the judgment of the Secured Party, proper for the purpose which may be designated in such request. In addition, the Secured Party may proceed to protect and enforce the rights of the Secured Party and the Creditors in such manner as directed pursuant to the provisions of Section 6.11 hereof and, in the event no direction is received from the Majority Priority Class Creditors, in such manner as counsel for the Secured Party may advise, whether for the specific performance of any covenant, condition, agreement or undertaking herein contained, or in aid of the execution of any power herein granted, or for the enforcement of such other appropriate legal or equitable remedies as may be more effectual to protect and enforce the rights aforesaid. The Secured Party shall take any such action or actions if requested to do so in writing by the Majority Priority Class Creditors.

Notwithstanding the foregoing and subject to Section 15 of the Loan Purchase Agreement, the Secured Party is prohibited from selling the Financed Loans during the occurrence and continuance of an Event of Default, other than a default in the payment of any principal or interest on any Credit, unless the Majority Priority Class Creditors consent to such a sale.

Section 6.05. Appointment of Receiver. In case an Event of Default occurs, and if the Outstanding Credit shall have been declared due and payable and in case any judicial proceedings are commenced to enforce any right of the Secured Party or the Creditors under this Agreement or otherwise, then as a matter of right, the Secured Party shall be entitled to the appointment of a receiver of the Trust Estate and of the earnings, income or revenue, rents, issues and profits thereof with such powers as the court making such appointments may confer.

Section 6.06. Restoration of Position. In case the Secured Party shall have proceeded to enforce any rights under this Agreement by sale or otherwise, and such proceedings shall have been discontinued, or shall have been determined adversely to the Secured Party, then and in every such case to the extent not inconsistent with such adverse decree, the Issuer, the Secured Party and the Creditors shall be restored to their former respective positions and the rights hereunder in respect to the Trust Estate, and all rights, remedies and powers of the Secured Party and the Creditors shall continue as though no such proceeding had been taken.

Section 6.07. Application of Sale Proceeds. The proceeds of any sale of the Trust Estate, together with any funds at the time held by the Secured Party and not otherwise required to be used for a specific purpose pursuant to this Agreement, shall be applied by the Secured Party in accordance with the priority of payments as set forth in Section 5.03(b) hereof, and then to the Issuer or whomsoever shall be lawfully entitled thereto.

Section 6.08. Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing, then and in every such case the Secured Party or the Majority Priority Class Creditors may declare the Outstanding Credit to be immediately due and payable, by a notice in writing to the Issuer (and to the Secured Party if given by the Creditors), and upon any such declaration the unpaid principal amount of such Outstanding Credit, together with accrued and unpaid interest thereon (with respect to the Senior Credit) to the date of acceleration, shall become immediately due and payable, subject, however, to Section 6.04 hereof.

At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Secured Party as hereinafter provided in this Article, the Majority Priority Class Creditors, by written notice to the Issuer and the Secured Party, may rescind and annul such declaration and its consequences if either of the following occur:

(a) the Issuer has paid or deposited with the Secured Party a sum sufficient to pay:

(i) all payments of principal of and interest, as applicable, on the Credit and all other amounts that would then be due hereunder if the Event of Default giving rise to such acceleration had not occurred; and

(ii) all sums paid or advanced by the Secured Party hereunder and the reasonable compensation, expenses, disbursements and advances of the Secured Party, the Owner Trustee, the Administrator and the Servicer and their agents and counsel; or

(b) all Events of Default, other than the nonpayment of the principal of the Credit that has become due solely by such acceleration, have been cured or waived as provided in Section 6.14 hereof.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

Section 6.09. Remedies Not Exclusive. The remedies herein conferred upon or reserved to the Secured Party or the Majority Priority Class Creditors are not intended to be exclusive of any other remedy, but each remedy herein provided shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing, and every power and remedy hereby given to the Secured Party or the Majority Priority Class Creditors, or any supplement hereto, may be exercised from time to time as often as may be deemed expedient. No delay or omission of the Secured Party or the Majority Priority Class Creditors to exercise any power or right arising from any default hereunder shall impair any such right or power or shall be construed to be a waiver of any such default or to be acquiescence therein.

Section 6.10. Collection of Indebtedness and Suits for Enforcement by Secured Party. The Issuer covenants that if:

(a) default is made in the payment of any installment of interest, if any, on any Credit when such interest becomes due and payable and such default continues for a period of five Business Days; or

(b) default is made in the payment of the principal of any Credit at its Maturity,

then the Issuer shall pay to the Secured Party, for the benefit of the Creditors, but solely from the Trust Estate, the whole amount then due and payable on such Credit for principal (and premium, if any) and interest, if applicable, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, fees, expenses, disbursements and advances of the Secured Party and its agents and counsel. Such amounts shall be applied as provided in Section 5.03(b).

If the Issuer fails to pay such amounts forthwith, the Secured Party, in its own name and as trustee of an express trust, may upon receiving indemnification satisfactory to the Secured Party institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon such Credit and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon such Credit, wherever situated.

If an Event of Default occurs and is continuing, the Secured Party may, after being indemnified to its satisfaction and in its discretion, proceed to protect and enforce its rights and the rights of the Creditors by such appropriate judicial proceedings as the Secured Party shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Agreement or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.11. Direction of Secured Party. Upon the happening of any Event of Default, the Majority Priority Class Creditors (or, in the event there is no Senior Credit Outstanding, the Administrator, (i) if a default has occurred and is continuing under the Guarantee Agreement and (ii) in the case of clause (c) below) shall have the right by an instrument or instruments in writing delivered to the Secured Party to direct and control the Secured Party as to (a) the method of taking any and all proceedings for any sale of any or all of the Trust Estate hereunder, (b) the appointment of a receiver, if permitted by law, or (c) the direction to be given to the Secured Party in respect of the pursuit of remedies under the Guarantee Agreement, and may at any time cause any proceedings authorized by the terms hereof to be so taken or to be discontinued or delayed; provided, however, that such Majority Priority Class Creditors (or, in the event there is no Senior Credit Outstanding, the Administrator, (i) if a default has occurred and is continuing under the Guarantee Agreement and

(ii) in the case of clause (c) above) shall not be entitled to cause the Secured Party to take any proceedings which in the Secured Party’s opinion would be unjustly prejudicial to non-assenting Priority Class Creditors or, with respect to the pursuit of remedies under the Guarantee Agreement, would be unjustly prejudicial to the other payees of Guaranteed Payments with respect to Guaranteed Payments that would otherwise be paid pursuant to Section 5.03(b) prior to payments of principal on the Senior Credit, but the Secured Party shall be entitled to assume that the action requested by the Majority Priority Class Creditors will not be prejudicial to any non-assenting Priority Class Creditors unless the Priority Class Creditors with respect to more than 50% of the collective aggregate Outstanding Amount of the non-assenting Priority Class Creditors, in writing, show the Secured Party how they will be prejudiced. The provisions of this Section shall be expressly subject to the provisions of Sections 7.01(c), 7.05 and 7.07 hereof.

Section 6.12. Right to Enforce in Secured Party. No Creditor shall have any right as such Creditor to institute any suit, action or proceedings for the enforcement of the provisions of this Agreement or the Guarantee Agreement or for the execution of any trust hereunder or for the appointment of a receiver or for any other remedy hereunder, all rights of action hereunder being vested exclusively in the Secured Party, unless and until such Creditor shall have previously given to the Secured Party written notice of a default hereunder, and of the continuance thereof, and also unless the Majority Priority Class Creditors shall have made written request upon the Secured Party pursuant to Section 6.11 hereof and the Secured Party shall have been afforded reasonable opportunity to institute such action, suit or proceeding in its own name, and unless the Secured Party shall have been offered indemnity and security satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, which offer of indemnity shall be an express condition precedent hereunder to any obligation of the Secured Party to take any such action hereunder, and the Secured Party for 30 days after receipt of such notification, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding. It is understood and intended that one or more Creditors shall not have the right in any manner whatever by its or their action to affect, disturb or prejudice the lien of this Agreement or to enforce any right hereunder or in the Guarantee Agreement except in the manner herein provided and for the benefit of all Creditors in accordance with their respective priorities.

Section 6.13. Physical Possession of Notes and Loan Notes Not Required. In any suit or action by the Secured Party arising under this Agreement or on all or any of the Notes issued hereunder or with respect to the Loan, or any supplement hereto, the Secured Party shall not be required to produce such Notes or the Loan Notes related to the Loan, but shall be entitled in all things to maintain such suit or action without their production.

Section 6.14. Waivers of Events of Default. The Secured Party may waive any Event of Default hereunder and its consequences and rescind any declaration of acceleration only upon the written request of the Majority Priority Class Creditors; provided, however, that there shall not be waived (a) any Event of Default in the payment of the principal of or premium on any Outstanding Credit at the Maturity thereof, or any default in the payment when due of the interest on any such Credit (with respect to the Senior Credit), unless prior to such waiver or rescission, all arrears of interest or all arrears of payments of principal and all expenses of the Secured Party, in connection with such default shall have been paid or provided for; or (b) any default in the payment of amounts set forth in Sections 7.05 and 7.07 hereof. In case of any such waiver or rescission, or in case any proceedings taken by the Secured Party on account of any such default shall have been discontinued or abandoned or determined adversely to the Secured Party, then and in every such case the Issuer, the Secured Party and the Creditors shall be restored to their former positions and rights hereunder respectively, but no such waiver or rescission shall extend to or affect any subsequent or other default, or impair any rights or remedies consequent thereon.

Section 6.15. Guarantee Agreement. Notwithstanding anything to the contrary contained in this Agreement or any other Basic Document, the Secured Party agrees not to waive any default under the Guarantee Agreement without first obtaining the written consent of each of the Senior Creditors and the other payees of Guaranteed Payments to the extent affected thereby. Upon the occurrence of any Event of Default resulting from a default by the Guarantor under the Guarantee Agreement, the Majority Priority Class Creditors may direct the Secured Party as to the action to take or the remedies to be pursued against the Guarantor, provided that in no event may the Guarantor have any right to direct such action, as Voting Party or Majority Priority Class Creditor.

ARTICLE VII

THE SECURED PARTY

Section 7.01. Acceptance of Trust. The Secured Party hereby accepts the trusts imposed upon it by this Agreement, and agrees to perform said trusts, but only upon and subject to the following terms and conditions:

(a) Except during the continuance of an Event of Default:

(i) the Secured Party undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Secured Party; and

(ii) in the absence of negligence, bad faith or willful misconduct on its part, the Secured Party may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Secured Party and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Secured Party, the Secured Party shall be under a duty to examine the same to determine whether or not they conform as to form with the requirements of this Agreement.

(b) In case an Event of Default has occurred and is continuing, the Secured Party, in exercising the rights and powers vested in it by this Agreement, shall use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c) Before taking any action hereunder requested by the Creditors, the Secured Party may require that it be furnished an indemnity bond or other indemnity and security satisfactory to it by the Creditors making such request for the reimbursement of all expenses to which it may be put and to protect it against all liability.

(d) The Secured Party shall not be liable for any error of judgment made in good faith by a Creditor, unless it shall be proved that the Secured Party was negligent in ascertaining the pertinent facts.

Section 7.02. Recitals of Others. The recitals, statements and representations set forth herein shall be taken as the statements of the Issuer, and the Secured Party assumes no responsibility for the correctness of the same. The Secured Party makes no representations as to the title of the Issuer or the Lender Trustee in the Trust Estate or as to the security afforded thereby and hereby, or as to the validity or sufficiency of this Agreement or of the Credit issued hereunder, and the Secured Party shall incur no responsibility in respect of such matters.

Section 7.03. As to Filing of Agreement. The Secured Party shall be under no duty (a) to file or record, or cause to be filed or recorded, this Agreement or any instrument supplemental hereto, (b) to procure any further order or additional instruments of further assurance, (c) to see to the delivery to it of any personal property intended to be pledged hereunder or thereunder, (d) to do any act which may be suitable to be done for the better maintenance of the lien or security hereof, or (e) to give notice of the existence of such lien, or for extending or supplementing the same or to see that any rights to the Trust Estate intended now or hereafter to be transferred in trust hereunder are subject to the lien hereof. The Secured Party shall not be liable for failure of the Issuer to pay any tax or taxes in respect of such property, or any part thereof, or the income therefrom or otherwise, nor shall the Secured Party be under any duty in respect of any tax which may be assessed against it or the Creditors in respect of such property or pledged to the Trust Estate. Pursuant to Section 4.03(a) hereof, the Issuer agrees to prepare and file in a timely manner, and request that the Secured Party execute (if such execution is necessary for any such filing) with any necessary execution by the Issuer, the continuation statements referred to herein; provided, that the Secured Party shall have no responsibility for the sufficiency, adequacy or priority of any filing and, in the absence of written notice to the contrary by the Issuer or other Authorized Representative, may rely and shall be protected in relying on all information and exhibits in such initial filings for the purposes of any continuation statements.

Section 7.04. Secured Party May Act Through Agents. The Secured Party may execute any of the trusts or powers hereof and perform any duty hereunder, either itself or by or through its attorneys, agents, accountants or other experts, and it shall not be answerable or accountable for any default, neglect or misconduct of any such attorneys, agents or employees, if reasonable care has been exercised in the appointment. All reasonable costs incurred by the Secured Party and all reasonable compensation to all such persons as may reasonably be employed in connection with the trusts hereof shall be paid by the Issuer.

Section 7.05. Indemnification of Secured Party. The Secured Party shall have no liability under this Agreement or other related agreements to which it is a party except for its own negligence or willful misconduct. In no event shall the Secured Party be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Secured Party has been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall the Secured Party be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Secured Party shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances. The Secured Party shall be under no obligation or duty to perform any act at the request of the Creditors or to institute or defend any suit in respect thereof unless properly indemnified and provided with security to its satisfaction as provided in Section 7.01(c) hereof. The Secured Party shall not be required to take notice, or be deemed to have knowledge, of any default or Event of Default of the Issuer hereunder and may conclusively assume that there has been no such default or Event of Default (other than an Event of Default described in Section 6.01(a), (b), or (f)(ii) hereof) unless and until a Responsible Officer of the Secured Party shall have been specifically notified in writing at the address in Section 9.01 hereof of such default or Event of Default by (a) any Creditor or (b) an Authorized Representative of the Issuer. However, the Secured Party may begin suit, or appear in and defend suit, execute any of the trusts hereby created, enforce any of its rights or powers hereunder, or do anything else in its judgment proper to be done by it as trustee, without assurance of reimbursement or indemnity, and in such case the Secured Party shall be reimbursed or indemnified by the Creditors requesting such action, if any, or the Issuer in all other cases, for all fees, costs and expenses, liabilities, outlays and counsel fees and other reasonable disbursements properly incurred in connection therewith, unless such costs and expenses, liabilities, outlays and attorneys’ fees and other reasonable disbursements properly incurred in connection therewith are adjudicated to have resulted from the negligence or willful misconduct of the Secured Party. In furtherance and not in limitation of this Section, the Secured Party shall not be liable for, and shall be held harmless by the Issuer from, following any Issuer Orders, instructions or other directions upon which the Secured Party is authorized to rely pursuant to this Agreement or any other Basic Document to which it is a party. If the Issuer or the Creditors, as appropriate, shall fail to make such reimbursement or indemnification, the Secured Party may reimburse itself from any money in its possession under the provisions of this Agreement, subject only to the prior lien of the Credit for the payment of the principal thereof, premium, if any, and interest thereon from the Collection Account as provided in Section 5.03(b) hereof. None of the provisions contained in this Agreement or any other agreement to which it is a party shall require the Secured Party to act or to expend or risk its own funds or otherwise incur individual financial liability in the performance of any of its duties or in the exercise of any of its rights or powers on behalf of the Creditors if it shall have reasonable grounds for believing that prompt repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The Issuer agrees to indemnify the Secured Party and its officers, directors, agents and employees for, and to hold them harmless against, any loss, liability, damage, claim or expenses incurred without bad faith, negligence or willful misconduct on their part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder arising from the Trust Estate. The Issuer agrees to indemnify and hold harmless the Secured Party against any and all claims, demands, suits, actions or other proceedings and all liabilities, costs and expenses whatsoever caused by any untrue statement or misleading statement or alleged untrue statement or alleged misleading statement of a material fact contained in any offering document distributed in connection with the issuance of the Credit (other than information in any such offering document provided by the Secured Party) or caused by any omission or alleged omission from such offering document of any material fact required to be stated therein or necessary in order to make the statements made therein in the light of the circumstances under which they were made, not misleading.

Section 7.06. Secured Party’s Right to Reliance. The Secured Party shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, appraisal, opinion, report or document of the Issuer, the Administrator or a Servicer or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Secured Party may consult with experts and with counsel (who may but need not be counsel for the Issuer, the Secured Party or any Creditor), and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered, and in respect of any determination made by it hereunder in good faith and in accordance with the opinion of such counsel.

Whenever in the administration hereof the Secured Party shall reasonably deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Secured Party (unless other evidence be herein specifically prescribed) may, in the absence of negligence, bad faith or willful misconduct on its part, rely upon a certificate signed by an Authorized Representative or an authorized officer of the Administrator.

The Secured Party shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it hereby; provided, however, that the Secured Party shall be liable for its negligence or willful misconduct in taking such action.

The Secured Party is authorized to enter into agreements with other Persons, in its capacity as Indenture Trustee and Collateral Agent, in order to carry out or implement the terms and provisions of this Agreement. The Secured Party shall not be liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with this Agreement or any other Basic Document or at the direction of the Voting Party or the Majority Priority Class Creditors relating to the time, method and place of conducting any proceeding for any remedy available to the Secured Party, or exercising any trust or power conferred upon the Secured Party, under this Agreement or any other Basic Document.

Section 7.07. Compensation of Secured Party. Except as otherwise expressly provided herein, the Secured Party Fee and all advances, counsel fees (including without limitation allocated fees of in-house counsel) and other expenses reasonably made or incurred by the Secured Party in and about the execution and administration of the trust hereby created shall be paid by the Issuer. The compensation of the Secured Party shall not be limited to or by any provision of law in regard to the compensation of trustees of an express trust. If not paid by the Issuer, the Secured Party shall have a lien against all money held pursuant to this Agreement, in the priority provided by Section 5.03(b) hereof, against the money and investments in the Collection Account for the payment of the principal thereof, premium, if any, and interest thereon, if any, for such reasonable compensation, expenses, advances and counsel fees incurred in and about the execution of the trusts hereby created and the exercise and performance of the powers and duties of the Secured Party hereunder and the cost and expense incurred in defending against any liability in the premises of any character whatsoever (unless such liability is adjudicated to have resulted from the negligence or willful misconduct of the Secured Party).

Section 7.08. Resignation of Secured Party. The Secured Party and any successor to the Secured Party may resign and be discharged from the trust created by this Agreement by giving to the Issuer notice in writing which notice shall specify the date on which such resignation is to take effect; provided, however, that such resignation shall only take effect on the day specified in such notice if a successor Secured Party shall have been appointed pursuant to Section 7.10 hereof (and is qualified to be the Secured Party under the requirements of Section 7.10 hereof). If no successor Secured Party has been appointed by the date specified or within a period of 90 days from the receipt of the notice by the Issuer, whichever period is the longer, the Secured Party may (a) appoint a temporary successor Secured Party having the qualifications provided in Section 7.10 hereof or (b) request a court of competent jurisdiction to (i) require the Issuer to appoint a successor, as provided in Section 7.10 hereof, within three days of the receipt of citation or notice by the court, or (ii) appoint an Secured Party having the qualifications provided in Section 7.10 hereof. In no event may the resignation of the Secured Party be effective until a qualified successor Secured Party shall have been selected and appointed. In the event a temporary successor Secured Party is appointed pursuant to clause (a) above, the Issuer may remove such temporary successor Secured Party and appoint a successor thereto pursuant to Section 7.10 hereof.

Section 7.09. Removal of Secured Party. The Secured Party or any successor Secured Party may be removed (a) by the Issuer or the Majority Priority Class Creditors for cause or upon the sale or other disposition of the Secured Party or its corporate trust functions or (b) by the Majority Priority Class Creditors without cause so long as no Event of Default exists or has existed within the last 90 days, upon payment to the Secured Party so removed of all money then due to it hereunder and appointment of a successor thereto by the Issuer and acceptance thereof by said successor. One copy of any such order of removal shall be filed with the Owner Trustee and the other with the Secured Party so removed.

In the event the Secured Party (or successor Secured Party) is removed, by any person or for any reason permitted hereunder, such removal shall not become effective until (a) the Majority Priority Class Creditors by instrument or concurrent instruments in writing (signed and acknowledged by such Majority Priority Class Creditors or their attorneys-in-fact) filed with the Secured Party removed have appointed a successor Secured Party and (b) the successor Secured Party has accepted appointment as such.

Section 7.10. Successor Secured Party. In case at any time the Secured Party shall resign or be dissolved, or otherwise shall be disqualified to act or be incapable of acting, or in case control of the Secured Party or of any successor Secured Party or of its officers shall be taken over by any public officer or officers, a successor Secured Party may be appointed by the Majority Priority Class Creditors by an instrument or concurrent instruments in writing (signed and acknowledged by such Majority Priority Class Creditors or their attorneys-in-fact). In the case of any such appointment by the Majority Priority Class Creditors of a successor to the Secured Party, the successor Secured Party shall forthwith cause notice thereof to be mailed to the Creditors at the address of each Creditor appearing on the registration books maintained by the Secured Party, as registrar.

Every successor Secured Party appointed by the Majority Priority Class Creditors or by a court of competent jurisdiction shall be a state, national or federally chartered bank or trust company in good standing, organized and doing business under the laws of the United States or any state, which has a reported capital and surplus of not less than $50,000,000, be authorized under the law to exercise corporate trust powers and be subject to supervision or examination by a federal or state authority.

Section 7.11. Manner of Vesting Title in Secured Party. Any successor Secured Party appointed hereunder shall execute, acknowledge and deliver to its predecessor Secured Party, and also to the Issuer, an instrument accepting such appointment hereunder, and thereupon such successor Secured Party, without any further act, deed or conveyance shall become fully vested with all the estate, properties, rights, powers, trusts, duties and obligations of its predecessors in trust and agency hereunder (except that the predecessor Secured Party shall continue to have the benefits to indemnification hereunder together with the successor Secured Party), with like effect as if originally named as trustee herein; but the Secured Party ceasing to act shall nevertheless, on the written request of an Authorized Representative, or an authorized officer of the successor Secured Party, execute, acknowledge and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Secured Party all the right, title and interest of the Secured Party which it succeeds, in and to the Trust Estate and such rights, powers, trusts, duties and obligations, and the Secured Party ceasing to act also, upon like request, pay over, assign and deliver to the successor Secured Party any money or other property or rights subject to the lien of this Agreement, including any pledged securities which may then be in its possession. Should any deed or instrument in writing from the Issuer be required by the successor Secured Party for more fully and certainly vesting in and confirming to such new Secured Party such estate, properties, rights, powers and duties, any and all such deeds and instruments in writing shall on request be executed, acknowledged and delivered by the Issuer.

In case any of the Notes or the Loan Notes issued hereunder shall have been authenticated but not delivered, any successor Secured Party may adopt the certificate of authentication of the Secured Party or of any successor to the Secured Party; and in case any of the Notes or the Loan Notes shall not have been authenticated, any successor to the Secured Party may authenticate such Notes or the Loan Notes in its own name; and in all such cases such certificate shall have the full force which it has anywhere in the Notes, the Loan Notes or in this Agreement.

Section 7.12. Right of Inspection. Each Creditor shall be permitted at reasonable times during regular business hours and in accordance with reasonable regulations prescribed by the Secured Party to examine at the Principal Office of the Secured Party a copy of any report or instrument theretofore filed with the Secured Party relating to the condition of the Trust Estate; provided, however, that the Secured Party shall not provide, or cause to be provided, to any Creditor information which is specific to the Guarantor or the Financed Loans that is not otherwise provided in the Monthly Report.

Section 7.13. Limitation with Respect to Examination of Reports. Except as provided in this Agreement, the Secured Party shall be under no duty to examine any report or statement or other document required or permitted to be filed with it by the Issuer.

Section 7.14. Additional Covenants of Secured Party. The Secured Party, by the execution hereof, covenants, represents and agrees that it will not exercise any of the rights, duties or privileges under this Agreement in such manner as would cause the Financed Loans held or acquired under the Loan Purchase Agreement to be transferred, assigned or pledged as security to any person or entity other than as permitted by this Agreement.

Section 7.15. Merger of the Secured Party. Any corporation into which the Secured Party may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Secured Party shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Secured Party, shall be the successor of the Secured Party hereunder, provided such corporation shall be otherwise qualified and eligible under this Agreement, without the execution or filing of any paper or any further act on the part of any other parties hereto.

Section 7.16. Receipt of Funds from the Servicer. The Secured Party shall not be accountable or responsible in any manner whatsoever for any action of the Issuer, the Administrator, the depository bank of any funds of the Issuer, or the Servicer while the Servicer is acting as bailee or agent of the Secured Party with respect to the Financed Loans for actions taken in compliance with any reasonable instruction or direction given to the Secured Party, or for the application of funds or moneys by the Servicer until such time as funds are received by the Secured Party.

Section 7.17. Survival of Secured Party’s Rights to Receive Compensation, Reimbursement and Indemnification. The Secured Party’s rights to receive compensation, reimbursement and indemnification of money due and owing hereunder at the time of the Secured Party’s resignation or removal shall survive the Secured Party’s resignation or removal and the termination of the Basic Documents.

Section 7.18. Secured Party May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer, the Guarantor or any other obligor upon the Credit or the property of the Issuer or of such other obligor or their creditors, the Secured Party (irrespective of whether the principal of the Credit shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Secured Party shall have made any demand on the Issuer for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Credit, of principal (and premium, if any) and interest, if any, owing and unpaid in respect of the Credit and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Secured Party (including any claim for the reasonable fees, compensation, expenses, disbursements and advances of the Secured Party and its agents and counsel) and of the Creditors allowed in such judicial proceeding; and

(b) to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Creditor to make such payments to the Secured Party, and if the Secured Party shall consent to the making of such payments directly to the Creditors, to pay to the Secured Party any amount due to it for the reasonable fees, compensation, expenses, disbursements and advances of the Secured Party and any predecessor Secured Party, their agents and counsel, and any other amounts due the Secured Party or any predecessor Secured Party.

Nothing herein contained shall be deemed to authorize the Secured Party to authorize or consent to or accept or adopt on behalf of any Creditor, any plan of reorganization, arrangement, adjustment or composition affecting the Credit or the rights of any Creditor, or to authorize the Secured Party to vote in respect of the claim of any Creditor in any such proceeding.

In any proceedings brought by the Secured Party (and also any proceedings involving the interpretation of any provision of this Agreement to which the Secured Party shall be a party), the Secured Party shall be held to represent all the Creditors, and it shall not be necessary to make any Creditors parties to any such proceedings.

Section 7.19. No Petition. The Secured Party will not at any time institute against the Issuer any bankruptcy proceeding under any United States federal or State bankruptcy or similar law in connection with any obligations of the Issuer under this Agreement.

ARTICLE VIII

AMENDMENTS AND SUPPLEMENTS

Section 8.01. Amendments and Supplements Not Requiring Consent of the Creditors. The Issuer and the Secured Party may, without the consent of the Creditors or the Guarantor, enter into any Amendment or Supplement to this Agreement for any one or more of the following purposes:

(a) to cure any ambiguity or formal defect or omission in this Agreement;

(b) to grant to or confer upon the Secured Party for the benefit of the Creditors any additional benefits, rights, remedies, powers or authorities not inconsistent with any other provisions hereof that may lawfully be granted to or conferred upon the Creditors or the Secured Party;

(c) to describe or identify more precisely any part of the Trust Estate or to subject additional revenues, properties or collateral to the lien and pledge of this Agreement;

(d) to evidence the appointment of a separate or co-Secured Party or a co-registrar or transfer agent or the succession of a new Secured Party hereunder;

(e) to make any changes necessary to comply with or obtain more favorable treatment under any current or future law, rule or regulation, including but not limited to the Code and the regulations promulgated thereunder; and

(f) to create any additional Accounts or Subaccounts under this Agreement deemed by the Secured Party to be necessary or desirable;

provided, however, that nothing in this Section shall permit, or be construed as permitting, any modification of the trusts, powers, rights, duties, remedies, immunities and privileges of the Secured Party without the prior written approval of the Secured Party, which approval shall be evidenced by execution of an Amendment or Supplement; and provided, further, (i) an Opinion of Counsel is delivered to the Secured Party to the effect that such amendment will not have a material adverse effect on the Creditors and the Guarantor and (ii) that a copy of each Amendment or Supplement to this Agreement entered into pursuant to this Section shall be delivered by the Secured Party to each Creditor and the Guarantor not more than five Business Days following entry into the same.

Section 8.02. Amendments and Supplements Requiring Consent of the Guarantor and Creditors. Exclusive of Amendments and Supplements covered by Section 8.01 hereof and subject to the terms and provisions contained in this Section, and not otherwise, the Guarantor and the Majority Priority Class Creditors shall have the right, from time to time, to consent to and approve the execution by the Issuer and the Secured Party of such other amendment or supplement hereto for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Agreement; provided, however, that nothing in this Section shall permit, or be construed as permitting without the consent of the Guarantor and the Creditors of all then Outstanding Credit which would be affected thereby, (i) an extension of the Maturity of the principal of or the due date for interest on any Credit, or (ii) a reduction in the principal amount of any Credit or the rate of interest thereon (with respect to the Senior Credit), or (iii) a privilege or priority of any Senior Credit over any other Senior Credit, or (iv) a reduction in the aggregate principal amount of the Credit required for consent to such Amendment or Supplement, or (v) the creation of any lien other than a lien ratably securing all of the Senior Credit at any time Outstanding hereunder except as otherwise provided herein and a subordinate lien securing the Subordinate Note Outstanding hereunder. For purposes of this Agreement, Credit is deemed “affected” by an amendment if such amendment, directly or indirectly, adversely affects or diminishes the rights of the Registered Owners or Lender thereof to be assured of the payment of principal of, premium, if any, and interest (with respect to the Senior Credit) on such Credit. In furtherance of the foregoing, in no event may any provision of this Agreement that requires the consent of, or provides for direction from all Creditors, be amended or supplemented without obtaining the consent of all such Creditors.

If at any time the Issuer shall request the Secured Party to enter into any such Amendment or Supplement for any of the purposes of this Section, the Secured Party shall, upon being satisfactorily indemnified with respect to expenses, cause notice of the proposed execution of such Amendment or Supplement to be delivered to each Creditor at the address shown on the registration books pursuant to Section 9.01 hereof and the Guarantor. Such notice (which shall be prepared by the Issuer) shall briefly set forth the nature of the proposed Amendment or Supplement and shall include a copy of the same. If, within 60 days, or such longer period as shall be prescribed by the Issuer, following the delivery of such notice, the Guarantor and such percentage of Creditors as may be required shall have consented in writing to and approved the execution thereof as herein provided, no Creditor shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Secured Party or the Issuer from executing the same or from taking any action pursuant to the provisions thereof. Upon the execution of any such Amendment or Supplement as in this Article VIII permitted and provided, this Agreement shall be and be deemed to be modified and amended in accordance therewith and the Secured Party shall deliver to each Creditor and the Guarantor not more than five Business Days following entry into the same a copy of such fully executed Amendment or Supplement at the address shown on the note registration books pursuant to Section 9.01 hereof.

Section 8.03. Rights of Secured Party. If, in the opinion of the Secured Party, any Amendment or Supplement provided for in this Article adversely affects the rights, duties or immunities of the Secured Party under this Agreement or otherwise, the Secured Party may, in its discretion, decline to execute such Amendment or Supplement. The Secured Party shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel as conclusive evidence that any such Amendment or Supplement proposed to be executed by it hereunder conforms to the requirements of, and is authorized and permitted under, this Agreement.

Section 8.04. Rights of Administrator. No Amendment or Supplement shall amend (a) the rights or responsibilities of the Administrator hereunder or (b) any provision addressing the payment of the Administration Fees or the payment of other fees or expenses of the Administrator or the payment of the Servicing Fees or the payment of other fees or expenses of the Servicer, unless the Secured Party shall have received the written consent of the Administrator to such Amendment or Supplement.

ARTICLE IX

GENERAL PROVISIONS

Section 9.01. Notices. Any notice, request or other instrument required by this Agreement to be signed or executed by the Creditors may be executed by the execution of any number of concurrent instruments of similar tenor, and may be signed or executed by such Creditors in person or by agent appointed in writing. As a condition for acting thereunder, the Secured Party may demand proof that the person or agent executing such instrument on behalf of the Creditor is authorized to do so.

All notices, requests and other communications to any party hereunder or to the Guarantor shall be in writing (including bank wire, electronic communication, facsimile or similar writing) to a proper address specified herein or pursuant to an Amendment or Supplement. All notices to Creditors shall be sent to the address of each Creditor appearing on the registration books maintained by the Secured Party, as registrar. Until otherwise provided by the respective Person, all notices, certificates and communications shall be made to the following addresses, and each address shall constitute each Person’s respective “Principal Office” for purposes of this Agreement:

If intended for the Secured Party:

Deutsche Bank Trust Company Americas

c/o Deutsche Bank National Trust Company

100 Plaza One

Jersey City, NJ 07311-3901

Attention: Susan Barstock

Telephone: (201) 593-8421

Facsimile: (212) 553-2458

If intended for the Issuer:

PEAKS Trust 2009-1

c/o Deutsche Bank Trust Company Delaware

1011 Centre Road, Suite 200

Wilmington, Delaware 19805

Attention: Elizabeth B. Ferry

Telephone: (302) 636-3392

Facsimile: (302) 636-3399

with a copy to

Deutsche Bank Trust Company Americas

c/o Deutsche Bank National Trust Company

100 Plaza One

Jersey City, NJ 07311-3901

Attention: Susan Barstock

Telephone: (201) 593-8421

Facsimile: (212) 553-2458

and a copy to the Administrator:

Access Group, Inc.

P.O. Box 7430

5500 Brandywine Parkway

Wilmington, Delaware 19803

Attention: Vice President-Portfolio Management

Telephone: (302) 477-4071

Facsimile: (302) 477-4032

If intended for the Guarantor:

ITT Educational Services, Inc.

13000 North Meridian Street

Carmel, IN 46032

e-mail: dfitzpatrick@ittesi.com

Attention: Chief Financial Officer

Telephone: (317) 706-9200

Facsimile: (317) 706-9254

If intended for the Lender Trustee:

Deutsche Bank National Trust Company

100 Plaza One

Jersey City, NJ 07311-3901

Attention: Susan Barstock

Telephone: (201) 593-8421

Facsimile: (212) 553-2458

Any Person may change the address to which subsequent notices to such Person are to be sent, or of its Principal Office, by notice to the others, delivered by hand or received by telex or facsimile or registered first-class mail, postage prepaid. Each such notice, request or other communication shall be effective when delivered by hand or received by facsimile or registered first-class mail, postage prepaid.

Section 9.02. Covenants Bind Issuer. The covenants, agreements, conditions, promises, and undertakings in this Agreement shall extend to and be binding upon the successors and assigns of the Issuer, and all of the covenants hereof shall bind such successors and assigns, and each of them, jointly and severally. All the covenants, conditions and provisions hereof shall be held to be for the sole and exclusive benefit of the parties hereto and their successors and assigns, the Persons identified in Section 9.12 hereof and of the Creditors.

No extension of time of payment of any of the Credit shall operate to release or discharge the Issuer, it being agreed that the liability of the Issuer, to the extent permitted by law, shall continue until all of the Credit is paid in full, notwithstanding any transfer of Financed Loans or extension of time for payment.

Section 9.03. Lien Created. This Agreement shall operate effectually as (a) a grant of lien on and security interest in, and (b) an assignment of, the Trust Estate.

Section 9.04. Severability of Lien. If the lien of this Agreement shall be or shall ever become ineffectual, invalid or unenforceable against any part of the Trust Estate, which is not subject to the lien, because of want of power or title in the Issuer, the inclusion of any such part shall not in any way affect or invalidate the pledge and lien hereof against such part of the Trust Estate as to which the Issuer in fact had the right to pledge.

Section 9.05. Consent of Creditors Binds Successors. Any request or consent of the Creditors given for any of the purposes of this Agreement shall bind all future assignees of the Credit of such Creditor or any Credit issued in exchange therefor or in substitution thereof in respect of anything done or suffered by the Issuer or the Secured Party in pursuance of such request or consent.

Section 9.06. Nonliability of Persons; No General Obligation. It is hereby expressly made a condition of this Agreement that any agreements, covenants or representations herein contained or contained in the Notes or the Loan Notes do not and shall never constitute or give rise to a personal or pecuniary liability or charge against the organizers, officers, employees, agents or trustees or the Administrator of the Issuer, or against the general credit of the Issuer, and in the event of a breach of any such agreement, covenant or representation, no personal or pecuniary liability or charge payable directly or indirectly from the general revenues of the Issuer shall arise therefrom. Nothing contained in this Section, however, shall relieve the Issuer from the observance and performance of the several covenants and agreements on its part herein contained.

Section 9.07. Laws Governing. It is the intent of the parties hereto that this Agreement shall in all respects be governed by the laws of the State of New York.

Section 9.08. Severability. If any covenant, agreement, waiver, or part thereof in this Agreement shall be forbidden by any pertinent law or under any pertinent law be effective to render this Agreement invalid or unenforceable or to impair the lien hereof, then each such covenant, agreement, waiver, or part thereof shall itself be and is hereby declared to be wholly ineffective, and this Agreement shall be construed as if the same were not included herein.

Section 9.09. Waiver of Jury Trial. The parties hereto irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 9.10. Exhibits. The terms of the Schedules and Exhibits, if any, attached to this Agreement are incorporated herein in all particulars.

Section 9.11. Non-Business Days. Except as may otherwise be provided in this Agreement, if the date for making payment of any amount hereunder or on any Note, or if the date for taking any action hereunder, is not a Business Day, then such payment can be made or action can be taken on the next succeeding Business Day and interest, if any, shall accrue to such next succeeding Business Day, with the same force and effect as if such payment were made when due or action taken on such required date.

Section 9.12. Parties Interested Herein. Nothing in this Agreement expressed or implied is intended or shall be construed to confer upon, or to give to, any person or entity, other than the Secured Party, the Owner Trustee, the Lender Trustee, the Administrator, the Guarantor, the Persons entitled to payments from the Collection Account pursuant to Section 5.03(b)(i) and (ii) hereof and the Creditors, any right, remedy or claim under or by reason of this Agreement or any covenant, condition or stipulation hereof, and all covenants, stipulations, promises and agreements in this Agreement contained by and on behalf of the Issuer shall be for the sole and exclusive benefit of the Secured Party, the Administrator, such other Persons and the Creditors.

Section 9.13. Credit Are Limited Obligations. The Credit and the obligations of the Issuer contained in this Agreement are special, limited obligations of the Issuer, secured by and payable solely from the Trust Estate herein provided and amounts received under the Guarantee Agreement. The Issuer shall not be obligated to pay the Credit, the interest thereon, or any other obligation created by or arising from this Agreement from any other source.

Section 9.14. Financed Loans. The Issuer, together with the Lender Trustee, expects to acquire Eligible Loans and to grant a security interest in the Eligible Loans to the Secured Party, in accordance with this Agreement, which Eligible Loans, upon becoming subject to the lien of this Agreement, constitute Financed Loans, as defined herein. If for any reason a Financed Loan does not constitute an Eligible Loan, or ceases to constitute an Eligible Loan, such loan shall continue to be subject to the lien of this Agreement as a Financed Loan.

Section 9.15. Concerning the Owner Trustee. It is expressly understood and agreed by the parties to this Agreement and the Creditors that (a) this Agreement is executed and delivered by the Owner Trustee not in its individual or personal capacity but solely in its capacity as Owner Trustee under the Trust Agreement on behalf of the Issuer, in the exercise of the powers and authority conferred and vested in it as Owner Trustee under the Trust Agreement, subject to the protections, indemnities and limitations from liability afforded to the Owner Trustee thereunder; (b) the representations, warranties, covenants, undertakings, agreements and obligations by the Owner Trustee are made and intended not as personal representations, warranties, covenants, undertakings, agreements and obligations by Deutsche Bank Trust Company Delaware, but are made and intended for the purpose of only binding the Trust Estate, as defined in the Trust Agreement, and the Issuer; (c) nothing contained herein shall be construed as creating any liability on Deutsche Bank Trust Company Delaware, individually or personally, to perform any expressed or implied covenant, duty or obligation of any kind whatsoever contained herein; and (d) under no circumstances shall Deutsche Bank Trust Company Delaware, be personally liable for the payment of any fees, costs, indebtedness or expenses of any kind whatsoever or be personally liable for the breach or failure of any obligation, representation, agreement, warranty or covenant whatsoever made or undertaken by the Owner Trustee or the Issuer hereunder.

Section 9.16. Concerning the Administrator. It is expressly understood and agreed by the parties to this Agreement and the Creditors that (a) in the exercise of the powers and authority conferred and vested in it as Administrator under the Administration Agreement, and subject to the protections and limitations from liability afforded to the Administrator thereunder, Access Group is acting solely in its capacity as Administrator on behalf of the Issuer and not in its individual or personal capacity; (b) the representations, warranties, certifications, covenants, undertakings, agreements and obligations by Access Group herein and in the certificates delivered pursuant hereto are made and intended not as personal representations, warranties, covenants, undertakings, agreements and obligations by Access Group, but are made and intended for the purpose of only binding the Trust Estate and the Issuer; and (c) except as provided in the Administration Agreement, nothing contained herein shall be construed as creating any liability on Access Group, individually or personally, to perform any expressed or implied covenant, duty or obligation of any kind whatsoever contained herein.

Section 9.17. Indemnification Obligations of Creditors. In the event that any indemnity is due and owing from the Creditors to the Secured Party as a result of an instruction or direction given by all or less than all of the Creditors, the Creditors shall, in either such case, provide such indemnification ratably on the basis of the Outstanding Amount of the Credit held by each such Creditor at the time such indemnity is due and owing. Nothing in this Section shall constitute a waiver of the Secured Party’s right not to expend or risk its own funds pursuant to Section 7.05 hereof.

Section 9.18. Security Agreement. This Agreement constitutes a Security Agreement under the Uniform Commercial Code.

ARTICLE X

PAYMENT AND CANCELLATION OF CREDIT

AND SATISFACTION OF AGREEMENT

Section 10.01. Trust Irrevocable. The trust created by the terms and provisions of this Agreement is irrevocable until the indebtedness secured hereby (the Subordinated Note and the Senior Credit and interest thereon) are fully paid or provision made for their payment as provided in this Article.

Section 10.02. Satisfaction of Agreement. If on any date the Issuer shall pay, or cause to be paid, or there shall otherwise be paid to (a) the Creditors of the Senior Credit, the principal of and interest on the Senior Credit, and (b) after the Outstanding Amount of the Senior Credit has been reduced to zero, to the Registered Owner of the Subordinated Note, the principal of the Subordinated Note, at the times and in the manner stipulated in this Agreement, then the pledge of the Trust Estate, and all covenants, agreements and other obligations of the Issuer to the Creditors shall thereupon cease, terminate and become void and be discharged and satisfied. In such event, the Secured Party shall execute and deliver to the Issuer all such instruments as the Issuer may request to evidence such discharge and satisfaction, and the Secured Party shall pay over or deliver all money held by it under this Agreement to the party entitled to receive the same under this Agreement.

Section 10.03. Cancellation of Paid Notes and Loans. Any Notes which have been paid or purchased by the Issuer or any portion of the Loan that has been assigned or transferred to the Issuer, and any transferred, exchanged or mutilated Loan Notes or Notes replaced by new Loan Notes or Notes, shall (unless otherwise directed by the Issuer by Issuer Order) forthwith be cancelled and destroyed pursuant to Section 2.06 hereof.

Section 10.04. Third-Party Beneficiary; Reports.

The Guarantor shall be express third-party beneficiary of this Agreement entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto. All reports required to be delivered under this Agreement by any party shall be delivered to the Guarantor.

Section 10.05. Actions by Guarantor as Voting Party.

Notwithstanding anything to the contrary contained herein, in no event may the Guarantor take any action as Voting Party hereunder, including, but not limited to, with respect to granting consent to any amendment of or waiver under this Agreement or the other Basic Documents, if such action would be materially adverse to any Creditor, unless each Creditor so affected shall have consented to such action.

Section 10.06. Tax Treatment.

Each Registered Owner of Notes understands that it is the Issuer’s intention that the Notes be treated as debt for federal income tax purposes, and by its acceptance of its Notes agrees to so treat all Notes as debt of the Issuer or the Certificateholder for all federal, state and local income and franchise tax purposes and to take no action inconsistent therewith. The Lender understands that the Issuer is treating the Loan as debt for federal, state, and local income and franchise tax purposes, and by its execution of the Loan Agreement (or an assignment and assumption agreement executed in connection therewith), agrees to treat the Loan as a debt instrument and to take no action inconsistent therewith.

IN WITNESS WHEREOF, the Issuer has caused this Agreement to be executed in its organizational name and behalf by the Owner Trustee, to evidence its acceptance of the trusts hereby created, has caused this Agreement to be executed in its organizational name and behalf, all in multiple counterparts, each of which shall be deemed an original, and the Issuer and the Secured Party have caused this Agreement to be dated as of the date herein above first shown.

PEAKS TRUST 2009-1, a Delaware statutory trust

By:	DEUTSCHE BANK TRUST COMPANY DELAWARE, not in its individual capacity or personal capacity but solely in its capacity as Owner Trustee

By	/s/ Susan Barstock
Name:	Susan Barstock
Title:	Attorney-in-fact

By	/s/ Ellen Jean-Baptiste
Name:	Ellen Jean-Baptiste
Title:	Attorney-in-fact

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Indenture Trustee and as Collateral Agent

By	/s/ Susan Barstock
Name	Susan Barstock
Title	Vice President

By	/s/ Ellen Jean-Baptiste
Name	Ellen Jean-Baptiste
Title	Associate

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Lender Trustee

By	/s/ Susan Barstock
Name	Susan Barstock
Title	Vice President

By	/s/ Ellen Jean-Baptiste
Name	Ellen Jean-Baptiste
Title	Associate

EXHIBIT A

ELIGIBLE LOANS ACQUISITION CERTIFICATE

This Eligible Loans Acquisition Certificate is submitted pursuant to the provisions of Section 5.02 of the Amended and Restated Indenture and Credit Agreement, dated as of December 31, 2010, (as amended, the “Agreement”), among PEAKS Trust 2009-1 (the “Issuer”), Deutsche Bank Trust Company Americas, as secured party (the “Secured Party”) and Deutsche Bank National Trust Company, as lender trustee (the “Lender Trustee”). All capitalized terms used in this Certificate and not otherwise defined herein shall have the same meanings given to such terms in the Agreement. In your capacity as Secured Party, you are hereby authorized and requested to disburse to (a) Liberty Bank, N.A. (the “Originating Lender”) the amount set forth in the last sentence of paragraph (4) below for the acquisition of Eligible Loans and (b) Deutsche Bank Securities, Inc., the amount set forth in the last sentence of paragraph (5) below for the payment of the Syndication Agent Fee. With respect to the Eligible Loans so to be acquired, the Issuer hereby certifies as follows:

1. The Eligible Loans to be acquired or increased are those specified in Schedule A attached hereto (the “Acquired Loans”).

2. The Issuer is not, on the date hereof, in default in any material respect under the Agreement or in the performance of any of its covenants and agreements made in the Loan Purchase Agreement, and, to the best knowledge of the Issuer, the Originating Lender is not in default under the Loan Purchase Agreement.

3. To its knowledge, all of the conditions specified in the Loan Purchase Agreement applicable to the Acquired Loans and the Agreement for the acquisition of the Acquired Loans and the disbursement hereby authorized and requested have been satisfied.

4. The Purchase Price payable for the Acquired Loans is $            . The amount of Originating Lender Premiums previously paid to the Originating Lender in respect of Financed Loans that became Refunded Financed Loans for which the Originating Lender has not returned such Originating Lender Premiums to the Issuer is $            . The net Purchase Price to be paid for the Acquired Loans is $            .

5. The Syndication Agent Fees payable in connection with the Acquired Loans is $            . The amount of Syndication Agent Fees previously paid to the Syndication Agent in respect of Financed Loans that became Refunded Financed Loans for which the Syndication Agent has not returned such Syndication Agent Fees to the Issuer is $            . The net amount of Syndication Agent Fees to be paid in connection with the Acquired Loans is $            .

6. The Senior Purchase Price with respect to the Acquired Loans is $            . The Subordinated Purchase Price with respect to the Acquired Loans is $            .

7. The undersigned is authorized to sign and submit this Certificate on behalf of the Issuer.

A-1

WITNESS my hand this      day of                     .

PEAKS TRUST 2009-1

By:	ACCESS GROUP, INC., as Administrator

By
Name
Title

A-2

SCHEDULE A

ACQUIRED LOANS

S-1

EXHIBIT B-1

FORM OF SENIOR NOTE

THIS SENIOR NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS SENIOR NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY PURSUANT TO AN EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS. BY ENTERING INTO THE SENIOR NOTES NOTE PURCHASE AGREEMENT, THE PURCHASER SHALL HAVE REPRESENTED THAT IT IS (I) AN INSTITUTIONAL “ACCREDITED INVESTOR” AS THAT TERM IS DEFINED UNDER RULE 501(a)(1), (2), (3) or (7) OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT OR (II) A “QUALIFIED INSTITUTIONAL BUYER” AS THAT TERM IS DEFINED IN RULE 144A PROMULGATED UNDER THE SECURITIES ACT.

THE PRINCIPAL OF THIS SENIOR NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS SENIOR NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS SENIOR NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

PEAKS TRUST 2009-1

SENIOR NOTE

REGISTERED NO. R-	REGISTERED $[ ]

CUSIP [ ]

PEAKS TRUST 2009-1, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to [            ], or registered assigns (the “Registered Owner”), but solely from the revenues and receipts hereinafter specified and not otherwise, a principal sum of [            ] MILLION DOLLARS AND NO/100 ($[            ]) (the “Principal Amount”) on the Payment Date in January 2020 (the “Stated Maturity Date”), subject to the right of prior payment as described herein, and to pay interest on said Principal Amount, but solely from the revenues and receipts hereinafter specified and not otherwise, to the Registered Owner hereof at the close of business on the corresponding Record Date, from the date hereof until the payment of said Principal Amount has been made or duly provided for, payable on each Payment Date and at the Maturity Date, at a per annum rate equal to the LIBOR Rate plus 5.50%. Interest payable on this Senior Note shall be computed on the basis of a year of 360 days for the number of days actually elapsed and accrue daily from the date hereof.

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The principal of and interest on this Senior Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Senior Note shall be applied first to interest due and payable on this Senior Note as provided above and then to the unpaid Principal Amount of this Senior Note.

This Senior Note is a senior note (collectively, the “Senior Notes”) issued by the Issuer pursuant to the Indenture and Credit Agreement, dated as of January 20, 2010 (the “Agreement”), by and among the Issuer (by Deutsche Bank Trust Company Delaware, in its capacity as owner trustee (the “Owner Trustee”)), Deutsche Bank Trust Company Americas, a banking corporation duly organized and operating under the laws of the State of New York, as indenture trustee (in such capacity, the “Indenture Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”, and in its capacities as Indenture Trustee and as Collateral Agent, the “Secured Party”) and Deutsche Bank National Trust Company, as lender trustee (the “Lender Trustee”) (capitalized terms used but not defined herein being defined in the Agreement, which also contains rules as to usage that shall be applicable herein). This Senior Note is subject to all terms and provisions of the Agreement. A subordinated note (the “Subordinated Note,” and together with the Senior Notes, the “Notes”) was also issued by the Issuer pursuant to the Agreement. The Agreement also sets forth the terms of a loan (the “Loan” and together with the Notes, the “Credit”) under which the Issuer is the borrower.

Reference is hereby made to the Agreement, a copy of which is on file in the Principal Office of the Secured Party, and to all of the provisions of which any Registered Owner of this Senior Note by the acceptance hereof hereby assents, for definitions of terms; the description of and the nature and extent of the security for the Credit secured thereunder; the Eligible Loans being financed by the issuance of the Credit; the revenues and other moneys pledged to the payment of the principal of and premium, if any, and interest, if any, on the Credit; the nature and extent and manner of enforcement of the pledge; the conditions upon which the Principal Amount of this Senior Note may be decreased; the conditions upon which the Agreement may be amended or supplemented with or without the consent of the Creditors; the rights and remedies of the Registered Owner hereof with respect hereto and thereto, including the limitations upon the right of a Registered Owner hereof to institute any suit, action or proceeding in equity or at law with respect hereto and thereto; the rights, duties and obligations of the Issuer and the Secured Party thereunder; the terms and provisions upon which the liens, pledges, charges, trusts and covenants made therein may be discharged at or prior to the maturity of this Senior Note, and this Senior Note shall thereafter no longer be secured by the Agreement, or be deemed to be Outstanding thereunder; and for the other terms and provisions thereof.

Notwithstanding any provision of this Senior Note to the contrary, in no event shall the cumulative amount of interest paid or payable on this Senior Note (including interest calculated as provided herein, plus any other amounts that constitute interest on this Senior Note under applicable law, which are contracted for, charged, reserved, taken or received pursuant to this Senior Note or related documents) calculated from the date of issuance of this Senior Note through any subsequent day during the term of this Senior Note or otherwise prior to payment in full of this Senior Note exceed the amount permitted by applicable law. If applicable law is ever judicially interpreted so as to render usurious any amount called for under this Senior Note or related documents or otherwise contracted for, charged, reserved, taken or received in connection

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with this Senior Note, or if the acceleration of the Stated Maturity Date of this Senior Note results in payment to or receipt by the Registered Owner or any former Registered Owner hereof of any interest in excess of that permitted by applicable law, then notwithstanding any provision of this Senior Note or related documents to the contrary all excess amounts theretofore paid or received with respect to this Senior Note shall be credited on the principal balance of this Senior Note (or, if this Senior Note has been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of this Senior Note and related documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under this Senior Note and under the related documents.

The Credit is and will be secured by the Trust Estate pledged as security therefor as provided in the Agreement.

The entire unpaid Principal Amount of this Senior Note shall be due and payable on the Stated Maturity Date. Notwithstanding the foregoing, the entire unpaid Principal Amount of the Credit shall be due and payable on the date on which (a) an Event of Default shall have occurred and be continuing and (b) either the Secured Party or the Majority Priority Class Creditors shall have declared the Credit to be immediately due and payable in the manner provided in the Agreement.

Payments of interest on this Senior Note on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Senior Note, shall be paid to the Person in whose name this Senior Note is registered on the related Record Date by wire transfer in immediately available funds to the account designated by the Registered Owner. If funds are expected to be available, as provided in the Agreement, for payment in full of the then Outstanding Principal Amount of this Senior Note on a Payment Date, then the Secured Party shall notify the Person in whose name this Senior Note is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and interest on this Senior Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Payment Date.

As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Senior Note may be registered upon the records of the Secured Party upon surrender for transfer of this Senior Note at the Principal Office of the Secured Party, duly endorsed for transfer and accompanied by an assignment and assumption agreement in the form set forth in the Senior Notes Note Purchase Agreement duly executed by the Registered Owner or its attorney duly authorized in writing and by the transferee, and thereupon the Issuer shall execute and the Secured Party shall authenticate and deliver in the name of the transferee or transferees a new fully registered Senior Note of the same Principal Amount and interest rate and the same Stated Maturity Date.

The person in whose name this Senior Note shall be registered shall be deemed and regarded as the absolute owner hereof for all purposes, and payment of either principal or interest shall be made only to or upon the written order of the Registered Owner hereof or its legal representative, but such registration may be changed as provided in the Agreement. All such payments shall be valid and effectual to satisfy and discharge the liability upon this Senior Note to the extent of the sum or sums paid.

B-1-3

THE TRANSFER OF THIS SENIOR NOTE IS SUBJECT TO CERTAIN TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT. Each Registered Owner and each transferee of a Senior Note shall represent and warrant that this Senior Note may not be acquired by an employee benefit plan or other retirement arrangement subject Section 406 of ERISA or Section 4975 of the Code or by any federal, state, local, non-U.S. or other plan which is subject to substantially similar law (“Similar Law”), (collectively, a “Plan”) or a Person acting on behalf of any such Plan or a Person using the assets of any such Plan, unless the acquisition, holding and disposition of this Senior Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code because it will satisfy the requirements for exemptive relief under Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or the statutory exemption for nonfiduciary service providers under Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code or another applicable administrative or statutory exemption and in the case of a Plan subject to Similar Law, will not result in a non-exempt violation of such substantially similar law.

The Secured Party shall require the payment by any Registered Owner requesting exchange or transfer of any tax or other governmental charge required to be paid with respect to such exchange or transfer. The applicant for any such transfer or exchange may be required to pay all taxes and governmental charges in connection with such transfer or exchange, other than exchanges pursuant to the Agreement.

Unless the certificate of authentication hereon has been executed by the Secured Party whose name appears below by manual signature, this Senior Note shall not be entitled to any benefit under the Agreement, or be valid or obligatory for any purpose.

The term “Issuer” as used in this Senior Note includes any successor to the Issuer under the Agreement.

The Issuer is permitted by the Agreement, under certain circumstances, to merge or consolidate, subject to the rights of the Secured Party and the Creditors under the Agreement.

The Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Registered Owner hereof and other Creditors under the Agreement, or the waiver of certain past defaults under the Agreement and their consequences, at any time by the Issuer with specified percentages in aggregate principal amount or, in certain circumstances, without the consent of Creditors.

This Senior Note is issuable only in registered form as provided in the Agreement, subject to certain limitations therein set forth.

This Senior Note shall be held and owned upon the express condition that, to the extent permitted by law, the conditions set forth in Section 2.04 of the Agreement are exclusive with respect to the replacement and payment of mutilated, destroyed, lost or stolen Notes, negotiable instruments or other securities.

B-1-4

This Senior Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Agreement and no provision of this Senior Note or of the Agreement shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

It is expressly understood and agreed by the holder hereof that (a) each of the Agreement and this Senior Note is executed and delivered by Deutsche Bank Trust Company Delaware, not individually or personally but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it; (b) each of the representations, undertakings and agreement in the Agreement and this Senior Note made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Deutsche Bank Trust Company Delaware or the Administrator of the Issuer but is made and intended for the purpose of binding only the Issuer; (c) nothing contained in the Agreement or this Senior Note shall be construed as creating any liability on Deutsche Bank Trust Company Delaware or the Administrator (except as provided in the Administration Agreement), individually or personally, to perform any covenant either expressly contained in or implied by the Agreement or this Senior Note, all such liability, if any, being expressly waived by the holder hereof and by any Person claiming by, through or under the holder hereof; and (d) under no circumstances shall Deutsche Bank Trust Company Delaware or the Administrator be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Issuer under the Agreement, this Senior Note or the other Basic Documents.

B-1-5

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

PEAKS TRUST 2009-1, a Delaware statutory trust

By:	DEUTSCHE BANK TRUST COMPANY DELAWARE, not in its individual capacity or personal capacity but solely in its capacity as Owner Trustee

By
Name:
Title:

By
Name:
Title:

Date:                      ,

B-1-6

SECURED PARTY’S CERTIFICATE OF AUTHENTICATION

This is one of the Senior Notes designated above and referred to in the within-mentioned Agreement.

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Secured Party

By
Authorized Signatory

Date:                      ,

B-1-7

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Senior Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Senior Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

By	*
Name
Title

Signature Guaranteed:

By	*
*NOTICE: Signature(s) should be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Secured Party. The Assignor’s signature to this assignment must correspond with the name as it appears upon the face of the within Senior Note in every particular without alteration or any change whatever.

B-1-8

EXHIBIT B-2

FORM OF SUBORDINATED NOTE

THIS SUBORDINATED NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS SUBORDINATED NOTE, AGREES THAT THIS SUBORDINATED NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY PURSUANT TO AN EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS. BY ENTERING INTO THE SUBORDINATED NOTE NOTE PURCHASE AGREEMENT, THE PURCHASER SHALL HAVE REPRESENTED THAT IT IS (I) AN INSTITUTIONAL “ACCREDITED INVESTOR” AS THAT TERM IS DEFINED UNDER RULE 501(a)(1), (2), (3) or (7) OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT OR (II) A “QUALIFIED INSTITUTIONAL BUYER” AS THAT TERM IS DEFINED IN RULE 144A PROMULGATED UNDER THE SECURITIES ACT.

THE PRINCIPAL OF THIS SUBORDINATED NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS SUBORDINATED NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS SUBORDINATED NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY. THE REGISTERED OWNER OF THIS NOTE IS REQUIRED TO MAKE SUBORDINATED NOTE ADVANCES IN ACCORDANCE WITH THE PROVISIONS OF THE INDENTURE AND CREDIT AGREEMENT.

PEAKS TRUST 2009-1

SUBORDINATED NOTE

REGISTERED NO. R-	REGISTERED $[ ]

PEAKS TRUST 2009-1, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to [            ], or registered assigns (the “Registered Owner”), but solely from the revenues and receipts hereinafter specified and not otherwise, a principal sum of [            ] MILLION DOLLARS AND NO/100 ($[            ]), or such lesser amount as determined in accordance with the Indenture and Credit Agreement (as defined herein) (the “Principal Amount”) on the Payment Date in March 2026 (the “Stated Maturity Date”), subject to the right of prior payment as described herein. This Subordinated Note shall not bear interest.

The principal of this Subordinated Note is payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Subordinated Note shall be applied to the outstanding Principal Amount of this Subordinated Note.

B-2-1

This Note is a Subordinated Note (the “Subordinated Note”) issued by the Issuer pursuant to the Indenture and Credit Agreement, dated as of January 20, 2010 (the “Agreement”), by and among the Issuer (by Deutsche Bank Trust Company Delaware, in its capacity as owner trustee (the “Owner Trustee”)), Deutsche Bank Trust Company Americas, a banking corporation duly organized and operating under the laws of the State of New York, as indenture trustee (in such capacity, the “Indenture Trustee”) and as collateral agent (in such capacity, the “Collateral Agent” and in its capacities as Indenture Trustee and as Collateral Agent, the “Secured Party”) and Deutsche Bank National Trust Company, as lender trustee (the “Lender Trustee”) (capitalized terms used but not defined herein being defined in the Agreement, which also contains rules as to usage that shall be applicable herein). This Subordinated Note is subject to all terms and provisions of the Agreement. Senior Notes (the “Senior Notes,” and together with the Subordinated Note, the “Notes”) were also issued by the Issuer pursuant to the Agreement. The Agreement also sets forth the terms of a loan (the “Loan” and together with the Notes, the “Credit”) under which the Issuer is the borrower.

The indebtedness evidenced by this Subordinated Note is, to the extent and in the manner provided by the Indenture and Credit Agreement, expressly subordinate and subject in right of payment to the prior payment of the Senior Credit, whether outstanding at the date of the Subordinated Note Note Purchase Agreement or thereafter incurred.

Reference is hereby made to the Agreement, a copy of which is on file in the Principal Office of the Secured Party, and to all of the provisions of which any Registered Owner of this Subordinated Note by the acceptance hereof hereby assents, for definitions of terms; the description of and the nature and extent of the security for the Credit secured thereunder; the Eligible Loans being financed by the issuance of the Credit; the revenues and other moneys pledged to the payment of the principal of and premium, if any, and interest, if any, on the Credit; the nature and extent and manner of enforcement of the pledge; the conditions upon which the Principal Amount of this Subordinated Note may be increased and decreased; the conditions upon which the Agreement may be amended or supplemented with or without the consent of the Creditors; the rights and remedies of the Registered Owner hereof with respect hereto and thereto, including the limitations upon the right of a Registered Owner hereof to institute any suit, action or proceeding in equity or at law with respect hereto and thereto; the rights, duties and obligations of the Issuer and the Secured Party thereunder; the terms and provisions upon which the liens, pledges, charges, trusts and covenants made therein may be discharged at or prior to the maturity of this Subordinated Note, and this Subordinated Note shall thereafter no longer be secured by the Agreement, or be deemed to be Outstanding thereunder; and for the other terms and provisions thereof.

The Credit is and will be secured by the Trust Estate pledged as security therefor as provided in the Agreement.

The entire unpaid Principal Amount of this Subordinated Note shall be due and payable on the Maturity Date. Notwithstanding the foregoing, the entire unpaid Principal Amount of the Credit shall be due and payable on the date on which (a) an Event of Default shall have occurred and be continuing and (b) either the Secured Party or the Majority Priority Class Creditors shall have declared the Credit to be immediately due and payable in the manner provided in the Agreement.

B-2-2

Payments of principal, to the extent not in full payment of this Subordinated Note, shall be paid to the Person in whose name this Subordinated Note is registered on the related Record Date by wire transfer in immediately available funds to the account designated by the Registered Owner. If funds are expected to be available, as provided in the Agreement, for payment in full of the then Outstanding Principal Amount of this Subordinated Note on a Payment Date, then the Secured Party shall notify the Person in whose name this Subordinated Note is registered by the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of this Subordinated Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Payment Date.

As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Subordinated Note may be registered upon the records of the Secured Party upon surrender for transfer of this Subordinated Note at the Principal Office of the Secured Party, duly endorsed for transfer and accompanied by an assignment and assumption agreement in the form set forth in the Note Purchase Agreement duly executed by the Registered Owner or its attorney duly authorized in writing and by the transferee, and thereupon the Issuer shall execute and the Secured Party shall authenticate and deliver in the name of the transferee or transferees a new fully registered Subordinated Note of the same Principal Amount and the same Maturity Date.

The person in whose name this Subordinated Note shall be registered shall be deemed and regarded as the absolute owner hereof for all purposes, and payment of principal shall be made only to or upon the written order of the Registered Owner hereof or its legal representative, but such registration may be changed as provided in the Agreement. All such payments shall be valid and effectual to satisfy and discharge the liability upon this Subordinated Note to the extent of the sum or sums paid.

THE TRANSFER OF THIS SUBORDINATED NOTE IS SUBJECT TO CERTAIN TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT. Each Registered Owner and each transferee of a Subordinated Note shall represent and warrant that this Subordinated Note may not be acquired by an employee benefit plan or other retirement arrangement subject Section 406 of ERISA or Section 4975 of the Code or by any federal, state, local, non-U.S. or other plan which is subject to substantially similar law (collectively, a “Plan”) or a person acting on behalf of any such Plan or a person using the assets of any such Plan.

The Secured Party shall require the payment by any Registered Owner requesting exchange or transfer of any tax or other governmental charge required to be paid with respect to such exchange or transfer. The applicant for any such transfer or exchange may be required to pay all taxes and governmental charges in connection with such transfer or exchange, other than exchanges pursuant to the Agreement.

Unless the certificate of authentication hereon has been executed by the Secured Party whose name appears below by manual signature, this Subordinated Note shall not be entitled to any benefit under the Agreement, or be valid or obligatory for any purpose.

The term “Issuer” as used in this Subordinated Note includes any successor to the Issuer under the Agreement.

B-2-3

The Issuer is permitted by the Agreement, under certain circumstances, to merge or consolidate, subject to the rights of the Secured Party and the Creditors under the Agreement.

The Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Registered Owner hereof and other Creditors under the Agreement, or the waiver of certain past defaults under the Agreement and their consequences, at any time by the Issuer with specified percentages in aggregate principal amount or, in certain circumstances, without the consent of Creditors.

This Subordinated Note is issuable only in registered form as provided in the Agreement, subject to certain limitations therein set forth.

This Subordinated Note shall be held and owned upon the express condition that, to the extent permitted by law, the conditions set forth in Section 2.04 of the Agreement are exclusive with respect to the replacement and payment of mutilated, destroyed, lost or stolen Notes, negotiable instruments or other securities.

This Subordinated Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Agreement and no provision of this Subordinated Note or of the Agreement shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of this Subordinated Note at the times, place and in the coin or currency, herein prescribed.

It is expressly understood and agreed by the holder hereof that (a) each of the Agreement and this Subordinated Note is executed and delivered by Deutsche Bank Trust Company Delaware, not individually or personally but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it; (b) each of the representations, undertakings and agreement in the Agreement and this Subordinated Note made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Deutsche Bank Trust Company Delaware or the Administrator of the Issuer but is made and intended for the purpose of binding only the Issuer; (c) nothing contained in the Agreement or this Subordinated Note shall be construed as creating any liability on Deutsche Bank Trust Company Delaware or the Administrator (except as provided in the Administration Agreement), individually or personally, to perform any covenant either expressly contained in or implied by the Agreement or this Subordinated Note, all such liability, if any, being expressly waived by the holder hereof and by any Person claiming by, through or under the holder hereof; and (d) under no circumstances shall Deutsche Bank Trust Company Delaware or the Administrator be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Issuer under the Agreement, this Subordinated Note or the other Basic Documents.

B-2-4

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

PEAKS TRUST 2009-1, a Delaware statutory trust

By:	DEUTSCHE BANK TRUST COMPANY DELAWARE, not in its individual capacity or personal capacity but solely in its capacity as Owner Trustee

By
Name:
Title:

By
Name:
Title:

Date:                      ,

B-2-5

SECURED PARTY’S CERTIFICATE OF AUTHENTICATION

This is the Subordinated Note designated above and referred to in the within-mentioned Agreement.

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Secured Party

By
Authorized Signatory

Date:                      ,

B-2-6

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Subordinated Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Subordinated Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

By	*
Name
Title

Signature Guaranteed:

By	*
*NOTICE: Signature(s) should be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Secured Party. The Assignor’s signature to this assignment must correspond with the name as it appears upon the face of the within Subordinated Note in every particular without alteration or any change whatever.

B-2-7

EXHIBIT B-3

[FORM OF LOAN NOTE]

$[ ]	January [ ], 2010 New York, New York

THE PRINCIPAL OF THE LOAN IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THE LOAN AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THE LOAN IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

FOR VALUE RECEIVED, PEAKS TRUST 2009-1, a Delaware statutory trust (the “Borrower”), hereby promises to pay to the order of [    ] (the “Lender”), at the principal office of the Lender at [    ], in lawful money of the United States, and in immediately available funds, the principal sum of [    ] ($[        ]) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loan made by the Lender to the Borrower under the terms of the Indenture and Credit Agreement and the Loan Agreement (each as defined below)), on the dates and in the principal amounts provided in the Indenture and Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Indenture and Credit Agreement.

This note is a Loan Note (a “Loan Note”) evidencing an interest in the Loan provided for in the Indenture and Credit Agreement, dated as of January 20, 2010 (the “Indenture and Credit Agreement”), by and among the Issuer (by Deutsche Bank Trust Company Delaware, in its capacity as owner trustee (the “Owner Trustee”)), Deutsche Bank Trust Company Americas, a banking corporation duly organized and operating under the laws of the State of New York, as indenture trustee (in such capacity, the “Indenture Trustee”) and as collateral agent (in such capacity, the “Collateral Agent” and in its capacities as Indenture Trustee and as Collateral Agent, the “Secured Party”) and Deutsche Bank National Trust Company, as lender trustee (the “Lender Trustee”) (capitalized terms used but not defined herein being defined in the Indenture and Credit Agreement, which also contains rules as to usage that shall be applicable herein). This Loan Note evidences the Loan made by the Lender to the Borrower pursuant to the loan agreement (the Loan Agreement”) dated as of January 20, 2010 among the Borrower, the Collateral Agent and the Lender. The Loan is subject to all terms and provisions of the Indenture and Credit Agreement and the Loan Agreement. Senior Notes (the “Senior Notes,”) and a Subordinated Note (the “Subordinated Note” and together with the Senior Notes, the “Notes” and the Notes, together with the Loan, the “Credit”) were also issued by the Issuer pursuant to the Indenture and Credit Agreement.

The principal of and interest on the Loan are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Borrower with respect to the Loan shall be applied first to interest due and payable on this Loan as provided above and then to the unpaid principal amount of this Loan.

B-2-1

The obligations of the Borrower to pay principal and interest under the Loan and certain other obligations under the Loan Agreement are non-recourse obligations of the Borrower, payable solely from the sources described in the Indenture and Credit Agreement.

THE TRANSFER OR ASSIGMENT OF INTERESTS IN THE LOAN IS SUBJECT TO CERTAIN TRANSFER RESTRICTIONS SET FORTH IN THE LOAN AGREEMENT AND THE INDENTURE AND CREDIT AGREEMENT.

PEAKS TRUST 2009-1, a Delaware statutory trust

By:	DEUTSCHE BANK TRUST COMPANY DELAWARE, not in its individual capacity or personal capacity but solely in its capacity as Owner Trustee

By
Name:
Title:

By
Name:
Title:

B-2-2

SECURED PARTY’S CERTIFICATE OF AUTHENTICATION

This is the Loan Note designated above and referred to in the within-mentioned Indenture and Credit Agreement.

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Secured Party

By
Authorized Signatory

Date:                      ,

B-2-3

EXHIBIT C

FORM OF ADMINISTRATOR’S

PAYMENT DATE CERTIFICATE

This Payment Date Certificate (the “Certificate”) is being provided by Access Group, Inc., as administrator (the “Administrator”), to Deutsche Bank Trust Company Americas, as trustee (in such capacity, the “Indenture Trustee”) and as collateral agent (in such capacity, the “Collateral Agent” and as in its capacities as Indenture Trustee and as Collateral Agent, the “Secured Party”), pursuant to Section 5.03(b) of the Amended and Restated Indenture and Credit Agreement, dated as of December 31, 2010 (the “Agreement”), by and among PEAKS Trust 2009-1 (the “Issuer”), the Secured Party and Deutsche Bank National Trust Company, as lender trustee (the “Lender Trustee”). All capitalized terms used in this Certificate and not otherwise defined shall have the same meanings as assigned to such terms in the Agreement.

Pursuant to this Certificate, the Administrator hereby directs the Secured Party to make the following deposits and distributions to the Persons specified below by 3:00 p.m. (New York time) on                  ,          (the “Payment Date”), to the extent of the amount of Available Funds on deposit in the Collection Account on such Payment Date. The Secured Party shall make the following distributions in the following order of priority, and the Secured Party shall comply with such instructions:

(i)	(a)	the Secured Party Fee to the Secured Party,	$—

	(b)	the Owner Trustee Fee to the Owner Trustee,	$—

	(c)	the Administration Fee to the Administrator,	$—

	(d)	the Servicing Fees to the Servicer, and	$—

	(e)	any unpaid Secured Party Fees, Owner Trustee Fees, Administration Fees and Servicing Fees, if any, from prior Payment Dates to the Secured Party, the Owner Trustee, the Administrator and the Servicer due on the Payment Date,	$—

payments described in (a) through (e) above to be made ratably based on amounts due, without preference or priority of any kind, due on the Payment Date, and in each case with such fees remaining unpaid from prior Payment Dates;

(ii)

(A) on any Payment Date prior to the occurrence of an Event of Default, to pay to the Secured Party, the Owner Trustee, the Lender Trustee, the Administrator, the Servicer and the Originating Lender, pro rata, based on amounts owed to each such party, without preference or priority of any kind, extraordinary fees and expenses or indemnification amounts owed to such party by the Issuer pursuant to the Basic Documents or any costs and expenses of replacing the Secured Party, the Owner Trustee, the Lender Trustee, the Servicer or the Administrator (but only to the extent required under the terms of the Basic Documents), up to an annual cap equal to $200,000, due on such Payment Date, as follows:

to the Secured Party:

to the Owner Trustee:

to the Lender Trustee:

to the Administrator:

to the Servicer:

to the Originating Lender:

and

(B) on any Payment Date on or after the occurrence of an Event of Default, sequentially, as follows:

(1) first, to pay to the Secured Party, extraordinary fees and expenses or indemnification amounts owed to the Secured Party by the Issuer pursuant to the Basic Documents or any costs and expenses of replacing the Secured Party (but only to the extent required under the terms of the Basic Documents) due on such Payment Date, up to an aggregate maximum amount (including all such payments on prior Payment Dates) of $350,000; and

(2) to pay to the Owner Trustee, the Lender Trustee, the Administrator, the Servicer and the Originating Lender, pro rata, based on amounts owed to each such party, without preference or priority of any kind, extraordinary fees and expenses or indemnification amounts owed to such party by the Issuer pursuant to the Basic Documents or any costs and expenses of replacing the Owner Trustee, the Lender Trustee, the Servicer or the Administrator (but only to the extent required under the terms of the Basic Documents), up to an annual cap equal to $200,000, due on such Payment Date as follows:

to the Owner Trustee:

to the Lender Trustee:

to the Administrator:

to the Servicer:

to the Originating Lender:

.

$—

(iii)	(a)	accrued and unpaid interest on the Senior Credit to the Senior Creditors, and	$—

	(b)	the Arranging Agent Fee to the Arranging Agent, and	$—

payments described in (a) and (b) above to be made ratably based on amounts due, without preference or priority of any kind, due on the Payment Date;

(iv)		any Arranging Agent Fee Carryover Amount due to the Arranging Agent;	$—

(v)	(a)	the Principal Payment Amount, in repayment of principal until the Outstanding Amount of the Senior Credit is reduced to zero, to the Senior Creditors, and	$—

	(b)	on or prior to the Payment Date in January 2013, the Call Premium for such Payment Date, to the Senior Creditors, and	$—

payments described in (a) and (b) above to be made ratably based on amounts due, without preference or priority of any kind, due on the Payment Date;

(vi)		to pay to the Senior Creditors, any amounts due to the Senior Creditors pursuant to Section 15 of the Senior Notes Note Purchase Agreement or the Loan Agreement, as applicable;

(vii)		to the Secured Party, the Owner Trustee, the Lender Trustee, the Administrator, the Servicer and the Originating Lender, pro rata, based on amounts owed to each such party, without preference or priority of any kind, any extraordinary fees and expenses or indemnification amounts due and owing to such party by the Issuer pursuant to the Basic Documents as of such Payment Date and not previously paid pursuant to clause (ii) above, as follows: to the Secured Party: to the Owner Trustee: to the Lender Trustee: to the Administrator: to the Servicer: to the Originating Lender:	$—

(viii)		to the Guarantor, in repayment of any Guaranteed Payments made by the Guarantor under the Guarantee Agreement;	$—

(ix)	to the Registered Owner of the Subordinated Note, in repayment of the Subordinated Note, until the principal balance of the Subordinated Note has been reduced to zero;	$—

(x)	transfer any remaining amount to the Issuer for distribution in accordance with the terms of the Trust Agreement.	$—

	Total Distributions	$—

The Administrator further hereby directs the Secured Party to withdraw from the Reserve Account an amount equal to $            , representing the shortfall of Available Funds in the Collection Account needed to make the transfers required by Section 5.03(b)(i) and 5.03(b)(iii)(a) of the Agreement. The Secured Party shall make the following distributions in the following order of priority, and the Secured Party shall comply with such instructions:

(i)	(a)	the Secured Party Fee to the Secured Party,	$—

	(b)	the Owner Trustee Fee to the Owner Trustee,	$—

	(c)	the Administration Fee to the Administrator,	$—

	(d)	the Servicing Fees to the Servicer, and	$—

	(e)	any unpaid Secured Party Fees, Owner Trustee Fees, Administration Fees and Servicing Fees, if any, from prior Payment Dates to the Secured Party, the Owner Trustee, the Administrator and the Servicer due on the Payment Date, and	$—

payments described in (a) through (e) above to be made ratably based on amounts due, without preference or priority of any kind, due on the Payment Date, and in each case with such fees remaining unpaid from prior Payment Dates;

(ii)		accrued and unpaid interest on the Senior Credit to the Senior Creditors, to be made ratably based on amounts due, without preference or priority of any kind, due on the Payment Date	$—

		Total Distributions	$—

The Administrator further directs the Secured Party, to the extent amounts are on deposit in the Reserve Account on the Monthly Measurement Date in January 2013, to withdraw all amounts remaining on deposit therein and transfer such amounts to the Collection Account to become part of Available Funds on the related Payment Date.

The Administrator further directs the Secured Party, to the extent amounts are on deposit in the Acquisition Account on any Payment Date on or after the earlier of (i) the Payment Date in July 2011 or (ii) the first Payment Date immediately following the end of the Transfer Period, to withdraw all amounts remaining on deposit therein in excess of the sum of (1) those amounts required for the purchase of additional Participation Interests with respect to Partially Disbursed Student Loans and (2) amounts required for the purchase of Eligible Loans that are scheduled to be disbursed, or Participation Interests for which the first scheduled disbursement is, prior to

July 31, 2011 (including with respect to the amounts described in clauses (1) and (2), all associated Syndication Agent Fees and Originating Lender Premiums), and transfer such amounts to the Collection Account to become part of Available Funds on the related Payment Date.

The Administrator hereby certifies, in reliance on information provided by the Secured Party, that the information herein is true and accurate in all material respects and is in compliance with the provisions of the Agreement.

IN WITNESS WHEREOF, the Administrator has caused this Certificate to be duly executed and delivered as of the date written below.

ACCESS GROUP, INC., as Administrator

By
Authorized Signatory

Date:                      ,

EXHIBIT D-1

FORM OF INVESTMENT LETTER FOR SENIOR NOTE

                     ,

PEAKS Trust 2009-1, as Issuer

Deutsche Bank Trust Company Americas, as Secured Party

Deutsche Bank National Trust Company, as Lender Trustee

Deutsche Bank Trust Company Delaware, as Owner Trustee

Re:	PEAKS Trust 2009-1 (the “Issuer”)

Student Loan Asset-Backed Senior Notes (the “Notes”)

Ladies and Gentlemen:

[—] (the “Purchaser”) is today purchasing in a private sale from [—] (the “Seller”) $[—] aggregate Senior Credit Balance of the above-captioned Notes, issued pursuant to the Amended and Restated Indenture and Credit Agreement, dated as of December 31, 2010 (the “Agreement”), among the Issuer, Deutsche Bank Trust Company Americas, as indenture trustee (in such capacity, the “Indenture Trustee”) and as collateral agent (in such capacity, the “Collateral Agent” and in its capacities as Indenture Trustee and as Collateral Agent, the “Secured Party”) and Deutsche Bank National Trust Company, as lender trustee (the “Lender Trustee”).

In connection with the purchase of the Notes, the Purchaser hereby represents and warrants to each of you as follows:

(a) The Purchaser understands that the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or under the securities laws of any state or other jurisdiction (“blue sky laws”), and that the Notes may not be sold, resold, pledged or otherwise transferred except as permitted in the following two sentences. The Purchaser agrees, on its behalf and on behalf of any accounts for which the Purchaser is acting as hereinafter stated, that such Notes may be resold, pledged or transferred only (i) to a person who purchases either all or a percentage interest in the Purchaser’s interest in the Notes, and (ii) either (A) so long as such Notes are eligible for resale pursuant to Rule 144A under the Securities Act (“Rule 144A”), to a person whom the Purchaser reasonably believes after due inquiry is a “qualified institutional buyer” as defined in Rule 144A acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are “qualified institutional buyers”) to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (B) to a person it reasonably believes is an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D of the Securities Act acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are institutional “accredited investors”), or (C) in a sale, pledge or

D-1-1

other transfer made in a transaction otherwise exempt from the registration requirements of the Securities Act and applicable blue sky laws, in which case the Secured Party shall require that (I) both the prospective transferor and the prospective transferee certify to the Secured Party on behalf of the Issuer in writing the facts surrounding such transfer, which certification shall be in form and substance reasonably satisfactory to the Secured Party and (II) a written opinion of counsel satisfactory to the Secured Party be provided to the Secured Party to the effect that such transfer will not violate the Securities Act or applicable blue sky laws. The Purchaser will notify any purchaser of the Notes from it of the above resale restrictions, if then applicable.

(b) The Purchaser is either (i) a “qualified institutional buyer” as defined under Rule 144A under the Securities Act or (ii) an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D of the Securities Act, and in each case is purchasing for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are “qualified institutional buyers” or institutional “accredited investors,” as applicable). The Purchaser is familiar with Rule 144A or Rule 501(a) under Regulation D, as applicable, under the Securities Act and is aware that the Seller of the Notes and other parties intend to rely on the statements made herein and the exemption from the registration requirements of the Securities Act provided by Rule 144A or Rule 501(a) under Regulation D, as applicable. The Purchaser acknowledges that it has received the information specified in paragraph (d)(4) of Rule 144A under the Securities Act. The Purchaser is aware that it (or any account for which it is purchasing) may be required to bear the economic risk of an investment in the Notes for an indefinite period, and it (or such account) is able to bear such risk for an indefinite period.

(c) [Reserved].

(d) The Purchaser agrees that if at some time it wishes to dispose of or exchange any of the Notes, it will not transfer or exchange any of the Notes unless such transfer or exchange is in accordance with the provisions of the Agreement.

(e) The Purchaser represents that if it is an employee benefit plan or other retirement arrangement subject Section 406 of ERISA or Section 4975 of the Code or any federal, state, local, non-U.S. or other plan which is subject to substantially similar law (“Similar Law”), (collectively, a “Plan”) or a person acting on behalf of any such plan or a person using the assets of any such plan, the acquisition, holding and disposition of the Senior Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code because it will satisfy the requirements for exemptive relief under Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or the statutory exemption for nonfiduciary service providers under Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code or another applicable administrative or statutory exemption and in the case of a Plan subject to Similar Law, will not result in a non-exempt violation of such substantially similar law.

D-1-2

(f) The Purchaser has consulted with its own legal counsel, independent accountants and financial advisors to the extent it deems necessary regarding the tax consequences to it of ownership of the Notes, is aware that its taxable income with respect to the Notes in any accounting period may not correspond to the cash flow (if any) from the Notes for such period, and is not purchasing the Notes in reliance on any representations of the Seller or its counsel with respect to tax matters.

(g) The Purchaser understands that the Notes will bear a legend substantially as set forth in the Agreement.

(h) The Purchaser hereby further agrees to be bound by all the terms and conditions of the Notes as provided in the Agreement.

(i) If the Purchaser sells any of the Notes, the Purchaser will obtain from any subsequent purchaser substantially the same representations contained in this Investment Letter.

(j) The undersigned is a sophisticated institutional investor and has such knowledge and experience in financial and business matters and expertise in assessing financial risk, that it is capable of evaluating the merits, risks and suitability of investing in the Notes.

(k) The undersigned has conducted its own independent due diligence investigation of the Issuer, the Guarantor and the Notes, and is relying solely on its own diligence investigation, its own financial analysis, and whatever sources of information it has deemed appropriate, reliable and adequate, with respect to the Notes.

(l) The undersigned is able to bear the economic risks of and an entire loss of its investment in the Notes.

(m) The undersigned [has had the opportunity to consult] [has consulted] with such legal, financial and other advisers as it has deemed appropriate with respect to the Issuer, the Guarantor and the Notes and all related legal, financial, accounting and tax matters.

(n) The undersigned acknowledges that it has had the opportunity to ask questions of and receive answers from the Guarantor and the Issuer regarding the terms and conditions of the Notes and regarding the business, financial affairs and other aspects of the Guarantor and the Issuer, and further has had the opportunity to obtain all information (to the extent the Guarantor or the Issuer, as applicable, possesses or can acquire such information without unreasonable effort or expense) that it deems necessary to evaluate the investment and verify the accuracy of information otherwise provided to the undersigned.

(o) The undersigned acknowledges and agrees to be bound by the confidentiality provisions of Section 20 of the Senior Notes Note Purchase Agreement as if it was a “Note Purchaser” thereunder. [ONLY FOR PURCHASERS OF SENIOR NOTES OTHER THAN THE INITIAL REGISTERED OWNERS]

D-1-3

(p) Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Agreement.

You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

The representations and warranties contained herein shall be binding upon the successors of the undersigned.

Executed at                     , this     day of                     , 200    .

By:

Name: [Purchaser’s Name]
Title: [—]
Address: [—]
Taxpayer ID Number: [—]

D-1-4

EXHIBIT D-2

FORM OF INVESTMENT LETTER FOR SUBORDINATED NOTE

                     ,

PEAKS Trust 2009-1, as Issuer

Deutsche Bank Trust Company Americas, as Secured Party

Deutsche Bank Trust Company Delaware, as Owner Trustee

Access Group, Inc., as Administrator

Re:	PEAKS Trust 2009-1,

[Subordinated Note]

Ladies and Gentlemen:

The undersigned (the “Purchaser”) intends to purchase from [Name of current Registered Owner] the above referenced Note (the “Note”) issued by PEAKS Trust 2009-1 (the “Issuer”) pursuant to the Amended and Restated Indenture and Credit Agreement, dated as of December 31, 2010 (the “Agreement”), by and among the Issuer, Deutsche Bank Trust Company Americas, as indenture trustee (in such capacity, the “Indenture Trustee”) and as collateral agent (in such capacity, the “Collateral Agent” and in its capacities as Indenture Trustee and as Collateral Agent, the “Secured Party”) and Deutsche Bank National Trust Company, as lender trustee (the “Lender Trustee”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

THIS LETTER, OR A FACSIMILE COPY HEREOF, WILL BE DELIVERED TO THE ABOVE ADDRESSEES NO LATER THAN THE DATE OF PURCHASE.

In connection with the purchase of the Note, the undersigned, as an authorized officer or agent of the Purchaser and on behalf of the Purchaser hereby agrees to the following terms and conditions and makes the representations and warranties stated herein with the express understanding that the truth and accuracy of the representations and warranties will be relied upon by the Issuer, the Secured Party, the Owner Trustee and the Administrator:

1. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its creation, and is authorized to purchase the Note and to execute this letter and any other instruments and documents required to be executed by the Purchaser in connection with the purchase of the Note. The person executing this Investment Letter on behalf of the Purchaser and making the certifications included herein is the chief financial officer, a person fulfilling an equivalent function, or other executive or authorized officer of the Purchaser and is duly authorized to do so on the Purchaser’s behalf.

D-2-1

2. The Purchaser qualifies as (i) an “accredited investor” as that term is defined under Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), (ii) a “qualified institutional buyer” as that term is defined in Rule 144A promulgated under the Securities Act and (iii) a “qualified purchaser” as that term is defined in Section 2(a)(51)(A) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and related rules.

3. The Purchaser represents that it is purchasing the Note for its own account or for one or more separate accounts maintained by the Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within the Purchaser’s or their control.

4. The Purchaser understands that the Note has not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Issuer is not required to register the Note.

5. The Purchaser represents that it (a) is a sophisticated investor familiar with transactions similar to its investment in the Note, (b) understands that an investment in the Note involves certain risks, including the risk of loss of all or a substantial part of its investment under certain circumstances, (c) has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of its investment in the Note and (d) is able to bear the economic risk of its investment. The Purchaser represents that it has had access to such financial and other information concerning the transaction as it has deemed necessary or appropriate in order to make an informed investment decision with respect to its acquisition of the Note. The Purchaser represents that it is not relying on the Issuer or any of its Affiliates for information with respect to the Note or any security therefor. The Purchaser has sought such accounting and tax advice as it has considered necessary.

6. The Purchaser understands that none of the Issuer, the Secured Party, the Owner Trustee or the Administrator makes any representation as to the proper characterization of the Note for legal investment or other purposes, or as to the ability of particular investors to purchase the Note for legal investment or other purposes, or as to the ability of particular investors to purchase the Note under applicable investment restrictions.

7. The Purchaser understands that it is the Issuer’s intention that the Note be treated as debt of the Issuer for federal income tax purposes, and by entering into the Subordinated Note Note Purchase Agreement, agrees to so treat the Note and to take no action inconsistent therewith.

8. The Purchaser represents that not it is an employee benefit plan or other retirement arrangement subject Section 406 of ERISA or section 4975 of the Code or any federal, state, local, non-U.S. or other plan which is subject to substantially similar law.

9. The interpretation of the provisions hereof shall be governed and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

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10. The Purchaser agrees and acknowledges that its representations and warranties given hereunder are being relied upon by the addressees in order for any resale of a Note to qualify for the exemption provided by Section 3(c)(7) under the Investment Company Act, and the exemption provided by Section 4(2) and Rule 144A under the Securities Act, and the Purchaser shall be deemed to have reaffirmed the representations and warranties contained in this Investment Letter upon any purchase of an increased principal amount in any Note pursuant to the Agreement, and shall promptly inform the Issuer if any of the representations, warranties or covenants set forth herein are not true as of such date. The Purchaser shall provide notice to any transferees of the transfer restrictions applicable to the Note.

Very truly yours,

[NAME OF PURCHASER]

By
Name
Title

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EXHIBIT E

FORM OF MONTHLY REPORTS

PEAKS Trust 2009-1
Monthly Servicing Report
	Report Date:		[ ]
	Collection Period:	[ ]	[ ]

I		Series 2009-1 Asset and Liability Summary
A.		Student Loan Sub-Account Portfolio and Fund Balance	[ ]	Change	[ ]
	1	Principal Balance	$0.00	$0.00	$0.00
	2	Accrued Interest	$0.00	$0.00	$0.00

	3	Total Principal And Accrued Interest Balance	$0.00	$0.00	$0.00
	4	Fund Accounts Balance	$0.00	$0.00	$0.00

	5	Total Student Loans And Fund Balance	$0.00	$0.00	$0.00

B.		Student Loan Sub-Account Portfolio and Fund Balance	[ ]	Change	[ ]
	1	Weighted Average Coupon (WAC)	0.00%	0.00%	0.00%
	2	Weighted Average Remaining Maturity (WARM) [includes in-school period]	0	0	0
	3	Number of Loans	0	0	0
	4	Number of Borrowers	0	0	0
					Trust Asset/ Liability Ratio	0.00%
D.		Accounts Balance	[ ]	Change	[ ]
	1	Reserve Account	$0.00	$0.00	$0.00

	2	Total Associated Accounts Balance	$0.00	$0.00	$0.00

PEAKS Trust 2009-1
Monthly Servicing Report
	Report Date:	[ ]
	Collection Period:	[ ]

II		Series 2009-1 Trust Sub-Account Transactions and Accruals
A.		Student Loan Cash Principal Activity	[ ]
	1	Borrower Payments	$0.00
	2	Refunds	$0.00
	3	New Acquisitions	$0.00
	4	Hold	$0.00

	5	Total Principal Collections	$0.00

B.		Student Loan Non-Cash Principal Activity
	1	Capitalized Interest	$0.00
	2	Hold	$0.00
	3	Charge-offs	$0.00
	4	Other Adjustments	$0.00

	5	Total Non-Cash Principal Activity	$0.00

C.		Total Student Loan Principal Activity	$0.00

D.		Student Loan Cash Interest Activity		[ ]
	1	Borrower Payments	$0.00
	2	Refunds	$0.00
	3	New Acquisitions	$0.00
	4	Hold	$0.00
	5	Other Adjustments	$0.00

	6	Total Interest Collections	$0.00

E.		Student Loan Non-Cash Interest Activity
	1	Borrower Accruals	$0.00
	2	Capitalized Interest	$0.00
	3	Charge-offs	$0.00
	4	Other Adjustments	$0.00

	5	Total Non-Cash Interest Activity	$0.00

F.		Total Student Loan Interest Activity	$0.00

PEAKS Trust 2009-1
Monthly Servicing Report

	Report Date:	[ ]
	Collection Period:	[ ]

III.		Series 2009-1 Collection Account Activity

A.		Collection Fund	[	]

		Beginning Balance	$0.00
		Transfers to Other Funds	$0.00
	1a	Amount received in the collection account related to the collection period	$0.00
	1b	Earnings	$0.00
	1c	Recoveries	$0.00
	2	Payments under the Guaranty Agreements	$0.00
	3	Hold	$0.00
	4	Hold	$0.00
	5	Hold	$0.00

		Ending Balance	$0.00

			Estimated Due		Distribute from Collection		Transfer from Other Funds
B.		Estimated Required Payments Under Waterfall
	1a	Ordinary Administrative Expenses	$0.00		$0.00		$0.00
	1b	Hold	$0.00		$0.00		$0.00
	2	Hold	$0.00		$0.00		$0.00
	3a	2009-1 Senior Credit Interest	$0.00		$0.00		$0.00
	3b		$0.00		[	]	$0.00
	3c		$0.00		$0.00		$0.00
	4a	2009-1 Credit Principal	$0.00		$0.00		$0.00
	4b		$0.00		$0.00		$0.00
	4c		$0.00		$0.00		$0.00
	5	Hold	$0.00		$0.00		$0.00
	6	Hold	$0.00		$0.00		$0.00
	7	Hold	$0.00		$0.00		$0.00
	8	Hold	$0.00		$0.00		$0.00
	9	Hold	$0.00		$0.00		$0.00
	10	Hold	$0.00		$0.00		$0.00
	11	Hold	$0.00		$0.00		$0.00
	12	Hold	$0.00		$0.00		$0.00
	13	Remainder to Issuer	$0.00		$0.00		$0.00

		Total Interest Collections	$0.00		$0.00		$0.00

PEAKS Trust 2009-1
Monthly Servicing Report

	Report Date:		[ ]
	Collection Period:	[ ]	[ ]

IV.		Collection Account Credit Waterfall for Payments

								Remaining	CAPI
								Funds Balance	Account Balance Uses
A.		Total Available Funds (Collection Account)					$0.00	$0.00

B	First	Administrative Expenses					$0.00	$0.00	$0.00

	Second	Hold					$0.00	$0.00	$0.00

C	Third	Payment of Monthly Interest Amount on Senior Credit:

			Rate	Balance	Duration
			0.00%	$0.00	0 days		$0.00	$0.00	$0.00

D	Fourth	Payment of Principal Payment Amount on Senior Credit:

							$0.00	$0.00	$0.00

E	Fifth	Hold					$0.00	$0.00	$0.00

F	Sixth	Hold					$0.00	$0.00	$0.00

G	Seventh	Hold					$0.00	$0.00	$0.00

					[	]

H	Eight	Hold					$0.00	$0.00	$0.00

I	Ninth	Hold					$0.00	$0.00	$0.00

J	Tenth	Hold					$0.00	$0.00	$0.00

K	Eleventh	Hold					$0.00	$0.00	$0.00

L	Twelfth	Hold					$0.00	$0.00	$0.00

M	Thirteenth	Remainder to Issuer					$0.00	$0.00	$0.00

PEAKS Trust 2009-1
Monthly Servicing Report

	Report Date:	[	]
	Collection Period:	[	]

V.		Series 2009-1 Asset Percentages

A.		2009-1 Trust Asset/Liability Ratio	[	]

	1	Student Loan Portfolio Balance (plus accrued and unpaid interest)	$0.00
	2	Collection Account and Reserve Account Balances	$0.00
	3	2009-1 Senior Credit Outstanding (plus accrued and unpaid interest)	$0.00
	4	Acquisition Account Balance	$0.00

	4	2009-1 Trust Asset/Liability Ratio	0.00%

		Series 2009-1 Guarantor Triggers

			Trigger	Actual	Compliance
B.		Guarantor
	1	Debt:EBITDA (on-balance sheet)	>2.5:1.00	0.00:0.00	YES/NO
	2	Debt:EBITDA (on-balance sheet + off-balance sheet guarantees)	>3.5:1.01	0.00:0.00	YES/NO
	3	Cash/Cash Equivalents/Restricted Cash	<$100,000,000.00	$0.00	YES/NO
	4	Cash/Cash Equivalents/Restricted Cash/ST Investments/Unused Revolving Credit Commitment	<$200,000,000.00	$0.00	YES/NO
	5	Title IV Ineligible Schools	>25% of Guarantor Revenues	0.00%	YES/NO

PEAKS Trust 2009-1
Monthly Servicing Report

	Report Date:	[ ]
	Collection Period:	[ ]	[ ]

VII.	Series 2009-1 Notes	Aggregated Acquisition Account Portfolio Status

	Status	# of Loans	Amount ($)	Percentage (%)
	INTERIM:		Includes Accrued Int.
A	In School
	Current	0	$0	0.00%

B	In Grace
	Current	0	$0	0.00%

C	TOTAL INTERIM	0	$0	0.00%

D	REPAYMENT:
	Active
	Current	0	$0.00	0.00%
	1-29 Days Delinquent	0	$0.00	0.00%
	30-59 Days Delinquent	0	$0.00	0.00%
	60-89 Days Delinquent	0	$0.00	0.00%
	90-119 Days Delinquent	0	$0.00	0.00%
	> 120 Days Delinquent	0	$0.00	0.00%

E	Deferment:
	Current	—	$0.00	—

F	Forbearance:
	Current	0	$0.00	0.00%

G	TOTAL REPAYMENT	0	$0.00	0.00%

	Claims / Interim Charge-Offs	0	$0.00	0.00%

H	TOTAL Charge-offs	0	$0.00	0.00%

I	TOTAL PORTFOLIO (a)	0	$0.00	0.00%

PEAKS Trust 2009-1

School Trust Sub-Account Portfolio Trend Analysis Report

[    ]

IX		SERIES 2009-1

		Collection Periods	[ ]	October-09	November-09	December-09	January-09	February-10	March-10	April-10	May-10	June-10	July-10
		Reporting Date	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
A	1	Series 2009-1 Senior Credit	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

B	1	Acquisition Account Principal Balance	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
	2	Reserve Account Balance	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
	3	Total Principal and Accrued Interest Balance	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
	4	Number of Loans in Account	0	0	0	0	0	0	0	0	0	0	0
	5	Number of Borrowers in Account	0	0	0	0	0	0	0	0	0	0	0

C	1	Borrower Payments- Principal	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
	2	Borrower Payments- Interest	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

D	1	Hold	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
	2	Ordinary Administrative Expenses	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
	3	Remainder to Issuer	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

E	1	Weighted Average Coupon (WAC)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	2	Weighted Average Remaining Maturity (WARM)	—	—	—	—	—	—	—	—	—	—	—

F	1	2009-1 Credit	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
	2	Hold	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
	3	Hold	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
	4	Parity	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	5	Prepayments	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
	6	Defaults	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
	7	Recoveries	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
	8	Prepayments	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	9	Defaults	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	10	Recoveries	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

EXHIBIT F

FORM OF OFFICER’S CERTIFICATE OF THE SECURED PARTY

PURSUANT TO SECTION 2.11(n)

F-1